Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NEWPORT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 29, 2016

Dear Stockholder:

        You are invited to attend a special meeting of stockholders of Newport Corporation, a Nevada corporation (the "Company," "Newport," "we" or "our"), to be held on April 27, 2016, at 9:00 a.m., local time, at 1791 Deere Avenue, Irvine, California 92606.

        On February 22, 2016, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with MKS Instruments, Inc., a Massachusetts corporation ("Parent"), and its newly formed, wholly owned subsidiary, PSI Equipment, Inc., a Nevada corporation ("Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the special meeting, we will ask you to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. If the Merger is completed, you will be entitled to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax, for each share of Newport common stock that you own. At the special meeting, you will also be asked to consider and vote upon, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger.

        After careful review and consideration, the board of directors of Newport unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders. After such consideration, the board of directors of Newport approved the Merger Agreement and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement.

        The board of directors of Newport unanimously recommends that you vote "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the proposal to postpone or adjourn the special meeting to solicit additional proxies if there are not sufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, if deemed necessary or appropriate by the board of directors of Newport, and "FOR" the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger.

        Your vote is important. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. It is important that your shares be represented and voted whether or not you plan to attend the special meeting in person. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the special meeting.

Sincerely, /s/ ROBERT J. PHILLIPPY Robert J. Phillippy President and Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger or the Merger Agreement, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated March 29, 2016 and is first being mailed to stockholders on or about March 29, 2016.

NEWPORT CORPORATION
1791 Deere Avenue
Irvine, CA 92606

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on April 27, 2016

To the Stockholders of Newport Corporation:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Newport Corporation ("Newport") will be held at our corporate headquarters, located at 1791 Deere Avenue, Irvine, California 92606 on April 27, 2016 at 9:00 a.m., local time, to consider and act on the following proposals at the special meeting:

          1.     To adopt and approve the Agreement and Plan of Merger, dated as of February 22, 2016 (the "Merger Agreement"), by and among Newport, MKS Instruments, Inc., a Massachusetts corporation ("Parent"), and PSI Equipment, Inc., a Nevada corporation and a newly formed, wholly owned subsidiary of Parent ("Merger Sub"), and the transactions contemplated thereby, including the merger of Merger Sub with and into Newport (the "Merger"), with Newport surviving the Merger as a wholly owned subsidiary of Parent (the "Merger Proposal"). Pursuant to the terms of the Merger Agreement, each share of Newport common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the treasury of Newport or shares owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of Newport, Parent or Merger Sub immediately prior to the effective time of the Merger) will be cancelled and converted into the right to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax;

          2.     To approve the postponement or adjournment of the special meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal, if deemed necessary or appropriate by the board of directors of Newport (the "Adjournment Proposal"); and

          3.     To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger (the "Merger-Related Named Executive Officer Compensation Proposal"), as disclosed pursuant to Item 402(t) of Regulation S-K in "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers" beginning on page 60 of the accompanying proxy statement.

        No other business may be transacted at the special meeting.

        The accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, more fully describe these items of business. We urge you to read this information carefully.

        The board of directors of Newport unanimously recommends that you vote (1) "FOR" the Merger Proposal; (2) "FOR" the Adjournment Proposal; and (3) "FOR" the Merger-Related Named Executive Officer Compensation Proposal. The approval by Newport stockholders of the Merger Proposal is required to complete the Merger described in the accompanying proxy statement.

        Only holders of record of shares of our common stock at the close of business on March 21, 2016, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. If you have any questions concerning the Merger, the special meeting or the accompanying proxy statement, need help voting your shares of Newport common stock, or would like additional copies, without charge, of the enclosed proxy statement or proxy card, please contact Newport's proxy solicitor, MacKenzie Partners, Inc., using the information below:

Call Collect: (212) 929-5500
Toll Free: (800) 322-2885
Email to: proxy@mackenziepartners.com
Address: 105 Madison Avenue, New York, New York 10016

        Your vote is very important.    It is important that your shares be represented and voted whether or not you plan to attend the special meeting in person. You may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the special meeting. If your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting against the Merger Proposal.

By Order of the Board of Directors,
/s/ JEFFREY B. COYNE Jeffrey B. Coyne, Senior Vice President, General Counsel and Corporate Secretary

Irvine, California
March 29, 2016

EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY PROXY PRIOR TO THE SPECIAL MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

QUESTIONS AND ANSWERS ABOUT THE MERGER
AND THE SPECIAL MEETING

        The following questions and answers briefly address some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Newport Corporation. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We encourage you to read this proxy statement, including the annexes, in its entirety because it explains the proposed merger, the documents related to the merger and other related matters. In this proxy statement, the terms "the Company," "we," "our," "ours," "us" and "Newport" refer to Newport Corporation. We refer to MKS Instruments, Inc. as "Parent" and PSI Equipment, Inc. as "Merger Sub."

Q:
Why am I receiving this proxy statement and proxy card?

A:
You are receiving this proxy statement and proxy card because, as of March 21, 2016, the record date for the determination of stockholders entitled to notice of and to vote at the special meeting (the "Record Date"), you owned shares of our common stock, par value $0.1167 per share ("Company Common Stock"). We have entered into the Agreement and Plan of Merger, dated as of February 22, 2016 (the "Merger Agreement"), by and among Newport, Parent, and Merger Sub. Pursuant to the Merger Agreement, subject to the adoption and approval of the Merger Agreement and the Merger (as defined below) by our stockholders and the satisfaction of other conditions to the completion of the transactions specified in the Merger Agreement, Merger Sub will merge with and into Newport (the "Merger"), with Newport surviving the Merger as a wholly owned subsidiary of Parent, and Company Common Stock will be delisted from NASDAQ Global Select Market ("NASDAQ"). A copy of the Merger Agreement is attached to this proxy statement as Annex A.

  In order to complete the Merger, our stockholders must vote to approve the Merger Proposal (as defined below). We will hold a special meeting of our stockholders to obtain this approval. Our board of directors (the "Company Board") is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to the stockholders at the special meeting. You should read this proxy statement and the annexes carefully. The enclosed proxy card and voting instructions allow you, as a Newport stockholder, to have your shares voted at the special meeting without attending the special meeting. Your proxy is being solicited by the Company Board.

  Your vote is very important. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the Merger Proposal (as defined below). We encourage you to submit your proxy as soon as possible.

Q:
When and where is the special meeting?

A:
The special meeting of our stockholders will be held on April 27, 2016, at 1791 Deere Avenue, Irvine, California 92606, at 9:00 a.m. local time.

Q:
What will happen in the Merger?

A:
Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease. The Company will survive the Merger as a wholly owned subsidiary of Parent, and Company Common Stock will be delisted from NASDAQ.

Q:
As a holder of shares of Company Common Stock, what will I receive in the Merger?

A:
Upon the completion of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the treasury of Newport, or shares owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of Newport, Parent or Merger Sub immediately prior to the effective time of the Merger (collectively, the "Excluded Shares")), will be automatically cancelled and converted into the right to receive $23.00 in cash, without interest, and subject to deduction for any required withholding tax. For example, if you own 100 shares of Company Common Stock, you will be entitled to receive $2,300.00 in cash, without interest, and subject to deduction for any required withholding tax, in exchange for your shares. Any withheld amounts will be treated for all purposes as having been paid to the holder of Company Common Stock in respect of whose shares the withholding was made.

Q:
What will holders of Newport equity awards receive in the Merger?

A:
Restricted Stock Units.    At the effective time of the Merger, each restricted stock unit (each, a "Company RSU") granted under any stock option or equity compensation plan, arrangement or agreement of the Company ("Company Equity Plans") that is outstanding immediately prior to the effective time of the Merger and as to which shares of Company Common Stock will not have been fully distributed in connection with the closing of the Merger will be assumed by Parent, and will continue to have and be subject to the same terms and conditions (including the same vesting conditions) as were in effect for such Company RSU immediately prior to the effective time of the Merger, except that such Company RSU will become an award for a number of shares of common stock, no par value, of Parent ("Parent Common Stock") equal to the number of shares of Company Common Stock subject to such Company RSU multiplied by a fraction (the "Equity Award Exchange Ratio"), the numerator of which will be the merger consideration of $23.00 per share and the denominator of which will be the average of the volume weighted average price per share of Parent Common Stock on NASDAQ over the five consecutive trading days ending on the second complete trading day preceding the closing date for the Merger (with the result rounded down to the nearest whole share).

  Stock Appreciation Rights.    At the effective time of the Merger, each stock appreciation right granted under a Company Equity Plan (each, a "Company SAR"), whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger will be assumed by Parent, and will continue to have and be subject to the same terms and conditions (including vesting schedule) as were in effect for such Company SAR immediately prior to the effective time of the Merger, except that such Company SAR will become an award for a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company SAR multiplied by the Equity Award Exchange Ratio (rounded down to the nearest whole share), with a per share base value equal to the per share base value for such Company SAR immediately prior to the effective time of the Merger, divided by the Equity Award Exchange Ratio (rounded up to the nearest whole cent).

  Notwithstanding the above, the Merger Agreement provides that the treatment described above may be changed by agreement of the Company and Parent with respect to Company RSUs and Company SARs held by non-U.S. employees and/or non-employee directors of the Company. As permitted by the Merger Agreement, the Company intends to cause all Company RSUs held by non-employee directors of the Company to accelerate and vest in full and be settled immediately prior to the effective time of the Merger.

  See the section entitled "The Merger Agreement—Treatment of Newport Equity Awards" beginning on page 68 of this proxy statement.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and expect to complete the Merger in the second quarter of 2016. However, because there are certain conditions that must be met before completing the Merger, we cannot be certain of the timing of the completion of the Merger. See the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 85 of this proxy statement.

Q:
What are Newport stockholders being asked to vote on and why is this approval necessary?

A:
Newport stockholders are being asked to consider and vote on the following three proposals:

1.
To adopt and approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, and the transactions contemplated thereby, including the Merger (the "Merger Proposal");

2.
To approve the postponement or adjournment of the special meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal, if deemed necessary or appropriate by the Company Board (the "Adjournment Proposal"); and

3.
To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger (the "Merger-Related Named Executive Officer Compensation Proposal"), as disclosed pursuant to Item 402(t) of Regulation S-K in "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers" beginning on page 60 of this proxy statement.

  Newport stockholder approval of the Merger Proposal is required for completion of the Merger. Newport stockholder approval of the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal are not required for completion of the Merger. No other matters are intended to be brought before the special meeting by Newport.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote your shares of Company Common Stock as soon as possible so that your shares of Company Common Stock will be represented at the special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares of Company Common Stock are held in "street name" through your broker, bank or other nominee.

Q:
How do I cast my vote?

A:
Before you vote, you should read this proxy statement, including its annexes, in its entirety and carefully consider how the Merger affects you.

  If you were a holder of record of Company Common Stock on the Record Date, you may vote in person at the special meeting, by submitting a proxy for the special meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or by granting a proxy electronically via the Internet or by telephone by following the instructions on the enclosed proxy card. Internet and telephone proxy submissions are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. You must have the enclosed proxy card available, and follow the instructions on such proxy card, in order to grant a proxy over the Internet or telephone.

  If you sign, date and mail your proxy and do not indicate how you want to vote, your proxy will be voted "FOR" the Merger Proposal, "FOR" the Adjournment Proposal and "FOR" the Merger-Related Named Executive Officer Compensation Proposal.

  If you hold your shares of Company Common Stock in "street name," which means your shares are held of record by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting instructions provided by your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, they will not be permitted to vote your shares. A "broker non-vote" occurs with respect to a particular proposal when a nominee holding shares for a beneficial owner returns a valid proxy but does not vote on such proposal because the nominee does not have discretionary voting authority with respect to such proposal and has not received instructions with respect to such proposal from the beneficial owner of the shares. Also, please note that if your shares are held in "street name" and you wish to vote at the special meeting in person, you must bring to the special meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting.

Q:
Who can vote or submit a proxy to vote and attend the special meeting?

A:
All holders of record of Company Common Stock as of the close of business on the Record Date are entitled to receive notice of and to attend and to vote or submit a proxy to vote at the special meeting. If your shares are held of record in an account at a brokerage firm, bank or other nominee, such broker, bank or other nominee is considered the holder of record of your shares and will forward the proxy notice and materials to you with a voting instruction form explaining how to vote your shares. If you want to attend the special meeting and your shares are held of record by a broker, bank or other nominee, then you must bring to the special meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting.

Q:
How does the Company Board recommend that I vote?

A:
The Company Board unanimously recommends that you vote:

•
"FOR" the Merger Proposal;

•
"FOR" the Adjournment Proposal; and

•
"FOR" the Merger-Related Named Executive Officer Compensation Proposal.

Q:
Why is the Company Board recommending that I vote "FOR" the Merger Proposal?

A:
After careful review and consideration, the Company Board, upon the unanimous recommendation of an independent committee of the Company Board, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders. After such consideration, the Company Board approved the Merger Agreement and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement. In reaching its decision to approve the Merger Proposal and, subject to the terms and conditions of the Merger Agreement, to recommend the approval of the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal by our stockholders, the Company Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement. The Company Board also considered each of the items set forth under "The Merger—Recommendation of the Company Board; Our Reasons for the Merger" beginning on page 40 of this proxy statement.

Q:
Do any of Newport's directors or executive officers have interests in the Merger that may differ from those of the stockholders?

A:
Yes. Our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the stockholders. See the section entitled "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 56 of this proxy statement. The members of the Company Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Merger and in recommending that the stockholders vote to approve the Merger Proposal.

Q:
How does the per share merger consideration compare to the market price of Company Common Stock?

A:
The merger consideration of $23.00 per share of Company Common Stock represents a premium of (i) 57% compared to $14.69, our average closing price for the one-month period ended February 22, 2016, the last trading date prior to public announcement of the proposed Merger, (ii) 52% compared to $15.14, our average closing price for the six-month period ended as of such date, and (iii) 53% compared to the closing price of $15.04 on February 22, 2016, the last trading date prior to public announcement of the proposed Merger.

Q:
What vote of Newport stockholders is required to approve the Merger Proposal?

A:
As a condition of the Merger and assuming a quorum is present, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote. The obligations of the Company and Parent to complete the Merger are also subject to the satisfaction or waiver of several other conditions as set forth in the Merger Agreement. If you do not vote, or if you indicate on your proxy that you abstain from voting on the Merger Proposal, it will have the same effect as voting "AGAINST" the Merger Proposal. If your shares of Company Common Stock are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as voting "AGAINST" the Merger Proposal.

Q:
What vote of Newport stockholders is required to approve the Adjournment Proposal?

A:
The affirmative vote of a majority of the shares of Company Common Stock, present in person or represented by proxy at the special meeting and entitled to vote, is required to approve the Adjournment Proposal, whether or not a quorum is present. If you indicate on your proxy that you abstain from voting on the Adjournment Proposal, it will have the same effect as voting "AGAINST" the Adjournment Proposal. If you are a holder of record of Company Common Stock on the Record Date and do not vote, or if your shares of Company Common Stock are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you fail to give voting instructions to your broker, bank or other nominee with respect to the Adjournment Proposal, it will have no effect on the outcome of the Adjournment Proposal (unless you give voting instructions to your broker, bank, or other nominee with respect to at least one other proposal to be voted on at the special meeting, in which case your failure to give such voting instructions with respect to the Adjournment Proposal will have the same effect as voting "AGAINST" the Adjournment Proposal).

Q:
Why am I being asked to approve the Merger-Related Named Executive Officer Compensation Proposal, on an advisory, non-binding basis?

A:
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and rules adopted by the Securities and Exchange Commission (the "SEC"), we are required to provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation arrangements between the Company and its named executive officers that are based on or that otherwise relate to the Merger. Approval of these compensation arrangements is not a condition to completion of the Merger, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on the Company or Parent, or their respective boards of directors or compensation committees.

Q:
What happens if the stockholders do not approve the Merger-Related Named Executive Officer Compensation Proposal at the special meeting?

A:
Approval of the Merger-Related Named Executive Officer Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger-Related Named Executive Officer Compensation Proposal is an advisory vote and will not be binding on the Company or Parent, or their respective boards of directors or compensation committees. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers may become eligible to receive the compensation contemplated by these arrangements in accordance with their respective terms and conditions.

Q:
What vote of Newport stockholders is required to approve the Merger-Related Named Executive Officer Compensation Proposal?

A:
Assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock, present in person or represented by proxy at the special meeting and entitled to vote, is required to approve the Merger-Related Named Executive Officer Compensation Proposal. The vote regarding the Merger-Related Named Executive Officer Compensation Proposal is an advisory vote, and therefore, is not binding on Newport or the Company Board or the Company's compensation committee. If you indicate on your proxy that you abstain from voting on the Merger-Related Named Executive Officer Compensation Proposal, it will have with respect to the Merger-Related Named Executive Compensation Proposal, the same effect as voting "AGAINST" the Merger-Related Named Executive Officer Compensation Proposal. If you are a holder of record of Company Common Stock on the Record Date and do not vote, or if your shares of Company Common Stock are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you fail to give voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the Merger-Related Named Executive Officer Compensation Proposal (unless you give voting instructions to your broker, bank, or other nominee with respect to at least one other proposal to be voted on at the special meeting, in which case your failure to give such voting instructions with respect to the Merger-Related Named Executive Officer Compensation Proposal will have the same effect as voting "AGAINST" the Merger-Related Named Executive Officer Compensation Proposal).

Q:
How many votes am I entitled to cast for each share of Company Common Stock I own?

A:
For each share of Company Common Stock that you owned on the Record Date, you are entitled to cast one vote on each matter to be voted upon at the special meeting. As of the Record Date, there were 38,879,965 shares of Company Common Stock outstanding and entitled to vote, held by 731 stockholders of record based upon the records of our transfer agent, which do not include beneficial owners of Company Common Stock whose shares are held in the names of various brokers, banks and other nominees.

Q:
What constitutes a quorum?

A:
The presence in person or by proxy of a majority of the shares of Company Common Stock issued and outstanding and entitled to vote on the Record Date is required for a quorum at the special meeting. Abstentions are counted as present for purposes of determining the presence of a quorum. A broker non-vote is counted as present for purposes of determining the presence of a quorum if the beneficial owner whose failure to provide voting instructions with respect to a particular proposal that has resulted in such broker non-vote has instructed such beneficial owner's nominee how to vote with respect to at least one other proposal to be voted on at the special meeting. Otherwise, a broker non-vote is not counted as present for purposes of determining the presence of a quorum.

Q:
What will happen if I abstain from voting or fail to vote on the proposals or fail to instruct my broker, bank or other nominee to vote on the proposals?

A:
If you indicate on your proxy that you abstain from voting on a proposal, it will have the same effect as a vote against the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal.

  If you are the holder of record of your shares of Company Common Stock on the Record Date, and you do not attend the meeting and fail to cast your vote, by proxy card or electronically via the Internet or by telephone, it will have the same effect as a vote against the Merger Proposal, and it will have no effect on the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal.

  If your shares of Company Common Stock are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote against the Merger Proposal, but it will have no effect on the outcome of the Adjournment Proposal or the outcome of the Merger-Related Named Executive Officer Compensation Proposal (unless, in the case of each of the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal, you give voting instructions to your broker, bank or other nominee with respect to at least one other proposal to be voted on at the special meeting, in which case your failure to give such voting instructions with respect to the Adjournment Proposal or the Merger-Related Named Executive Officer Compensation Proposal, as applicable, will have the same effect as voting "AGAINST" such proposal).

Q:
When should I submit my proxy?

A:
You should submit your proxy as soon as possible so that your shares will be voted at the special meeting. Proxies must be received by the Company by the day before the meeting in order to be voted at the special meeting.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. If you were a Company stockholder of record on the Record Date, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways:

•
delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked (written revocations may be sent to our Corporate Secretary at our corporate offices at 1791 Deere Avenue, Irvine, California 92606);

  •
  signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

  •
  submitting another proxy by telephone or over the Internet by 11:59 p.m. Eastern time on the date prior to the date of the special meeting (your latest telephone or Internet proxy submitted by such time will govern); or

  •
  attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

  If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. In order to ensure that all of your shares are voted at the special meeting, please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:
Am I entitled to dissenters' rights in connection with the Merger?

A:
Because the Company Common Stock was listed on NASDAQ on the Record Date and the merger consideration is cash, you will not be entitled to dissenters' rights under the Nevada Revised Statutes (the "NRS").

Q:
Is the Merger expected to be taxable to me?

A:
The Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 61 of this proxy statement) whose shares of Company Common Stock are cancelled and converted into the right to receive cash in the Merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any required withholding tax) and the holder's adjusted tax basis in such shares. A "non-U.S. holder" (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 61 of this proxy statement) whose shares of Company Common Stock are cancelled and converted into the right to receive cash in the Merger will generally not be required to recognize gain or loss for U.S. federal income tax purposes unless the non-U.S. holder has certain connections to the United States.

  You should read "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 61 of this proxy statement for a more complete discussion of the U.S. federal income tax consequences of the Merger.

  Because individual circumstances may differ, you should consult your tax advisor to determine the particular U.S. federal, state, local and/or foreign tax consequences of the Merger to you.

Q:
Should I send in my share certificates now?

A:
No, please do not send us your share certificates at this time. After the Merger is completed, Wells Fargo Shareowner Services, our paying agent, will send you a letter of transmittal with written instructions for exchanging your share certificates (and/or any uncertificated shares that you may hold in book entry form) for the merger consideration. These instructions will tell you how and where to send in your certificates for your merger consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions.

  If you are not a registered stockholder—that is, if you hold your shares of Company Common Stock in "street name,"—then payment of the merger consideration in exchange for your shares will be processed in accordance with the applicable procedures of your broker, bank or other nominee.

Q:
What should I do if I have lost my share certificates?

A:
If you have lost your share certificates, please contact our transfer agent, Wells Fargo Shareowner Services, at (800) 468-9716, to obtain replacement certificates.

Q:
What happens if the Merger is not completed?

A:
If our stockholders do not approve the Merger Proposal or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, we would remain an independent public company, and shares of Company Common Stock would continue to be listed and traded on NASDAQ. Under specified circumstances, we may be required to pay Parent a termination fee of $32,600,000 as described in "The Merger Agreement—Transaction Expenses and Termination Fees" beginning on page 88 of this proxy statement.

Q:
What happens if I sell my shares of Company Common Stock before the special meeting?

A:
The Record Date is earlier than the date of the special meeting and the date that the Merger is expected to be completed. If you transfer your shares of Company Common Stock after the Record Date, but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive $23.00 per share in cash, without interest and subject to deduction for any required withholding tax, to be received by our stockholders in the Merger. The merger consideration is payable only to those stockholders who hold their shares immediately prior to the effective time of the Merger.

Q:
Are there any other risks to me from the Merger which I should consider?

A:
Yes. There are risks associated with all business combinations, including the Merger. Please see the section titled "Cautionary Statement Concerning Forward-Looking Statements" on page 22.

Q:
Who can help answer my questions?

A:
If you have any questions about the Merger or how to submit your proxy, or if you would like additional copies, without charge, of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor, MacKenzie Partners Inc., at:

Call Collect: (212) 929-5500
Toll Free: (800) 322-2885
Email to: proxy@mackenziepartners.com
Address: 105 Madison Avenue, New York, New York 10016

SUMMARY

        This summary, together with the preceding section of this proxy statement entitled "Questions and Answers About the Merger and the Special Meeting," highlights selected information from this proxy statement and may not contain all of the information that is important to you as a stockholder of Newport or that you should consider before voting on the Merger Proposal. To better understand the Merger, you should read carefully this entire proxy statement and all of its annexes, including the Merger Agreement, which is attached as Annex A, before voting on the Merger Proposal. In addition, we incorporate by reference important business and financial information about Newport in this document. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under "Where You Can Find More Information" beginning on page 99 of this proxy statement.

The Companies (page 28)

  Newport Corporation
  1791 Deere Avenue
  Irvine, CA 92606
  (949) 863-3144
  www.newport.com

        Newport is a global supplier of advanced technology products and systems to a wide range of industries, including scientific research, microelectronics, defense and security, life and health sciences, and industrial markets. Newport provides a broad portfolio of products to customers in these end markets, allowing us to offer them an end-to-end resource for photonics solutions. Newport provides a wide range of photonics technology and products designed to enhance the capabilities and productivity of our customers' precision applications, including: lasers and laser technology, including solid-state lasers, ultrafast lasers and laser systems, tunable lasers and fiber lasers; optical components and subassemblies, including precision laser optics and opto-mechanical subassemblies, optics and lens assemblies for thermal imaging, thin-film optical filters, and ruled and holographic diffraction gratings; photonics instruments, systems and components, including optical power and energy meters, light sources, optical detectors and modulators, laser beam profilers, monochromators, spectroscopy instrumentation, laser diode controllers and drivers, and laser diode burn-in and life test systems; high-precision positioning products and systems; vibration isolation products and systems; and three-dimensional non-contact measurement sensors and equipment.

        For additional information about Newport and our business, see the section entitled "Where You Can Find More Information" beginning on page 99 of this proxy statement.

  MKS Instruments, Inc.
  2 Tech Drive, Suite 201
  Andover, MA 01810
  (978) 645-5500
  www.mksinst.com

        MKS Instruments, Inc. was founded in 1961 as a Massachusetts corporation. The company is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. The company also provides services relating to the maintenance and repair of its products, software maintenance, installation services and training.

  PSI Equipment, Inc.
  2 Tech Drive, Suite 201
  Andover, MA 01810
  (978) 645-5500

        PSI Equipment, Inc. a Nevada corporation and a wholly owned subsidiary of Parent, was organized solely for the purpose of entering into the Merger Agreement with Newport and completing the Merger and has not conducted any business operations other than those incident to its formation and the transactions contemplated by the Merger Agreement. If the Merger is completed, Merger Sub will cease to exist following its merger with and into Newport.

The Merger (page 28)

        Pursuant to the terms of the Merger Agreement, Newport will be acquired by Parent. We encourage you to carefully read in its entirety the Merger Agreement, which is the principal document governing the Merger. The Merger Agreement is attached to this proxy statement as Annex A.

        The Merger Agreement provides that Merger Sub will merge with and into Newport, with Newport continuing as the surviving corporation and a wholly owned subsidiary of Parent. Upon the completion of the Merger, each share of Company Common Stock outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares), will be cancelled and converted into the right to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax.

Treatment of Newport Equity Awards (page 68)

        Restricted Stock Units.    At the effective time of the Merger, each Company RSU granted under any Company Equity Plan that is outstanding immediately prior to the effective time of the Merger and as to which shares of Company Common Stock will not have been fully distributed in connection with the closing of the Merger will be assumed by Parent, and will continue to have and be subject to the same terms and conditions (including the same vesting conditions) as were in effect for such Company RSU immediately prior to the effective time of the Merger, except that such Company RSU will become an award for a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company RSU multiplied by the Equity Award Exchange Ratio (with the result rounded down to the nearest whole share).

        Stock Appreciation Rights.    At the effective time of the Merger, each Company SAR, whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger will be assumed by Parent, and will continue to have and be subject to the same terms and conditions (including vesting schedule) as were in effect for such Company SAR immediately prior to the effective time of the Merger, except that such Company SAR will become an award for a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company SAR, multiplied by the Equity Award Exchange Ratio (rounded down to the nearest whole share), with a per share base value equal to the per share base value for such Company SAR immediately prior to the effective time of the Merger, divided by the Equity Award Exchange Ratio (rounded up to the nearest whole cent).

        Notwithstanding the above, the Merger Agreement provides that the treatment described above may be changed by agreement of the Company and Parent with respect to Company RSUs and Company SARs held by non-U.S. employees and/or non-employee directors of the Company. As permitted by the Merger Agreement, the Company intends to cause all Company RSUs held by non-employee directors of the Company to accelerate and vest in full and be settled immediately prior to the effective time of the Merger.

Treatment of Newport's Employee Stock Purchase Plan (page 69)

        New offerings under the Company's employee stock purchase plan (the "Company ESPP") have been frozen such that no offering or purchase period will begin on or after the date of the Merger Agreement. The Company ESPP will terminate no later than the business day immediately preceding the closing date for the Merger in accordance with its terms in such manner as results in no participant in the Company ESPP having any right at or after the effective time of the Merger to (A) purchase shares of Company Common Stock or any other security of the Company, Parent, the Surviving Corporation or any other person under the Company ESPP or (B) receive any cash payment or other consideration for his or her terminated rights under the Company ESPP (other than a refund of amounts withheld by the Company on behalf of such participant that have not been used to purchase shares of Company Common Stock prior to the termination of the Company ESPP, without interest, pursuant to the terms of the Company ESPP upon the termination of the Company ESPP).

The Newport Special Meeting (page 23)

        The special meeting of stockholders will be held on April 27, 2016 at 9:00 a.m., local time, at 1791 Deere Avenue, Irvine, CA 92606. At the special meeting, you will be asked to consider and vote on the Merger Proposal, the Adjournment Proposal, and the Merger-Related Named Executive Officer Compensation Proposal.

Stockholders Entitled to Vote; Record Date (page 24)

        Only holders of record of shares of Company Common Stock on the Record Date may vote at the special meeting. For each share of Company Common Stock that you owned on the Record Date, you are entitled to cast one vote on each matter voted upon at the special meeting. On the Record Date, there were 38,879,965 shares of Company Common Stock outstanding and entitled to vote at the special meeting.

Quorum and Vote Required (page 24)

        A quorum of stockholders is necessary to hold the special meeting. The required quorum for the transaction of business at the special meeting shall exist when the holders of a majority of the shares of Company Common Stock entitled to vote at the special meeting are either present in person or represented by proxy. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to solicit additional proxies. Abstentions count as present for establishing a quorum. A broker non-vote counts for purposes of establishing a quorum if the beneficial owner whose failure to provide voting instructions with respect to a particular proposal that has resulted in such broker non-vote has instructed such beneficial owner's nominee how to vote with respect to at least one other proposal to be voted on at the special meeting. Otherwise, a broker non-vote does not count for purposes of establishing a quorum.

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote. Failure to vote, by proxy or in person, will have the same effect as a vote "AGAINST" the Merger Proposal. The Adjournment Proposal will be approved if a majority of the shares of Company Common Stock, present in person or represented by proxy and entitled to vote at the special meeting, vote in favor of the proposal. The Merger-Related Named Executive Officer Compensation Proposal will be approved if a majority of the shares of Company Common Stock, present in person or represented by proxy and entitled to vote at the special meeting, vote in favor of the proposal.

Shares Owned by Our Directors and Executive Officers (page 25)

        As of the Record Date, our directors and executive officers were entitled to vote approximately 728,556 shares of Company Common Stock, or approximately 1.87% of total Company Common Stock outstanding on that date. These numbers do not give effect to outstanding Company RSUs, which are not entitled to vote at the special meeting. Our directors and executive officers have each entered into a stockholder agreement (collectively, the "Stockholder Agreements") with Parent. Each Stockholder Agreement (i) requires the applicable stockholder to vote such stockholder's shares of Company Common Stock in favor of (and to grant a proxy to Parent to vote in favor of) adoption and approval of the Merger Agreement and to vote against the approval or adoption of any alternative acquisition proposal and (ii) prohibits the applicable stockholder from transferring such stockholder's shares of Company Common Stock, each subject to the exceptions described in the Stockholder Agreement. A copy of the form of Stockholder Agreement is attached to this proxy statement as Annex B. We currently expect that each of our directors and executive officers will vote their shares in favor of the proposals to be presented at the special meeting, in accordance with the terms of the Stockholder Agreements.

Market Price (page 95)

        Company Common Stock is listed on NASDAQ under the symbol "NEWP." On February 22, 2016, the last trading date prior to public announcement of the proposed Merger, Company Common Stock closed at $15.04. On March 24, 2016, the most recent practicable trading date prior to the date of this proxy statement, the closing price per share of Company Common Stock on NASDAQ was $22.96.

        We did not declare any dividends on Company Common Stock during 2014 or 2015. In addition, pursuant to the Merger Agreement, we are prohibited from declaring any dividends following execution of the Merger Agreement with respect to any of our capital stock or other securities. Following the Merger, there will be no further market for Company Common Stock.

Recommendation of the Company Board; Our Reasons for the Merger (page 40)

        The Company Board unanimously recommends that you vote "FOR" the Merger Proposal, "FOR" the Adjournment Proposal and "FOR" the Merger-Related Named Executive Officer Compensation Proposal.

        In considering its decision to approve the Merger Agreement and to authorize and approve the Merger, and, subject to the terms and conditions of the Merger Agreement, to recommend the approval of the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal by our stockholders, the Company Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions set forth in the Merger Agreement, as well as other alternative transactions, including contacts and extensive discussions with other potential acquirers.

        The Company Board's reasons for approving the Merger and Merger Agreement, certain factors the Company Board considered in its deliberations in approving the Merger and Merger Agreement, and the recommendations of the Company Board to the Company stockholders regarding the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal are further discussed in the section entitled "The Merger—Recommendation of the Company Board; Our Reasons for the Merger" beginning on page 40 of this proxy statement.

Interests of Our Directors and Executive Officers in the Merger (page 56)

        In considering the recommendation of the Company Board that the stockholders vote to approve the Merger Proposal, the stockholders should be aware that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the stockholders generally. Interests of the directors and executive officers may be different from or in addition to the interests of the stockholders for the following reasons, among others:

  •
  The Merger Agreement provides that, as of the effective time of the Merger, each Company RSU granted under any Company Equity Plan that is outstanding immediately prior to the effective time of the Merger and as to which shares of Company Common Stock have not been fully distributed in connection with the closing of the Merger will be assumed by Parent and continue to be subject to the same terms and conditions (including vesting schedules) as in effect for such Company RSU immediately prior to the effective time of the Merger, except that following the Merger each such Company RSU will become an award for a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company RSU multiplied by the Equity Award Exchange Ratio (with the result rounded down to the nearest whole share).

  •
  The Merger Agreement provides that, as of the effective time of the Merger, each Company SAR, whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger will be assumed by Parent and continue to be subject to the same terms and conditions (including vesting schedule) as in effect for such Company SAR immediately prior to the effective time of the Merger, except that following the Merger each such Company SAR will become an award for a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company SAR, multiplied by the Equity Award Exchange Ratio (rounded down to the nearest whole share), with a per share base value equal to the per share base value for such Company SAR immediately prior to the effective time of the Merger, divided by the Equity Award Exchange Ratio (rounded up to the nearest whole cent).

  •
  Notwithstanding the above, the Merger Agreement provides that the treatment described above may be changed by agreement of the Company and Parent with respect to Company RSUs and Company SARs held by non-U.S. employees and/or non-employee directors of the Company. As permitted by the Merger Agreement, the Company intends to cause all Company RSUs held by non-employee directors of the Company to accelerate and vest in full and be settled immediately prior to the effective time of the Merger.

  •
  Each of our named executive officers is party to an individual Severance Compensation Agreement (as defined in "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 56 of this proxy statement) that provides for severance benefits in the event of certain Qualifying Terminations (as defined in "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 56 of this proxy statement) of employment within the period of time commencing on the effective time of the Merger and ending two years after the effective time of the Merger.

  •
  Our directors and executive officers are entitled to continued indemnification, expense advancement and insurance coverage under the Merger Agreement.

        These interests are discussed in more detail in the section entitled "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 56 of this proxy statement. The members of the Company Board were aware of the different or additional interests described in such section and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to the stockholders that the Merger Proposal be approved.

Opinion of J.P. Morgan Securities LLC (page 44 and Annex C)

        Pursuant to an engagement letter dated January 28, 2016, we retained J.P. Morgan Securities LLC ("J.P. Morgan") as our financial advisor in connection with a potential transaction. We selected J.P. Morgan to act as our financial advisor based on J.P. Morgan's qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate.

        At the meeting of the Company Board on February 22, 2016, J.P. Morgan rendered its oral opinion to the Company Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its February 22, 2016 oral opinion by delivering its written opinion to the Company Board, dated February 22, 2016, that, as of such date, the consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders.

        The full text of the written opinion of J.P. Morgan, dated February 22, 2016, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. Holders of Company Common Stock are urged to read the opinion attached as Annex C to this proxy statement and the summary of the opinion set forth in the section of this proxy statement entitled "The Merger—Opinion of J.P. Morgan Securities LLC" in their entirety. J.P. Morgan's written opinion was addressed to the Company Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid in the proposed Merger, did not address any other aspect of the proposed Merger and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in the section of this proxy statement captioned "The Merger—Opinion of J.P. Morgan Securities LLC" is qualified in its entirety by reference to the full text of such opinion.

        For a more complete description, see the section of this proxy statement captioned "The Merger—Opinion of J.P. Morgan Securities LLC."

Delisting and Deregistration of Company Common Stock (page 61)

        If the Merger is completed, Company Common Stock will no longer be listed on NASDAQ, we will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we will no longer file periodic reports with the SEC.

The Merger Agreement (page 67)

Conditions to Completion of the Merger

        The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the effective time of the Merger of the following conditions:

  •
  The Merger Agreement and the Merger will have been adopted and approved by the Company's stockholders at a meeting of the Company's stockholders;

  •
  No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the Merger; and

  •
  Any applicable waiting periods will have expired or been terminated, and any approvals required will have been obtained, in each case relating to the transactions contemplated by the Merger

    Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or under the antitrust law of Germany or Israel, as specified in the disclosure letter delivered by the Company to Parent in connection with the Merger Agreement.

        The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the effective time of the Merger of the following conditions:

  •
  Subject to specified qualifications and exceptions, the truth and correctness of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement as of the date of the Merger Agreement and the effective time of the Merger;

  •
  Parent and Merger Sub will have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the effective time of the Merger; and

  •
  The receipt by the Company of a certificate executed by an executive officer of Parent certifying the satisfaction of the foregoing conditions.

        The obligation of the Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver at or prior to the effective time of the Merger of the following conditions:

  •
  Subject to specified qualifications and exceptions, the truth and correctness of the Company's representations and warranties contained in the Merger Agreement as of the date of the Merger Agreement and the effective time of the Merger;

  •
  The Company will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

  •
  Since the date of the Merger Agreement, there shall not have occurred any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect, as discussed in the section entitled "The Merger Agreement—Representations and Warranties" beginning on page 70 of this proxy statement;

  •
  The absence of certain pending suits, actions or proceedings by any governmental entity; and

  •
  The receipt by Parent of a certificate executed by each of the Company's chief executive officer and chief financial officer certifying the satisfaction of the foregoing conditions.

No-Shop; Acquisition Proposals; Change in Recommendation

        Following the date of the Merger Agreement, the Company and its subsidiaries, and their respective officers, directors, employees, agents, advisors and representatives, may not, directly or indirectly: (i) initiate, solicit, knowingly facilitate or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal (as defined in "The Merger Agreement—No-Shop; Acquisition Proposals; Change in Recommendation" beginning on page 78 of this proxy statement), or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (ii) engage or participate in any negotiations or discussions concerning, or provide any information or data relating to the Company and its subsidiaries in connection with, an Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

        Notwithstanding the foregoing, at any time prior to the adoption and approval of the Merger Agreement and the Merger by the Company's stockholders, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside counsel and its independent financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in "The Merger Agreement—No-Shop; Acquisition Proposals; Change in Recommendation" beginning on page 78 of this proxy statement) (i) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal pursuant to a confidentiality agreement no less favorable to the Company than the confidentiality agreement between the Company and Parent and (ii) participate in discussions or negotiations with such person and its representatives regarding the Acquisition Proposal.

        The Company must advise Parent within 24 hours of receipt of any Acquisition Proposal, request for information relating to the Company or its subsidiaries, or inquiry or request for discussion or negotiation regarding, or that could reasonably be expected to lead to, an Acquisition Proposal. Such notice must include the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms thereof. The Company must also keep Parent reasonably informed of the status and details of any such Acquisition Proposal, request or inquiry, and provide Parent copies of any information provided to or received from the person making such Acquisition Proposal, request or inquiry.

        Generally, the Company Board is prohibited from (i) withdrawing or modifying in a manner adverse to Parent and Merger Sub its recommendation in favor of the Merger Agreement and the Merger to the Company stockholders or (ii) approving or recommending an Acquisition Proposal (each, an "Adverse Recommendation Change"). However, the Company Board can make an Adverse Recommendation Change if:

  •
  the Company Board determines that a Superior Proposal is outstanding;

  •
  the Company Board reasonably determines in good faith, after consultation with its outside counsel and its independent financial advisor, that its fiduciary obligations require it to make an Adverse Recommendation Change, but at least five business days (or three business days in the case of a change to a Superior Proposal of which Parent has previously been notified) after delivering notice of the contemplated Adverse Recommendation Change to Parent;

  •
  during such five business day (or three business day) period, the Company provides Parent with a reasonable opportunity to adjust the terms and conditions of the Merger Agreement and negotiates in good faith with Parent to enable the Company Board to proceed with its recommendation in favor of the Merger and the Merger Agreement;

  •
  the Company complies with the notice requirements described above; and

  •
  during such five business day (or three business day) period, Parent does not make a proposal that the Company Board determines in good faith, after consultation with its outside counsel and its independent financial advisor, to be at least as favorable from a financial point of view to the Company stockholders as the Superior Proposal.

        The Company Board can also make an Adverse Recommendation Change in response to an Intervening Event (as defined in "The Merger Agreement—No-Shop; Acquisition Proposals; Change in Recommendation" beginning on page 78 of this proxy statement) if:

  •
  the Company Board has determined in good faith, after consultation with its outside counsel and its independent financial advisor, that in light of such Intervening Event, its fiduciary obligations require it to make an Adverse Recommendation Change;

  •
  the Company Board has provided notice to Parent of the contemplated Adverse Recommendation Change, and specified the reasons therefor in reasonable detail, at least five business days prior to making such Adverse Recommendation Change; and

  •
  during such five business day period, if requested by Parent, the Company has engaged in good faith negotiations with Parent to amend the Merger Agreement to obviate the need to make an Adverse Recommendation Change.

Termination of the Merger Agreement

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger by mutual written consent of Parent and the Company. In addition, the Merger Agreement may be terminated prior to the effective time of the Merger by either Parent or the Company if:

  •
  the Merger has not been consummated on or before 5:00 p.m., Eastern time, on August 22, 2016;

  •
  any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement and such judgment, order, injunction, rule, decree or other action has become final and non-appealable; or

  •
  if the approval of the Merger Agreement and the Merger by the Company stockholders is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption and approval of the Merger Agreement is taken.

        The Merger Agreement can be terminated prior to the effective time of the Merger by the Company:

  •
  if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach or failure to perform (i) would result in the failure of a closing condition described in "—Conditions to Completion of the Merger" and (ii) cannot be, or has not been, cured within 20 days after the Company has given Parent written notice of such breach or failure and stating the Company's intention to terminate the Merger Agreement; or

  •
  prior to the adoption and approval of the Merger Agreement and the Merger by the Company stockholders, to enter into a transaction that is a Superior Proposal, if (i) the Company Board has received a Superior Proposal; (ii) the Company has complied in all material respects with its obligations described under "—No Shop; Acquisition Proposals; Change in Recommendation"; (iii) the Company Board approves, and concurrently with the termination of the Merger Agreement the Company enters into, a definitive agreement with respect to such Superior Proposal; and (iv) prior to or concurrently with such termination, the Company pays to Parent the termination fee described in "—Transaction Expenses and Termination Fees" below.

        The Merger Agreement can be terminated prior to the effective time of the Merger by Parent:

  •
  if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach or failure to perform (i) would result in the failure of a closing condition described in "—Conditions to Completion of the Merger" and (ii) cannot be, or has not been, cured within 20 days after Parent has given the Company written notice of such breach or failure and stating Parent's intention to terminate the Merger Agreement; or

  •
  if: (i) an Adverse Recommendation Change has occurred; (ii) the Company Board fails to recommend the approval of the Merger Agreement and the Merger in this proxy statement; (iii) an Acquisition Proposal is publicly announced, distributed or disseminated to the Company stockholders and, following the request of Parent, the Company Board fails to reaffirm its recommendation in favor of the Merger Agreement and the Merger within 10 business days of such request; (iv) the Company Board has approved, endorsed or recommended to the Company stockholders an Acquisition Proposal; (v) a tender offer or exchange offer for Company Common Stock has commenced, and the Company Board recommends that the Company stockholders tender their shares of Company Common Stock in such tender or exchange offer, or within 10 business days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; (vi) the Company Board resolves to do any of the foregoing; or (vii) the Company intentionally breaches in any material respect its obligations described in "The Merger Agreement—No Shop; Acquisition Proposals; Change in Recommendation" or the second paragraph of "The Merger Agreement—Stockholder Meetings; Preparation of Proxy Statement."

Transaction Expenses and Termination Fees

        Subject to certain limited exceptions, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. However, the Company must pay Parent a termination fee of $32,600,000 in the event that:

  •
  the Merger Agreement is terminated because:

  •
  the Merger has not been consummated on or before 5:00 p.m., Eastern time, on August 22, 2016;

  •
  the Company has breached or failed to perform any of its representations, warranties, covenants or agreements; or

  •
  the adoption and approval of the Merger Agreement and the Merger by the Company stockholders is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption and approval of the Merger Agreement is taken;

  •
  and, in addition to the termination of the Merger Agreement for any of the foregoing reasons,

  •
  at any time on or after the date of the Merger Agreement and prior to such termination or vote, an Acquisition Proposal has been communicated to the senior management of the Company or the Company Board or publicly announced or otherwise made known to the Company stockholders, and

  •
  within 12 months following such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (for purposes of this provision, the references to "15%" in the definition of Acquisition Proposal are deemed to be references to "50%");

  •
  the Merger Agreement is terminated by the Company to enter into a transaction that is a Superior Proposal;

  •
  the Merger Agreement is terminated by Parent for any reason set forth in the last bullet in the section "—Termination of the Merger Agreement" above; or

  •
  the Merger Agreement is terminated by Parent or the Company because the Merger has not been consummated on or before 5:00 p.m., Eastern time, on August 22, 2016 following an Adverse Recommendation Change in response to an Intervening Event.

Financing of the Merger (page 65)

        Consummation of the Merger is not subject to Parent's ability to obtain financing. However, Parent expects to obtain financing for a portion of the consideration for the Merger. In connection with the Merger Agreement, Parent entered into a debt commitment letter (the "Commitment Letter") dated as of February 22, 2016, with Barclays Bank PLC ("Barclays"), Deutsche Bank Securities Inc. ("DBSI") and Deutsche Bank AG New York Branch (together with DBSI and Barclays, the "Commitment Parties"), pursuant to which, among other things, the Commitment Parties have committed to provide Parent with debt financing in the aggregate principal amount of up to $800,000,000 to finance, in part, the acquisition of the Company. In addition, the Commitment Parties have committed under the Commitment Letter to provide Parent with a $50,000,000 asset-based revolving credit facility for working capital purposes, as needed. The Debt Financing (for purposes of this section, as defined in "The Merger Agreement—Financing Matters") would be secured by a security interest in substantially all of Parent's, the Company's and their respective domestic subsidiaries' tangible and intangible assets, including certain real property.

        While consummation of the Merger is not subject to Parent's ability to obtain financing, the Commitment Parties' obligations under the Commitment Letter are subject to certain conditions, including consummation of the Merger in accordance with the Merger Agreement; the negotiation and execution of definitive documentation consistent with the Commitment Letter; delivery of certain pro forma and other financial information; subject to certain limitations, the absence of a material adverse effect on the Company; the accuracy of specified representations and warranties of the Company in the Merger Agreement and specified representations and warranties of Parent to be set forth in the definitive loan documents; the repayment of certain outstanding debt of the Company; and other customary closing conditions.

        The definitive documentation governing the Debt Financing has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement. Although the Debt Financing is not subject to due diligence or a "market out," such financing may not be considered assured. Although consummation of the Merger is not subject to Parent's ability to obtain financing, the obligation of the Commitment Parties to provide the Debt Financing under the Commitment Letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Debt Financing may not be available when required.

Material U.S. Federal Income Tax Consequences (page 61)

        The Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 61 of this proxy statement) whose shares of Company Common Stock are cancelled and converted into cash in the Merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the holder's adjusted tax basis in such shares. A "non-U.S. holder" (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 61 of this proxy statement) whose shares of Company Common Stock are cancelled and converted into cash in the Merger will generally not be required to recognize gain or loss for U.S. federal income tax purposes unless the non-U.S. holder has certain connections to the United States.

        See the section entitled "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 61 of this proxy statement for a more complete discussion of the U.S. federal income tax consequences of the Merger. The tax consequences of the Merger to you will depend on your particular tax situation. You should consult your tax advisor for a complete analysis of the U.S. federal, state, local and/or foreign tax consequences of the Merger to you.

Regulatory Matters (page 64)

        Under the HSR Act, and the rules and regulations promulgated thereunder by the U.S. Federal Trade Commission (the "FTC"), the Merger cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice and all applicable waiting periods have expired or been terminated. Pre-Merger filings and governmental approvals are also required from the antitrust authorities in Germany and Israel. The parties submitted filings required under the HSR Act on February 29, 2016, submitted the requisite filings with the antitrust authorities in Germany on March 8, 2016 and submitted the requisite filings with the antitrust authorities in Israel on March 22, 2016. Early termination of the waiting period under the HSR Act was granted on March 14, 2016.

Dissenters' Rights (page 94)

        Under NRS Section 92A.390, when the merger consideration is cash, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series that is a "covered security" under Section 18(b)(l)(A) or (B) of the Securities Act of 1933, as amended. The shares of Company Common Stock are covered securities because they are traded on NASDAQ. Because the shares of Company Common Stock were covered securities on the Record Date and the merger consideration is cash, holders of shares of Company Common Stock will not have dissenters' rights in connection with the Merger.

Legal Proceedings Relating to the Merger (page 66)

        On March 9, 2016, a putative class action complaint captioned Dixon Chung v. Newport Corp., et al., Case No. A-16-733154-C, was filed in the District Court, Clark County, Nevada on behalf of a putative class of the Company's stockholders. The complaint names as defendants the Company, Parent, Merger Sub and certain current and former members of the Company Board. The complaint alleges that the named directors breached their fiduciary duties to the Company's stockholders by agreeing to sell the Company through an inadequate and unfair process, which led to inadequate and unfair consideration, and by agreeing to unfair deal-protection devices. The complaint also alleges that the Company, Parent and Merger Sub aided and abetted the named directors' alleged breaches of their fiduciary duties. The complaint seeks injunctive relief, including to enjoin or rescind the Merger, monetary damages, and an award of attorneys' and other fees and costs, among other relief.

        See the section entitled "The Merger—Legal Proceedings Relating to the Merger" beginning on page 66 of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf may include predictions, estimates and other information that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). These forward-looking statements do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Without limiting the generality of the foregoing, words such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "should," "will," "would," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on current expectations and assumptions based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements.

        These risks and uncertainties include, but are not limited to, factors and matters described or incorporated by reference in this proxy statement and the following factors: (1) the ability of the parties to consummate the Merger, (2) risks that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals for the Merger from governmental authorities or the stockholders of the Company are not obtained; (3) litigation relating to the Merger; (4) the ability of Parent to successfully integrate the Company's operations and employees; (5) unexpected costs, charges or expenses resulting from the Merger; (6) risks that the proposed Merger disrupts the current plans and operations of the Company and Parent; (7) the ability to realize anticipated synergies and cost savings from the Merger; (8) competition from larger and more established companies in the Company's markets; (9) Parent's ability to successfully grow the Company's business; (10) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (11) the availability and terms of the financing to be incurred in connection with the Merger; (12) the retention of key employees; and (13) legislative, regulatory and economic developments, including changing business conditions in the industries in which the Company and Parent operate and the economy in general as well as financial performance and expectations of the Company's and Parent's existing and prospective customers. Additional factors that may affect the future results of the Company are set forth in filings the Company makes with the Securities and Exchange Commission (the "SEC") from time to time, including its Annual Report on Form 10-K for the year ended January 2, 2016, which is available on the SEC's website at www.sec.gov.

        In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date hereof. Except as required by law, we undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING

General

        Your proxy is solicited on behalf of the Board of Directors of the Company (the "Company Board") for use at our special meeting of stockholders to be held on April 27, 2016, at 9:00 a.m., local time, at 1791 Deere Avenue, Irvine, CA 92606, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting and any other business properly brought before the special meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the special meeting. On or about March 29, 2016, we commenced mailing this proxy statement and the enclosed form of proxy to our stockholders entitled to vote at our special meeting.

Date, Time and Place of the Special Meeting

        We will hold the special meeting on April 27, 2016, at 9:00 a.m., local time, at 1791 Deere Avenue, Irvine, CA 92606. Directions to attend the special meeting can be found on our website at www.newport.com/investors.

Purpose of the Special Meeting

        At the special meeting, we are asking holders of record of our common stock, par value $0.1167 per share ("Company Common Stock"), on March 21, 2016, to consider and vote on the following:

          1.     To adopt and approve the Agreement and Plan of Merger, dated as of February 22, 2016 (the "Merger Agreement"), by and among the Company, MKS Instruments, Inc. ("Parent"), and PSI Equipment, Inc. ("Merger Sub"), a copy of which is attached as Annex A to this proxy statement, and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the "Merger Proposal");

          2.     To approve the postponement or adjournment of the special meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal, if deemed necessary or appropriate by the Company Board (the "Adjournment Proposal"); and

          3.     To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger (the "Merger-Related Named Executive Officer Compensation Proposal"), as disclosed pursuant to Item 402(t) of Regulation S-K in "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers" beginning on page 60 of this proxy statement.

Recommendation of the Company Board

        After careful review and consideration, the Company Board, upon the unanimous recommendation of an independent committee of the Company Board, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders. After such consideration, the Company Board approved the Merger Agreement and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement.

        Subject to the terms and conditions of the Merger Agreement, the Company Board unanimously recommends that Newport's stockholders vote "FOR" the Merger Proposal, "FOR" the Adjournment Proposal and "FOR" the Merger-Related Named Executive Officer Compensation Proposal. See the

section entitled "The Merger—Recommendation of the Company Board; Our Reasons for the Merger" beginning on page 40 of this proxy statement.

Stockholders Entitled to Vote; Record Date

        You may vote at the special meeting if you were a record holder of shares of Company Common Stock on March 21, 2016, the record date for the determination of stockholders entitled to notice of and to vote at the special meeting (the "Record Date"). For each share of Company Common Stock that you owned on the Record Date, you are entitled to cast one vote on each matter voted upon at the special meeting. As of the Record Date, there were 38,879,965 shares of Company Common Stock outstanding and entitled to vote.

Quorum and Vote Required

        A quorum of stockholders is necessary to hold the special meeting. The required quorum for the transaction of business at the special meeting shall exist when the holders of a majority of the shares of Company Common Stock entitled to vote at the special meeting are either present in person or represented by proxy. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to solicit additional proxies. Abstentions count as shares present for establishing a quorum. Broker non-votes count as shares present for establishing a quorum if the beneficial owner whose failure to provide voting instructions with respect to a particular proposal has resulted in such broker non-vote has instructed such beneficial owner's nominee how to vote with respect to at least one other proposal to be voted on at the special meeting. Otherwise, broker non-votes do not count as shares present for establishing a quorum.

        You may vote "FOR" or "AGAINST," or you may "ABSTAIN" from voting on, the Merger Proposal. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote. Because the vote on the Merger Proposal is based on the total number of shares outstanding, abstentions and "broker non-votes" will have the same effect as voting against the approval of the Merger Proposal. A "broker non-vote" occurs with respect to a particular proposal when a nominee holding shares for a beneficial owner returns a valid proxy but does not vote on such because the broker, bank or other nominee does not have discretionary voting authority with respect to such proposal and has not received instructions from the beneficial owner of the shares with respect to such proposal. Brokers, banks and other nominees will not have discretionary authority on the Merger Proposal, the Adjournment Proposal or the Merger-Related Named Executive Officer Compensation Proposal.

        You may vote "FOR" or "AGAINST," or you may "ABSTAIN" from voting on, the Adjournment Proposal. The Adjournment Proposal will be approved if a majority of the shares of Company Common Stock, present in person or represented by proxy and entitled to vote at the special meeting, vote in favor of the proposal, whether or not a quorum is present. Abstentions will have the same effect as voting "AGAINST" the approval of the Adjournment Proposal. A broker non-vote with respect to the Adjournment Proposal will have no effect on the outcome of the Adjournment Proposal (unless the beneficial owner whose failure to provide voting instructions with respect to the Adjournment Proposal has resulted in such broker non-vote has instructed such beneficial owner's nominee how to vote with respect to at least one other proposal to be voted on at the special meeting, in which case such failure to provide such voting instructions with respect to the Adjournment Proposal will have the same effect as voting "AGAINST" the Adjournment Proposal).

        You may vote "FOR" or "AGAINST," or you may "ABSTAIN" from voting on, the Merger-Related Named Executive Officer Compensation Proposal. The non-binding, advisory Merger-Related Named Executive Officer Compensation Proposal will be approved if a majority of the shares of Company Common Stock, present in person or represented by proxy and entitled to vote on the

Merger-Related Named Executive Officer Compensation Proposal, vote in favor of the proposal. Abstentions will have the same effect as voting "AGAINST" the approval of the Merger-Related Named Executive Officer Compensation Proposal. A broker non-vote with respect to the Named Executive Officer Compensation Proposal will have no effect on the outcome of the Named Executive Officer Compensation Proposal (unless the beneficial owner whose failure to provide voting instructions with respect to the Named Executive Officer Compensation Proposal has resulted in such broker non-vote has instructed such beneficial owner's nominee how to vote with respect to at least one other proposal to be voted on at the special meeting, in which case such failure to provide such voting instructions with respect to the Named Executive Officer Compensation Proposal will have the same effect as voting "AGAINST" the Named Executive Officer Compensation Proposal).

Shares Owned by Our Directors and Executive Officers

        As of the Record Date, our directors and executive officers were entitled to vote approximately 728,556 shares of Company Common Stock, or approximately 1.87% of total Company Common Stock outstanding on that date. These numbers do not give effect to outstanding Company RSUs, which are not entitled to vote at the special meeting. Our directors and executive officers have each entered into a stockholder agreement (collectively, the "Stockholder Agreements") with Parent. Each Stockholder Agreement (i) requires the applicable stockholder to vote such stockholder's shares of Company Common Stock in favor of (and to grant a proxy to Parent to vote in favor of) adoption and approval of the Merger Agreement and to vote against the approval or adoption of any alternative acquisition proposal and (ii) prohibits the applicable stockholder from transferring such stockholder's shares of Company Common Stock, each subject to the exceptions described in the Stockholder Agreement. A copy of the form of Stockholder Agreement is attached to this proxy statement as Annex B. We currently expect that each of our directors and executive officers will vote their shares in favor of the proposals to be presented at the special meeting, in accordance with the terms of the Stockholder Agreements.

Voting; Proxies

        You may vote in person or by proxy at the special meeting.

Voting in Person

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if you hold your shares of Company Common Stock in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting.

Voting by Proxy

        If you do not wish to attend the special meeting, you may submit your proxy by completing, dating, signing and returning the enclosed proxy card by mail or by granting a proxy electronically via the Internet or by telephone by following the instructions on the enclosed proxy card. All shares of Company Common Stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the Merger Proposal, "FOR" the Adjournment Proposal, and "FOR" the Merger-Related Named Executive Officer Compensation Proposal.

        Only shares of Company Common Stock affirmatively voted for the Merger Proposal, the Adjournment Proposal, and the Merger-Related Named Executive Officer Compensation Proposal, and properly executed proxies that do not contain voting instructions, will be counted as votes "FOR" the proposals. Shares of Company Common Stock held by persons who attend the special meeting but abstain from voting in person or by proxy, and shares of Company Common Stock for which we received proxies directing an abstention, will be counted for purposes of determining whether a quorum exists, and will have the same effect as votes "AGAINST" the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal. Shares of Company Common Stock represented by proxies that reflect a "broker non-vote" with respect to a particular proposal will not be counted for purposes of determining whether a quorum exists (unless the beneficial owner of such shares has instructed such beneficial owner's nominee how to vote with respect to at least one other proposal to be voted on at the special meeting, in which case such shares will be counted for purposes of determining whether a quorum exists) and will have the same effect as votes "AGAINST" the Merger Proposal, but will have no effect on the outcome of the Adjournment Proposal or the outcome of the Merger-Related Named Executive Officer Compensation Proposal (unless, in the case of each of the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal, the beneficial owner of such shares has instructed such beneficial owner's nominee how to vote with respect to at least one other proposal to be voted on at the special meeting, in which case such shares will have the same effect as votes "AGAINST" the Adjournment Proposal or the Merger-Related Named Executive Officer Compensation Proposal, as applicable).

Revocation of Proxy

        If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the special meeting by taking any of the following actions:

  •
  delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

  •
  submitting another proxy by telephone or over the Internet by 11:59 p.m. Eastern time, on the date prior to the date of the special meeting (your latest telephone or Internet voting instructions submitted by such time are followed); or

  •
  attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

        Written notices of revocation and other communications with respect to the revocation of Newport proxies should be addressed to:

  Newport Corporation
  1791 Deere Avenue
  Irvine, CA 92606
  Attention: Corporate Secretary

        If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. If your shares are held in "street name" and you wish to vote at the special meeting in person, you must bring to the special meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting.

Solicitation of Proxies

        The Company Board is soliciting proxies for the special meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of this proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of Company Common Stock, which are beneficially owned by our stockholders, send Notices of Special Meeting, proxies and proxy materials to those beneficial owners and secure those beneficial owners' voting instructions. We will reimburse those record holders for their reasonable expenses. We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support for a fee of approximately $50,000, plus reimbursement of customary disbursements. In addition, our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. Our directors, officers and employees will not be paid any remuneration for their solicitation efforts, but we will reimburse them for their out-of-pocket expenses.

Dissenters' Rights

        Under Section 92A.390 of the Nevada Revised Statutes (the "NRS"), when the merger consideration is cash, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series that is a "covered security" under Section 18(b)(l)(A) or (B) of the Securities Act. The shares of Company Common Stock are covered securities because they are traded on NASDAQ. Because the Company Common Stock was listed on NASDAQ on the Record Date and the merger consideration is cash, holders of shares of Company Common Stock will not have dissenters' rights in connection with the Merger.

Adjournments or Postponements

        Although it is not currently expected, the special meeting may be postponed or adjourned for the purpose of, among other things, soliciting additional proxies, by the vote of the holders of a majority of the shares of Company Common Stock represented at the meeting, whether or not a quorum is present. Any signed proxies received by us for which no voting instructions are provided on such matter will be voted "FOR" the Adjournment Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 27, 2016

        A copy of this proxy statement is available, without charge, by written request to Newport Corporation (Attn: Investor Relations, 1791 Deere Avenue, Irvine, CA 92606) or MacKenzie Partners, Inc. (at the address listed below), or from the SEC website at www.sec.gov.

Assistance

        If you need assistance in completing your proxy card, require additional copies of the enclosed proxy card or have questions regarding the special meeting, please contact our proxy solicitor, MacKenzie Partners, Inc., at:

Call Collect: (212) 929-5500
Toll Free: (800) 322-2885
Email to: proxy@mackenziepartners.com
Address: 105 Madison Avenue, New York, New York 10016

PROPOSAL 1
APPROVAL OF THE MERGER PROPOSAL

THE MERGER

        This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Introduction

        We are asking our stockholders to consider and approve the Merger Proposal.

The Companies

  Newport Corporation
  1791 Deere Avenue
  Irvine, CA 92606
  (949) 863-3144
  www.newport.com

        Newport is a global supplier of advanced technology products and systems to a wide range of industries, including scientific research, microelectronics, defense and security, life and health sciences, and industrial markets. Newport provides a broad portfolio of products to customers in these end markets, allowing us to offer them an end-to-end resource for photonics solutions. Newport provides a wide range of photonics technology and products designed to enhance the capabilities and productivity of our customers' precision applications, including: lasers and laser technology, including solid-state lasers, ultrafast lasers and laser systems, tunable lasers and fiber lasers; optical components and subassemblies, including precision laser optics and opto-mechanical subassemblies, optics and lens assemblies for thermal imaging, thin-film optical filters, and ruled and holographic diffraction gratings; photonics instruments, systems and components, including optical power and energy meters, light sources, optical detectors and modulators, laser beam profilers, monochromators, spectroscopy instrumentation, laser diode controllers and drivers, and laser diode burn-in and life test systems; high-precision positioning products and systems; vibration isolation products and systems; and three-dimensional non-contact measurement sensors and equipment.

        For additional information about Newport and our business, see the section entitled "Where You Can Find More Information" beginning on page 99 of this proxy statement.

  MKS Instruments, Inc.
  2 Tech Drive, Suite 201
  Andover, MA 01810
  (978) 645-5500
  www.mksinst.com

        MKS Instruments, Inc. was founded in 1961 as a Massachusetts corporation. The company is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. The company also provides services relating to the maintenance and repair of its products, software maintenance, installation services and training.

  PSI Equipment, Inc.
  2 Tech Drive, Suite 201
  Andover, MA 01810
  (978) 645-5500

        PSI Equipment, Inc. a Nevada corporation and a wholly owned subsidiary of Parent, was organized solely for the purpose of entering into the Merger Agreement with Newport and completing the Merger and has not conducted any business operations other than those incident to its formation and the transactions contemplated by the Merger Agreement. If the Merger is completed, Merger Sub will cease to exist following its merger with and into Newport.

Background of the Merger

        The Company Board, together with certain members of the Company's senior management, regularly reviews and assesses the Company's operations, financial condition and industry developments in the context of the Company's strategic plans. In connection with this review and assessment, the Company Board periodically requests input from financial advisors, including J.P. Morgan, regarding opportunities available to the Company to increase stockholder value, and has considered strategic acquisitions, separate divestitures of the Company's operating groups, collaborations with other companies, share repurchases, recapitalization transactions, business combinations and other strategic alternatives.

        On June 11, 2015, Mr. Robert J. Phillippy, the Company's Chief Executive Officer ("CEO"), met with the CEO of Party A, a prospective strategic partner, to discuss the merits of a potential business combination.

        On July 17, 2015, Mr. Phillippy met with the chairman of the board of directors ("Chairman") of Party B, another prospective strategic partner with whom the Company had periodically discussed a potential business combination in previous years, to discuss the merits of a potential business combination. Mr. Phillippy also had telephone conversations with Party B's Chairman on August 1, August 21 and August 27, 2015, during which Mr. Phillippy and Party B's Chairman discussed a potential stock-for-stock merger between the two companies. On August 21, 2015, Mr. Phillippy and Party B's Chairman discussed preliminary transaction structuring matters and the value of the potential synergies that could result from a combination.

        On August 17 and 18, 2015, the Company Board held its regular quarterly meeting, at which members of the Company's management were present. At the meeting, Mr. Phillippy provided an update regarding business development matters, including the potential transactions with Party A and Party B. The Company Board then reviewed the status and merits of these potential transactions. The Company Board noted that discussions with Party A remained very preliminary, and directed the Company's management to continue discussions with both Party A and Party B.

        On September 14, 2015, Mr. Phillippy met with the CEO of Party C, a potential strategic acquirer with whom the Company had periodically discussed a potential business combination in previous years. During the meeting, Party C's CEO revisited the topic of a potential acquisition of the Company by Party C.

        On September 16, 2015, the Company submitted a preliminary, non-binding proposal to Party B for an at-market, stock-for-stock strategic merger between the Company and Party B. Representatives of Party B communicated to the Company that Party B was interested in the proposed transaction, but they would need to evaluate the Company's proposal with Party B's board of directors.

        On September 24, 2015, Party C's CEO contacted Mr. Kenneth F. Potashner, the Company's Chairman, indicating that Party C's board of directors had discussed the strategic merits of a combination with the Company earlier that week, and had directed him to contact Mr. Potashner to gauge the Company Board's interest in discussing such a transaction. Between September 24 and September 27, 2015, Mr. Potashner discussed this inquiry individually with the members of the Company Board, and the consensus of the Company Board was that the Company Board would be open to discussing a proposal from Party C at an appropriate valuation. On September 27, 2015, Mr. Potashner replied to Party C's CEO that the Company Board would be receptive to considering an offer to acquire the Company. Over the succeeding few days, Mr. Potashner and Party C's CEO communicated regarding the Company Board's valuation expectations and the appropriate next steps to continue discussions between the companies.

        On September 29, 2015, J.P. Morgan discussed the Company's proposal of an at-market, stock-for-stock merger between Party B and the Company with Party B's financial advisors, who indicated that Party B was in the process of reviewing the proposal and would notify the Company when more information was available.

        On October 5, 2015, the Company received a preliminary, non-binding proposal from Party C to acquire the Company at a price of $21.50 per share, with a portion of the consideration to be comprised of up to 19.9% of Party C's then-outstanding common stock, which, based on Party C's share price on that date, would represent approximately 30% of the total consideration. Party C's proposal represented a 50% premium over the closing price of the Company Common Stock of $14.33 on that date.

        On October 8, 2015, the Company Board held a special telephonic meeting at which Jeffrey B. Coyne, the Company's General Counsel, was also present. Mr. Potashner summarized his recent communications with Party C's CEO regarding Party C's proposal. The Company Board noted that while Party C's proposal represented a substantial premium over the then-current trading price of the Company Common Stock due to a recent decline, it represented a significantly lower premium over the 12-month average price and 52-week high price of the Company Common Stock. The Company Board also discussed the strategic rationale for a combination with Party C, including the synergies that could be generated from such a combination and Party C's higher trading multiples, and the possibility that the Company's stockholders could participate in the future value created by these factors given the equity component of the proposed consideration. The Company Board's consensus was that Party C's proposed price of $21.50 per share was not adequate to recommend to the Company's stockholders, given the Company Board's belief that the Company Common Stock was temporarily trading at a discounted price. The Company Board's consensus was also that a greater proportion of the proposed consideration should be comprised of Party C's common stock to provide the Company's stockholders with greater participation in the future value that could result from a combination with Party C. The Company Board also determined that it should obtain advice from its financial advisor to fully evaluate Party C's proposal and resolved to formally engage J.P. Morgan as the Company's financial advisor.

        After the Company Board discussed Party C's proposal, Mr. Coyne outlined the provisions in the Company's Bylaws that require the Company Board to form an independent committee to consider, evaluate and make recommendations with respect to acquisition proposals. The Company Board then resolved to create an independent committee comprised of Messrs. Potashner, Oleg Khaykin, and Peter J. Simone (the "Independent Committee") to evaluate Party C's proposal and other strategic alternatives and to make recommendations to the Company Board regarding what actions, if any, should be taken with respect to any potential transaction.

        Also on October 8, 2015, Messrs. Phillippy and Coyne met with Party A's CEO to discuss the rationale for a potential strategic combination between the companies.

        On October 11, 2015, Mr. Potashner had a telephone conversation with Party C's CEO, during which Party C's CEO made a revised, non-binding proposal for Party C to acquire the Company at a price of $22.50 per share, with a portion of the consideration to be comprised of up to 19.9% of Party C's then-outstanding common stock. Based on Party C's closing share price on October 9, 2015, the most recent trading day prior to receipt of Party C's revised proposal, the equity component of the proposed consideration would represent approximately 29% of the total consideration. Party C's revised proposal represented a 53% premium over the closing price of the Company Common Stock of $14.68 on October 9, 2015.

        On October 15, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting to discuss Party C's revised proposal, at which members of the Company's management and representatives from Gibson, Dunn & Crutcher LLP, the Company's outside counsel ("Gibson Dunn"), and J.P. Morgan were also present. Representatives from Gibson Dunn reviewed certain legal considerations, including the directors' fiduciary duties in the context of an acquisition proposal. Representatives from J.P. Morgan then presented their financial analysis of Party C's revised proposal. Following these presentations, representatives from Gibson Dunn and J.P. Morgan left the meeting. The Company Board then discussed the current valuations and future prospects of the Company. The Company Board also discussed the current value of Party C's revised proposal, including, as previously discussed on October 8, 2015, the possibility that the Company's stockholders could participate in the future value created by the proposed combination, but also noted factors including (i) the significant deal certainty risks associated with a transaction with Party C due to antitrust issues, (ii) the risks associated with potential declines in the future value of Party C's common stock given the equity component of the proposed consideration, and (iii) the fact that Party C's revised proposal did not include any evidence of available financing for the proposed transaction, and the risk that Party C would be unable to obtain such financing. Following these discussions, the Company Board reached the consensus that the Company should be able to obtain a higher price from Party C or another potential buyer.

        On October 19, 2015, Mr. Potashner had a telephone conversation with Party C's CEO to discuss an increase to Party C's proposed price. Party C's CEO responded that Party C would not increase its proposed price any further unless it received a counter-proposal from the Company. Party C's CEO also insisted that the Company agree to negotiate exclusively with Party C before Party C would execute a confidentiality agreement and conduct due diligence.

        On October 21, 2015, Mr. Phillippy had a telephone conversation with Party B's Chairman, during which they discussed the general strategic alignment between Party B and the Company with respect to an at-market, stock-for-stock merger, as well as the appropriate next steps to continue discussions between the companies.

        On October 22, 2015, Mr. Potashner and Party C's CEO communicated regarding the adequacy of Party C's most recent proposal.

        On October 23, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. Representatives from J.P. Morgan presented a preliminary valuation analysis of the Company based on updated financial forecasts prepared by the Company's management, and the Company Board discussed their preliminary valuation perspectives of the Company. Messrs. Potashner and Phillippy then summarized recent developments with Party B and Party C. The Company Board discussed with representatives of J.P. Morgan the potential market reaction to a combination with Party B and the potential stockholder value expected to result from such a combination. The Company Board also discussed the current and potential future value of Party C's proposal, as well as the execution risks discussed in previous meetings associated with a combination with Party C, and Party C's insistence that the Company agree to negotiate exclusively with Party C. After members of the Company's management and representatives from Gibson Dunn and J.P. Morgan left the meeting, the Company Board continued their discussion regarding Party C's proposal and their preliminary valuation perspectives of the Company, and reached a consensus that Party C's proposal remained inadequate to recommend to the Company's stockholders. The Company Board resolved to respond to Party C that it would be open to an offer at a price that represented a

50% premium over the price of the Company Common Stock after it recovered from its recent decline, with a floor value of $23.00 per share.

        Between October 24 and October 26, 2015, Mr. Potashner communicated with Party C's CEO regarding the Company Board's counter-proposal. On October 26, 2015, Party C's CEO indicated that Party C's board of directors was not amenable to the pricing arrangement proposed by the Company Board, and submitted a revised, non-binding proposal to acquire the Company for either (i) $22.60 per share, to be comprised of cash and up to 19.9% of Party C's then-outstanding common stock, or (ii) $23.00 per share, to be comprised of cash and up to $150 million in value of Party C's common stock. Party C's revised proposal represented a 52% to 55% premium over the closing price of the Company Common Stock of $14.83 on that date. Party C's CEO also reiterated that Party C would not move forward with negotiations or commence due diligence unless the Company agreed to negotiate exclusively with Party C.

        On October 28, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. Mr. Potashner summarized the recent developments with Party C. Representatives from J.P. Morgan then presented their financial analysis of the two alternatives presented in Party C's revised proposal. The Company Board discussed Party C's revised proposal, including the potential future value that could result from such a combination and the antitrust and financing risks discussed in previous meetings. The Company Board noted that it would be imperative for Party C to agree to bear all antitrust risks and take any actions required to obtain approval for the proposed transaction from antitrust authorities, and that the Company Board would need to receive concrete evidence that Party C would be able to obtain financing for the proposed transaction. In addition, the Company Board discussed conducting a market check, and reached the consensus that the Company should not initiate a market check until the Company received a written proposal from Party C that also addressed antitrust and financing issues. After members of the Company's management and representatives from Gibson Dunn and J.P. Morgan left the meeting, the Company Board discussed the Company's response to Party C's proposal. The Company Board reached the consensus that the Company should seek a higher value proposal from Party C or another buyer, and resolved to request that Party C formalize its revised proposal in writing and address antitrust and financing matters. Mr. Potashner communicated this request to Party C's CEO on October 29, 2015.

        In response to the request of the Company Board, on October 29, 2015, Party C sent the Company a letter reiterating its previous acquisition proposal at $22.60 per share, with a portion of the consideration to be comprised of up to 19.9% of Party C's then-outstanding common stock. Party C's proposal represented a 50% premium over the closing price of the Company Common Stock of $15.05 on that date. Party C also provided the Company with drafts of a proposed confidentiality agreement and a proposed exclusivity agreement, and stated that their target was to announce a transaction on December 14, 2015. In subsequent communications between J.P. Morgan and Party C's financial advisors, Party C's financial advisors reaffirmed that Party C's proposal was contingent on the Company agreeing to negotiate exclusively with Party C.

        On October 30, 2015, the Independent Committee held a special telephonic meeting, at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. Mr. Potashner and representatives from J.P. Morgan summarized their recent communications with Party C and its financial advisors. The Independent Committee then discussed Party C's demand for exclusivity in detail, and asked questions of representatives from Gibson Dunn regarding the possible sale of the Company. The Independent Committee then discussed the benefits and drawbacks of conducting a pre-signing market check, and discussed the execution risks presented by a combination with Party C, including the antitrust and financing concerns raised in previous meetings. Following this discussion, the Independent Committee decided to not grant exclusivity to Party C at that time, and instead concluded that the Company's management and J.P. Morgan should conduct a confidential market check. The Independent Committee then discussed the scope of the market check, including the risk that contacting a substantial number of potential strategic acquirers could negatively impact the Company's business and operations, and significantly reduce the likelihood that the market check would remain confidential. The Independent Committee then discussed how to select the potential strategic acquirers that would be contacted in the market check, and determined that the Company should contact potential buyers that the Independent Committee believed, after discussing with J.P. Morgan, would be most likely to be interested in pursuing a strategic transaction with the Company based on their business activities and/or previously expressed interest in acquiring the Company, and which possessed the financial and other resources that would be necessary to complete a transaction with the Company. The Independent Committee also reviewed the possibility that a financial buyer might be interested in a potential acquisition of the Company, and determined that such interest would be unlikely at a price equal to or greater than the price under discussion with Party C. Based on the foregoing considerations, the Independent Committee selected five highly qualified potential strategic acquirers (Parties D, E, F, G and H) to be contacted by the Company's management and J.P. Morgan in the market check. The Independent Committee also asked Mr. Coyne to prepare a draft merger agreement to be provided to Party C for comment so that the Company Board could better understand any legal issues or risks, including the antitrust and financing issues discussed previously, associated with Party C's proposal.

        Between October 30 and November 2, 2015, Mr. Phillippy and J.P. Morgan contacted Parties D, E, F, G and H to discuss their potential interest in acquiring the Company. Parties E and D expressed interest in exploring a potential acquisition and scheduled meetings with the Company's management and J.P. Morgan on November 6 and November 9, 2015, respectively, to conduct initial due diligence.

        On November 2, 2015, J.P. Morgan had a telephone conversation with Party C's financial advisors to clarify certain points in Party C's most recent proposal, at which time J.P. Morgan communicated that the Company Board had determined that the Company would not grant exclusivity to Party C at that time, but encouraged Party C to conduct due diligence on a non-exclusive basis. J.P. Morgan also conveyed the Company's comments on the draft confidentiality agreement previously provided by Party C. On November 3, 2015, Party C provided a highly confident letter from a third-party lender for the financing of a potential acquisition of the Company.

        Between November 3 and November 9, 2015, Parties F, G and H informed the Company that they would not pursue the opportunity to acquire the Company.

        On November 4, 2015, Party C's financial advisors provided a due diligence request list and a process timeline with a target transaction announcement date of December 7, 2015. Party C's financial advisors also communicated to J.P. Morgan that Party C would not enter into a confidentiality agreement or commence due diligence unless the Company agreed to negotiate exclusively with Party C. This position was reiterated by Party C's General Counsel during a telephone conversation with Mr. Coyne on November 6, 2015.

        On November 5 and November 6, 2015, the Company entered into confidentiality agreements with Party E and Party D, respectively. Each such confidentiality agreement contained a customary standstill provision that would terminate in the event that the Company entered into a definitive acquisition agreement with another party.

        On November 6, 2015, the Company's management held an initial due diligence conference call with Party E. On November 9, 2015, the Company's management held an initial in-person due diligence meeting with Party D. Both companies indicated that they would submit preliminary indications of interest and valuations for the acquisition of the Company by November 11, 2015.

        On November 9, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. Representatives from Gibson Dunn discussed certain legal considerations, summarized the key provisions of the draft merger agreement to be sent to Party C and responded to questions from the Company Board regarding the draft merger agreement. Representatives from J.P. Morgan then provided updates regarding the progress of the market check and presented their updated financial analysis of Party C's proposal. Members of the Company's management and representatives from Gibson Dunn and J.P. Morgan then left the meeting, and the Company Board discussed its strategy for dealing with multiple interested potential acquirers.

        On November 11, 2015, Party D submitted a preliminary, non-binding proposal to acquire the Company for $25.00 to $27.00 per share in cash, representing a 50% to 62% premium over the closing price of the Company Common Stock of $16.69 on that date. Party D's proposal indicated that the sources of funds for the proposed consideration would be cash on hand and debt financing, and that the proposed transaction would not be subject to a financing condition. On the same date, Party C also reiterated to the Company that it would not enter into a confidentiality agreement with the Company or commence due diligence unless the Company granted Party C exclusivity in negotiations.

        Also on November 11, 2015, Party E initially notified J.P. Morgan that it intended to submit an acquisition proposal on November 12, 2015, but later communicated that it no longer intended to submit an acquisition proposal after orally communicating its contemplated price of approximately $20.00 per share to representatives of J.P. Morgan, who informed Party E that its proposal would not be competitive. On the same date, Party B communicated to the Company that it would like to schedule a meeting between representatives of the two companies in December 2015 to discuss the merits of the business combination previously proposed by the Company.

        On November 12, 2015, Mr. Phillippy had a telephone conversation with Party D's CEO regarding the scope of Party D's due diligence and assessing Party D's level of interest in pursuing a transaction with the Company.

        Also on November 12, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting at which members of the Company's management and representatives from J.P. Morgan were present. Representatives from J.P. Morgan provided updates regarding recent developments with Party C, Party D and Party E and Mr. Phillippy provided an update regarding his conversation with Party D's CEO, noting that Party D appeared to be serious about completing due diligence and pursuing a transaction with the Company. Representatives from J.P. Morgan then presented their financial analysis of Party D's proposal. The Company Board then discussed with representatives of J.P. Morgan how to communicate with Party C in light of Party D's proposal, and directed J.P. Morgan to communicate to Party C that their previous proposal remained competitive, but would likely need to be increased to be successful. The Company Board also directed J.P. Morgan to encourage Party C to execute a confidentiality agreement and commence due diligence, and thereby engage in the Company's process.

        On November 14, 2015, Party D and its advisors received access to the virtual data room established by the Company to share certain information related to the Company and the proposed acquisition.

        On November 16, 2015, the Company received a letter from Party C rescinding its proposal delivered on October 29, 2015. On November 17, 2015, J.P. Morgan had a telephone conversation with Party C's financial advisors, during which Party C's financial advisors explained that Party C had decided to rescind its previous proposal, but would be interested in an all-cash acquisition of the Company. Party C's financial advisors indicated that Party C would contact J.P. Morgan regarding a potential meeting later that week between the Company and Party C.

        On November 17 and November 18, 2015, Party D's management team and consultants visited the Company's offices in Irvine, California and Santa Clara, California for due diligence meetings and presentations by the Company's management team, as well as tours of the Company's Irvine and Santa Clara facilities. Party D's management team and consultants met with the leaders of each of the

Company's business groups, as well as the Company's sales, finance, legal, human resources and information technology personnel.

        Also on November 18, 2015, J.P. Morgan had a telephone conversation with Party C's financial advisors, during which Party C's financial advisors explained that Party C had decided not to participate in the Company's process, but that Party C would still be interested in a combination with the Company if the Company's process did not result in a transaction.

        On November 20, 2015, Mr. Phillippy had a telephone conversation with Party C's CEO to clarify Party C's intentions with respect to a potential combination with the Company. Party C's CEO reaffirmed that Party C would only proceed with negotiations and conduct due diligence if the Company granted them exclusivity.

        On November 23, 2015, Party D's CEO contacted Mr. Phillippy and informed him that, after further review and deliberation, Party D had decided not to pursue an acquisition of the Company. Party D's CEO expressed concern that certain of the Company's businesses did not fit Party D's strategic model, and that an acquisition of the Company would entail significant integration effort and risk. On the same date, Messrs. Phillippy and Mr. Potashner, members of the Company's management and representatives of J.P. Morgan held a telephonic meeting to discuss recent developments in the Company's process. Mr. Phillippy provided an update regarding recent communications with Party C and Party D. After considering and discussing various alternatives, the meeting attendees proposed to offer Party C a brief period of exclusivity if Party C would increase its proposed price to $25.00 per share and target signing a definitive acquisition agreement before December 25, 2015. Following the meeting, Mr. Potashner contacted the other members of the Independent Committee and received their support for this approach.

        On November 24, 2015, as directed by Mr. Potashner after consulting with the Independent Committee, Mr. Phillippy contacted Party C's CEO and informed him that the Company would be willing to grant a brief period of exclusivity to Party C if Party C would increase its proposed price to $25.00 per share. Party C's CEO informed Mr. Phillippy that he needed to discuss the price and proposed timing with his team, and that he would respond to Mr. Phillippy's proposal following that discussion.

        On November 25, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. Mr. Phillippy summarized the recent developments with Party C and Party D. The Company Board then discussed communication strategy with respect to Party C, and confirmed that the offer of exclusivity to Party C at a price of $25.00 per share was appropriate. The Company Board also discussed the execution risks associated with a transaction with Party C, including antitrust and financing risks discussed in previous meetings, and representatives of Gibson Dunn discussed ways to mitigate the antitrust risks associated with Party C's proposal. After members of the Company's management and representatives from Gibson Dunn and J.P. Morgan left the meeting, the Company Board discussed strategic alternatives to a transaction with Party C and the risks related to those alternatives. Based on the significant execution risks associated with a transaction with Party C, and in light of the process being undertaken by the Company, the Company Board determined that a purchase price below $24.75 per share from Party C would not be adequate to recommend to the Company's stockholders.

        On November 27, 2015, Party C's CEO contacted Mr. Phillippy to respond to the proposal made by Mr. Phillippy on November 24. Party C's CEO indicated that Party C was not willing to improve its proposed price to $25.00 per share, and communicated a counter-proposal of $23.00 per share, with a portion of the consideration to be comprised of up to 19.9% of Party C's then-outstanding common stock. Party C's proposal represented a 38% premium over the closing price of the Company Common Stock of $16.61 on that date. Party C's CEO also indicated that Party C did not believe that it would be feasible to sign and announce a merger agreement prior to December 25, 2015. As directed by the Company Board, Mr. Phillippy communicated the Company Board's position that it would not grant exclusivity to Party C at that price, and that the Company would therefore continue with its process.

        Also on November 27, 2015, Charles F. Cargile, the Company's Chief Financial Officer ("CFO"), received an unsolicited inquiry on behalf of Parent regarding whether the Company would be interested in discussing a potential business combination with Parent. Mr. Cargile discussed this inquiry with Messrs. Phillippy and Coyne, and Mr. Phillippy subsequently coordinated with Gerald G. Colella, the CEO of Parent, to arrange a telephone conversation to be held on December 4, 2015.

        On December 3, 2015, Party C's financial advisors communicated to J.P. Morgan that it was willing to increase its proposed purchase price to $23.25 per share, with a portion of the consideration to be comprised of up to 19.9% of Party C's then-outstanding common stock, which would represent approximately 34% of the total consideration. Party C's revised proposal represented a 40% premium over the closing price of the Company Common Stock of $16.56 on that date.

        On December 4, 2015, Mr. Phillippy had a telephone conversation with Mr. Colella, during which Mr. Colella communicated Parent's interest in a potential acquisition of the Company. Messrs. Phillippy and Colella scheduled an initial due diligence meeting for December 10, 2015 in Irvine, California.

        On December 7, 2015, Messrs. Phillippy and Coyne met with the CEO and CFO of Party A to further discuss the merits of a potential strategic business combination. Mr. Phillippy and Party A's CEO agreed to schedule a subsequent discussion on this topic. However, Party A's CEO indicated that he would not be available for that discussion until January 2016. On the same date, Mr. Simone met with the CEO of Party B to discuss the strategic fit of the Company and Party B and the Company's business units.

        On December 8, 2015, the Company and Parent entered into a confidentiality agreement with a customary standstill provision that would terminate in the event that the Company entered into a definitive acquisition agreement with another party. On the same date, at the direction of the Company Board, Mr. Phillippy had a telephone conversation with Party C's CEO, during which he responded to Party C's revised proposal with a counter-proposal at a price of $24.75 per share. Party C indicated that it was not interested in moving forward with an acquisition of the Company at that price.

        On December 10, 2015, Messrs. Phillippy and Cargile met with Mr. Colella, as well as Messrs. Seth H. Bagshaw, John H. Ippolito, and Eric S. Snyder, Parent's CFO, Vice President, Corporate Development, and Vice President, Quality & Reliability, respectively. These individuals participated in management meetings to discuss the potential acquisition of the Company by Parent. The Company subsequently provided business and financial due diligence materials to Parent in response to Parent's follow-up requests, and answered various business-related questions from representatives of Parent, in order to assist Parent in preparing its preliminary valuation model for the Company.

        On December 14, 2015, Messrs. Potashner and Phillippy met with the Chairman and CEO of Party B, during which they discussed the strategic rationale for a stock-for-stock merger between the companies, the leadership of the combined company and preliminary transaction structuring matters.

        On December 18, 2015, Party B submitted a preliminary, non-binding proposal for a stock-for-stock merger with the Company in an "at market" transaction. Based on this proposal, the Company agreed to schedule due diligence meetings in January 2016 with Party B.

        On December 23, 2015, Parent submitted a preliminary, non-binding proposal to acquire the Company for $20.50 per share in cash, representing a 26% premium over the closing price of the Company Common Stock of $16.26 on that date. Also on December 23, 2015, Party A communicated its willingness to schedule telephonic meetings between January 20 and January 22, 2016 to discuss moving forward with a proposed strategic combination.

        On December 28, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives from J.P. Morgan were present. Mr. Phillippy summarized the recent developments with Party A, Party B, Party C and Parent. The Company Board discussed the strategic rationale for each potential transaction, as well as the benefits and risks to the Company's stockholders associated with each potential transaction, including: (i) the increased global scale and market presence and cost and sales synergies achievable in a combination with Party A, and the risks related to execution, integration and customer reaction; (ii) the strategic benefits and the cost, tax and technology synergies that could be achieved in a combination with Party B, and the risks related to integration, low organic growth rates, and lack of fit of certain of Party B's business segments within the combined company; (iii) the potential benefits to the Company's stockholders of being able to participate in the future value created by a combination with Party C due to the equity component of the proposed consideration, as well as the previously discussed antitrust and financing risks; and (iv) whether Parent would likely be willing to increase its proposed purchase price, and the likely limited amount of antitrust risk involved in an acquisition of the Company by Parent. Representatives from J.P. Morgan then presented their financial analysis of the outstanding proposals from Party B, Party C and Parent. After J.P. Morgan's presentation, the Company Board discussed next steps for responding to Party B, Party C and Parent. The Company Board then directed J.P Morgan to (i) continue discussions with Party B to gauge the potential strategic benefits and synergies that could be achieved in a strategic business combination, (ii) inform Party C that the Company's process was taking longer than anticipated and that the Company would provide a response to Party C as soon as practicable, and (iii) communicate to Parent that it would need to significantly improve its proposal to remain competitive in the process.

        On January 2, 2016, J.P. Morgan had a telephone conversation with Lazard Frères & Co. LLC, Parent's financial advisors ("Lazard"), to communicate the Company Board's response to Parent's proposal. The Company informed Parent that it would need to increase its proposed purchase price significantly for it to be competitive, and offered to provide Parent with additional due diligence information to enable Parent to further consider its valuation of the Company.

        On January 7, 2016, J.P. Morgan had a telephone conversation with Party C's financial advisors and communicated that the Company would provide feedback on Party C's most recent proposal in the next few weeks.

        On January 8, 2016, Messrs. Phillippy, Cargile and Coyne, and representatives from J.P. Morgan, conducted an in-person due diligence meeting with Party B's senior management and financial advisors to discuss the strategic rationale for a merger transaction and potential synergies and to exchange preliminary due diligence information.

        On January 11, 2016, Messrs. Phillippy and Cargile, together with representatives of J.P. Morgan, conducted an in-person due diligence meeting with Parent's senior management and representatives of Lazard to discuss the Company's business and answer follow-up questions.

        On January 14, 2016, Mr. Cargile met with Party B's CFO to prepare a preliminary estimate of the amount of operating synergies that could be achievable in a combination with the Company. On the same date, the Company and Party B also held an initial conference call with legal and financial advisors to discuss tax synergies. Finally, on the same date, the Company's management also held due diligence calls with Parent regarding information technology and tax matters.

        On January 15, 2016, the Company and Party B held a conference call with their legal and financial advisors to discuss the potential tax savings that could be achieved in a strategic combination transaction. Also on January 15, 2016, Parent submitted a revised proposal to acquire the Company for $23.00 per share in cash, representing a 65% premium over the closing price of the Company Common Stock of $13.97 on that date. Parent proposed conducting due diligence in parallel with the negotiation of the definitive documents for the acquisition, with a target of announcing a transaction in mid-February 2016, and requested that the Company agree to exclusivity through February 19, 2016.

        On January 18, 2016, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. Representatives from J.P. Morgan summarized the recent developments with Party B, Party C and Parent. Representatives from J.P. Morgan and the Company's management then reviewed projected financial information for Party B and presented information regarding the synergies that could be achieved in a strategic combination transaction with Party B and the potential value creation resulting from the combination, as well as various other financial valuation analyses. Representatives of J.P. Morgan also presented their financial analysis of the most recent acquisition proposals submitted by Party C and Parent. Representatives from Gibson Dunn then reviewed and answered questions regarding certain legal considerations. The Company Board then discussed the significant antitrust risks posed by a transaction with Party C that had been raised at prior meetings. Representatives of Gibson Dunn and Mr. Coyne provided further input regarding the deal certainty risks in connection with a transaction with Party C. Following this discussion, and after considering the advice of Gibson Dunn and J.P. Morgan, the Company Board determined that on balance, the Parent proposal appeared to be the most attractive and that the best course of action would be to further engage with Parent without granting exclusivity, before asking Party C for its best and final offer. After the Company's management and the representatives of J.P. Morgan left the meeting, the Company Board discussed the various alternative proposed transactions. After evaluating the proposals, the Company Board resolved to direct J.P. Morgan to (i) work with Parent on a non-exclusive basis to solidify their proposal and seek additional insight into their due diligence process, their positions on certain key provisions in the draft Merger Agreement and their access to financing and (ii) after solidifying Parent's proposal, reengage Party C to confirm or update its proposal. The Company Board also resolved to continue discussions with Party B while working with Party C and Parent.

        After the Company Board meeting, J.P. Morgan informed Parent's advisors that the Company Board was not willing to grant Parent exclusivity at that time, but that Parent could proceed with detailed due diligence on a non-exclusive basis.

        On January 19, 2016, Parent and its advisors received access to the virtual data room established by the Company to share certain information related to the Company and the proposed acquisition, including the draft Merger Agreement.

        Also on January 19, 2016, Party B informed the Company that it had decided not to move forward with further negotiations regarding a strategic combination with the Company.

        On January 22, 2016, Messrs. Phillippy and Coyne spoke with the CEO of Party A, who expressed a continuing interest in discussing a potential strategic merger and suggested a meeting on February 17, 2016.

        On January 25, 2016, Mr. Phillippy had a telephone conversation with Mr. Colella to discuss the scope and timing of Parent's due diligence process.

        Between January 28 and February 12, 2016, Parent toured the Company's facilities in Wuxi, China; Santa Clara and Irvine, California; Jerusalem, Israel; Rochester, New York; and Franklin, Massachusetts.

        On January 29, 2016, Wilmer Cutler Pickering Hale and Dorr LLP, Parent's outside counsel ("WilmerHale"), provided an initial list of key issues with respect to the draft Merger Agreement to representatives of Gibson Dunn and the Company.

        On January 31 and February 1, 2016, the Company's senior management team conducted in-person due diligence meetings with Parent in Irvine, California. Representatives of Parent met with the leaders of each of the Company's business groups, as well as the Company's sales, finance, legal, human resources and information technology personnel.

        On February 3, 2016, J.P. Morgan contacted Party C's financial advisors to assess Party C's interest in submitting a revised proposal to increase their proposed purchase price from $23.25 per share.

        On February 4, 2016, Parent provided the Company with a draft financing commitment letter and term sheet from Barclays plc, evidencing its financing sources.

        On February 5, 2016, Mr. Phillippy had a telephone conversation with Mr. Colella to discuss the terms and parameters of the proposed transaction, during which Mr. Colella expressed that Parent was unwilling to engage in further price discussions.

        On February 8, 2016, Party C's financial advisors communicated to J.P. Morgan that, in light of the recent market turbulence, Party C was not willing to increase its most recent proposed price of $23.25 per share, and was no longer interested in pursuing an acquisition of the Company.

        On February 10, 2016, Parent submitted a letter to the Company reaffirming its acquisition proposal at a price of $23.00 per share in cash, representing a 59% premium over the closing price of the Company Common Stock of $14.49 on that date, and requesting exclusivity through February 25, 2016. Parent's letter stated that the acquisition proposal was discussed and supported by Parent's board of directors. Parent also confirmed that it had made significant progress with respect to due diligence and committed financing, and was only conducting a confirmatory due diligence review at that time. Parent further indicated that it did not anticipate any "major contract hurdles" after reviewing the draft Merger Agreement.

        On February 11, 2016, Parent provided a mark-up of the draft Merger Agreement, revised draft debt commitment documents and a list of outstanding confirmatory due diligence issues and requests to the Company.

        Also on February 11, 2016, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. Representatives from J.P. Morgan discussed the recent developments with Party A, Party B, Party C and Parent, and the Company Board determined that a transaction with Party A was unlikely to deliver value in the near-term that would be greater than the price of $23.00 per share proposed by Parent. Mr. Coyne then referred the Company Board to the summary of draft Merger Agreement issues that had been provided to the Company Board, and reviewed certain significant issues. Mr. Coyne and representatives of Gibson Dunn answered the Company Board's questions regarding the various draft Merger Agreement issues. The Company Board then discussed whether to grant Parent's request for exclusivity, asking questions of the representatives of Gibson Dunn and Mr. Coyne, and resolved to grant Parent exclusivity through February 22, 2016. Representatives of J.P. Morgan then reviewed their financial analysis of Parent's proposal. On the same date, Mr. Phillippy notified Party A's CEO that he would not be able to meet as planned on February 17, 2016.

        On February 12, 2016, the Company and Parent entered into an exclusivity agreement that, until 11:59 p.m. Pacific time on February 22, 2016, prohibited the Company from, directly or indirectly, soliciting acquisition proposals or providing any non-public information or entering into discussions or negotiations with parties other than Parent in connection with alternative transactions.

        From February 12, 2016 to February 22, 2016, representatives of the Company and Parent, together with representatives from Gibson Dunn and WilmerHale, negotiated the terms and conditions of the Merger Agreement and the ancillary documents related thereto, including terms related to the definition of "material adverse effect," the Company Board's "fiduciary out" in the event of an alternative proposal, the preparation of the Company's proxy statement and the holding of a Company stockholder meeting, the conditions under which the Merger Agreement could be terminated, the amount of the break-up fee and the conditions under which Parent would be entitled to receive the break-up fee. During this period, Parent and its financing sources also continued to conduct confirmatory due diligence.

        On February 19, 2016, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives of Gibson Dunn and J.P. Morgan were present. Mr. Coyne and representatives of Gibson Dunn summarized the status of the Merger Agreement and the related transaction documents, including the remaining open issues with respect thereto, and answered questions from the Company Board. The Company's management also answered questions from the Company Board regarding the status of Parent's financing and its due diligence activities.

        On February 21, 2016, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives of Gibson Dunn and J.P. Morgan were present. Representatives of J.P. Morgan presented their financial analysis of the proposed transaction with Parent and reviewed valuation ranges for the Company based on a variety of methodologies. Representatives of Gibson Dunn discussed the fiduciary duties of the Company Board relating to their consideration of the Merger Agreement and the Merger, and reviewed the overall transaction timeline and process, including the various proposals received and considered by the Company Board. Representatives of Gibson Dunn then referred the Company Board to the summary of the final provisions of the Merger Agreement and related transaction documents that had been provided to the Company Board, and reviewed certain key provisions of those documents in detail. After members of the Company's management and representatives from J.P. Morgan left the meeting, the Company Board discussed the proposed transaction with Parent.

        Also on February 21, 2016, the Independent Committee held a special telephonic meeting. The Independent Committee considered the terms of the Merger Agreement and the proposed transaction with Parent, and the draft fairness opinion of J.P. Morgan, and resolved to recommend the Merger Agreement and the proposed transaction with Parent to the Company Board.

        On February 22, 2016, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company's management and representatives from Gibson Dunn and J.P. Morgan were present. The Company Board received the Independent Committee's recommendation of the Merger Agreement and the Merger, and J.P. Morgan rendered its oral fairness opinion to the Company Board, confirmed by delivery of a written opinion, dated February 22, 2016, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. After discussing the final terms of the Merger Agreement and the proposed transaction with Parent, the Company Board unanimously resolved to approve the terms of the Merger Agreement and recommend it for adoption by the Company's stockholders.

Recommendation of the Company Board; Our Reasons for the Merger

Recommendation of the Company Board

        After careful review and consideration, the Company Board, upon the unanimous recommendation of an independent committee of the Company Board, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders. After such consideration, the Company Board approved the Merger Agreement and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement.

        Accordingly, subject to the terms and conditions of the Merger Agreement, the Company Board unanimously recommends that our stockholders vote "FOR" the Merger Proposal, "FOR" the Adjournment Proposal and "FOR" the Merger-Related Named Executive Officer Compensation Proposal.

Our Reasons for the Merger

        In considering its decision to approve the Merger Agreement and to authorize and approve the Merger and, subject to the terms and conditions of the Merger Agreement, to recommend the approval of the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal by our stockholders, the Company Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement, the Merger and the other transactions set forth in the Merger Agreement, as well as other alternative transactions, including contacts and extensive discussions with other potential acquirers. Notwithstanding the rigorous process described in the section entitled "Background of the Merger" beginning on page 29 of this proxy statement, no other potential acquirer offered an alternative as favorable to Newport stockholders as the Merger.

        The Company Board considered a number of positive factors in its deliberations, including the following (which factors are not necessarily presented in order of relative importance):

  •
  Best Alternative for Maximizing Stockholder Value.  Receipt of the merger consideration of $23.00 per share in cash was more favorable to the Company's stockholders than the potential value that might result from other potential transactions (or remaining independent). This decision was based on, among other things, the Company Board's assessment of:

  •
  the Company's historical operating and financial performance, its competitive position, its future prospects, and its resources at hand, including cash;

  •
  the advantages of entering into the Merger Agreement in comparison with the risks of remaining independent, including risks related to achieving the Company's financial projections as a standalone company, the risks inherent in Newport's industry, potential changes in laws affecting that industry, the economy and capital markets as a whole, and the various additional risks and uncertainties that are described in the Company's most recent annual report filed with the SEC on Form 10-K;

  •
  the Company Board's belief that it had negotiated the highest price per share for Company Common Stock that Parent was willing to pay; and

  •
  the Company Board's belief that the process conducted by the Company had resulted in the highest price reasonably available to the Company.

  •
  Attractive Value.  The Company Board concluded that the merger consideration of $23.00 per share represented an attractive valuation for the Company and an opportunity for the Company stockholders to receive a significant premium over the market price of the Company Common Stock. The Company Board reviewed the historical market prices, volatility and trading information with respect to the Company's Common Stock, including:

  •
  the fact that the proposed merger consideration of $23.00 per share represents a premium of (i) 57% compared to $14.69, Newport's average closing price for the one-month period ended February 22, 2016, the last trading date prior to the public announcement of the proposed Merger, (ii) 52% compared to $15.14, Newport's average closing price for the six-month period ended as of such date, and (iii) 53% compared to the closing price of Company Common Stock of $15.04 on February 22, 2016, the last trading date prior to the public announcement of the proposed Merger; and

    •
    the unlikelihood of a transaction proposal at a higher value than the cash price to be paid by Parent, in light of the fact that the Company actively negotiated increases in the initial and subsequent offers made by the potential acquirers, including Parent;

  •
  Greater Certainty of Value.  The proposed merger consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders compared to any transaction in which stockholders would receive shares of an acquirer's stock. The receipt of cash consideration also eliminates for our stockholders the risk of the continued execution of our business on a stand-alone basis. The Company Board also considered the likelihood that the closing of the Merger can occur promptly, likely in the second quarter of 2016.

  •
  Likelihood of Completion.  The likelihood that the Merger will be consummated, particularly in view of the terms of the Merger Agreement and the closing conditions. In that regard, the Company Board noted:

  •
  that Parent obtained the Commitment Letter, and the terms thereof (as more fully described below under the caption "—Financing of the Merger");

  •
  that Parent's obligation to complete the Merger is not subject to any financing-related condition;

  •
  that Parent represented in the Merger Agreement that it will have, at the effective time of the Merger, sufficient cash, available lines of credit or other sources of immediately available funds to consummate the transactions contemplated by the Merger Agreement, including payment of the merger consideration;

  •
  the limited number of conditions to the Merger;

  •
  the relative likelihood of obtaining required regulatory approvals;

  •
  that Parent committed in the Merger Agreement to use its reasonable best efforts to take all actions and do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger; and

  •
  the remedies available under the Merger Agreement to Newport in the event of various breaches by Parent.

  •
  Receipt of Opinion from J.P. Morgan.  The financial analysis of J.P. Morgan Securities LLC ("J.P. Morgan") that was performed in connection with the written opinion of J.P. Morgan dated February 22, 2016, to the effect that, as of such date and based upon and subject to the various factors and assumptions set forth in the written opinion, the merger consideration of $23.00 per share to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described under "—Opinion of J.P. Morgan Securities LLC" beginning on page 44 of this proxy statement, as well as the full text of J.P. Morgan's fairness opinion, dated February 22, 2016, which is attached to this proxy statement as Annex C.

  •
  The terms and conditions of the Merger Agreement, including Newport's ability to consider and respond to, under certain circumstances specified in the Merger Agreement, an unsolicited bona fide written Acquisition Proposal (as more fully described under "The Merger Agreement—No Shop; Acquisition Proposals; Change in Recommendation" beginning on page 78 of this proxy statement), and the Company Board's right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal (as more fully described under "The Merger Agreement—Termination of the Merger Agreement" beginning on page 87 of this proxy statement), subject to certain match rights in favor of Parent and upon payment of a termination fee to Parent of

    $32,600,000 (approximately 3.5% of the equity value), which is within the customary range of termination fees payable in similar transactions.

  •
  The Merger would be subject to the approval of Newport stockholders, and the stockholders would be free to reject the Merger.

  •
  The Company Board's view that the Merger Agreement was the product of arm's-length negotiations and contained customary terms and conditions.

        The Company Board also considered potential drawbacks and risks relating to the Merger, including the following (which drawbacks and risks are not necessarily presented in order of relative importance):

  •
  Newport will no longer exist as an independent company, and accordingly, Newport stockholders will no longer participate in any future growth Newport may have or any potential future increase in its value.

  •
  There can be no assurance that all conditions to the parties' obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if the Merger Proposal is approved by Newport stockholders. If the Merger is not completed, (i) Newport will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) the trading price of shares of Company Common Stock would likely be adversely affected and (iii) the market's perceptions of Newport's prospects could be adversely affected.

  •
  Newport's management's focus and resources may become diverted from other important business opportunities and operational matters while working to implement the Merger, which could adversely affect Newport's business.

  •
  The effect of a public announcement of Newport entering into the Merger Agreement on Newport's operations, stock price and employees and its ability to attract and retain key management, research, manufacturing and sales personnel while the Merger is pending and the potential adverse effects on the financial results of Newport as a result of that disruption, as well as the possibility of any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement.

  •
  The operations of Newport will be restricted by interim operating covenants during the period between signing the Merger Agreement and the effective time of the Merger, which could effectively prohibit Newport from undertaking any strategic initiatives or other material transactions to the detriment of Newport and its stockholders. See the section entitled "The Merger Agreement—Conduct of Business Pending the Closing" beginning on page 74 of this proxy statement.

  •
  The Merger will be a taxable transaction to Newport stockholders that are U.S. holders (as defined in "—Material U.S. Federal Income Tax Consequences" beginning on page 61 of this proxy statement) for U.S. federal income tax purposes and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the Merger.

  •
  That the terms of the Merger Agreement prohibit Newport and its representatives from soliciting third party bids, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our stockholders.

  •
  The possibility that if the Merger Agreement is terminated under certain specified circumstances, Newport may be required to pay Parent a termination fee of $32,600,000, as more fully described in "The Merger Agreement—Transaction Expenses and Termination Fees" beginning on page 88 of this proxy statement.

  •
  That the obligation of the Commitment Parties to provide Debt Financing to Parent under the Commitment Letter is subject to a number of conditions, and there is a risk that these conditions will not be satisfied, and that Debt Financing or alternative financing otherwise may not be available when required (as more fully described in "—Financing of the Merger").

        The Company Board also considered that certain of our directors and officers may have conflicts of interest in connection with the Merger, as they may receive certain benefits that are different from, or in addition to, those of our other stockholders. See the section entitled "—Interests of Our Directors and Executive Officers in the Merger" beginning on page 56 of this proxy statement.

        After taking into account all of the factors set forth above, as well as others, the Company Board unanimously agreed that the benefits of the Merger outweighed the drawbacks and risks and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, approved the Merger Agreement, and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement and recommended that our stockholders vote to approve the Merger Proposal at the special meeting.

        The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Company Board in its consideration of the Merger, but is merely a summary of the material positive factors and material drawbacks and risks considered by the Company Board in that regard. In view of the number and variety of factors and the amount of information considered, the Company Board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Company Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Company Board may have given different weights to different factors. The Company Board made its recommendation based on the totality of information presented to, and the investigation conducted by, the Company Board.

Opinion of J.P. Morgan Securities LLC

        Pursuant to an engagement letter dated January 28, 2016, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger and to deliver a fairness opinion in connection with the proposed Merger.

        At the meeting of the Company Board on February 22, 2016, J.P. Morgan rendered its oral opinion to the Company Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its February 22, 2016 oral opinion by delivering its written opinion to the Company Board, dated February 22, 2016, that, as of such date, the consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. The full text of the written opinion of J.P. Morgan dated February 22, 2016, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. Holders of Company Common Stock are urged to read the opinion in its entirety. J.P. Morgan's written opinion was addressed to the Company Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan's opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the proposed Merger or any other matter.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed a draft dated February 22, 2016 of the Merger Agreement;

  •
  reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

  •
  compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

  •
  compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the proposed Merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct, nor was it provided with, any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement and this proxy statement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed Merger.

        J.P. Morgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan's opinion noted that subsequent developments may affect J.P. Morgan's opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to holders of Company Common Stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the proposed Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the consideration in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company Common Stock will trade at any future time.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Company Board on February 22, 2016, which methodology was contained in the presentation delivered to the Company Board on such date in connection with the rendering of such opinion, and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's analyses.

        Public Trading Multiples.    Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the business of the Company. These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan's analysis, may be considered similar to those of the Company based on business sector participation, operational characteristics and financial metrics. However, none of the companies selected are identical to the Company, and certain of the companies may have characteristics that are materially different from those of the Company. The companies selected by J.P. Morgan were as follows:

  •
  Analogic Corporation ("Analogic")

  •
  Coherent, Inc. ("Coherent")

  •
  Finisar Corporation ("Finisar")

  •
  GSI Group Inc. ("GSI Group")

  •
  II-VI Incorporated ("II-VI")

  •
  IPG Photonics Corporation ("IPG Photonics")

  •
  Jenoptik Group ("Jenoptik")

  •
  Lumentum Holdings Inc. ("Lumentum")

  •
  Rofin-Sinar Technologies Inc. ("Rofin")

  •
  Carl Zeiss Meditec AG ("Zeiss")

        For each of the selected companies, J.P. Morgan calculated the stock price of its common equity on February 22, 2016 divided by the publicly available Wall Street analysts' consensus estimates of earnings per share for calendar year 2016 ("CY2016E P/E").

        The following table represents the results of this analysis:

Selected Company	CY2016E P/E
Analogic	16.7x
Coherent	18.2x
Finisar	13.0x
GSI Group	11.3x
II-VI	13.8x
IPG Photonics	15.7x
Jenoptik	12.0x
Lumentum	17.2x
Rofin	13.3x
Zeiss	22.9x
Median	14.7x
Company	9.8x

        Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range of 9.5x to 15.5x for CY2016E P/E, and applied such reference range to the Company's non-GAAP earnings per share estimate for calendar year 2016, as provided by the management of the Company in its Base Case Forecasts (as defined in the subsection entitled "—Certain Financial Forecasts"). This resulted in an implied equity value range of $16.25 to $26.75 per share (in each case, rounded to the nearest $0.25), compared to (i) the closing price of the Company Common Stock on February 22, 2016 of $15.04 per share (the "Unaffected Price"), which was the last trading day prior to the public announcement of the Merger, and (ii) the merger consideration of $23.00 per share.

        For each of the selected companies, J.P. Morgan also calculated the multiple of enterprise value to the EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for calendar year 2016 ("EV/CY2016E EBITDA"). The multiples were based on the selected companies' closing stock prices on February 22, 2016 and publicly available Wall Street analysts' consensus estimates.

        The following table represents the results of this analysis:

Selected Company	EV/CY2016E EBITDA
Analogic	8.7x
Coherent	9.6x
Finisar	6.1x
GSI Group	6.8x
II-VI	8.1x
IPG Photonics	8.7x
Jenoptik	8.2x
Lumentum	10.1x
Rofin	6.1x
Zeiss	12.1x
Median	8.5x
Company	5.7x

        Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range of 5.5x to 8.5x EV/CY2016E EBITDA, and applied such reference range to the Company's EBITDA estimate for calendar year 2016, as provided by the management of the Company. This resulted in an implied equity value range of $15.75 to $24.25 per share (in each case, rounded to the nearest $0.25), compared to (i) the Unaffected Price and (ii) the merger consideration of $23.00 per share.

        Discounted Cash Flow Analysis.    J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Company Common Stock. In performing this analysis, J.P. Morgan used the forecasted unlevered free cash flows for calendar years 2016 through 2025 that were calculated using the Base Case Forecasts prepared by the management of the Company. J.P. Morgan treated stock-based compensation as a cash expense in the unlevered free cash flow calculation for purposes of its discounted cash flow analysis, as stock-based compensation was viewed by J.P. Morgan as a true economic expense of the business. J.P. Morgan also calculated a range of terminal values of the Company by applying perpetuity growth rates ranging from 2.5% to 3.5% to the unlevered free cash flow of the Company during the terminal year. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 9.0% to 11.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company and were applied using the mid-year convention for discounting. The present values of the unlevered free cash flows and the range of terminal values were then adjusted for the Company's net debt. Based on the results of this analysis, J.P. Morgan arrived at a range of implied equity values for the Company Common Stock of between $18.50 and $26.25 per share (in each case, rounded to the nearest $0.25), compared to (i) the Unaffected Price and (ii) the merger consideration of $23.00 per share.

        Selected Transaction Analysis.    Using publicly available information, J.P. Morgan reviewed selected transactions involving companies that engaged in businesses which J.P. Morgan judged to be reasonably analogous to the business of the Company or aspects thereof. For each of the selected transactions, J.P. Morgan calculated the transaction enterprise value (EV) of each target company as of the date of the applicable transaction announcement by such target company's EBITDA (earnings before interest, taxes, depreciation and amortization) for the last twelve months ("EV/LTM EBITDA"). Specifically, J.P. Morgan reviewed the following transactions:

Acquirer	Target	Date Announced	EV/LTM EBITDA
AMETEK, Inc.	Zygo Corporation	April 2014	8.9x
Oxford Instruments plc	Andor Technology	December 2013	14.6x
Excelitas Technologies Corporation	Qioptiq	September 2013	N/A
Teledyne Technologies Incorporated	LeCroy Corporation	May 2012	8.3x
AXA Private Equity	Photonis Group	September 2011	10.1x
Newport Corporation	Ophir Optronics Ltd.	July 2011	11.5x
IDEX Corporation	CVI Melles Griot	May 2011	10.8x
Bruker Corporation	Veeco Metrology, Inc.	August 2010	10.8x
GSI Group Inc.	Excel Technology, Inc.	July 2008	13.5x
Qioptiq Group	Linos AG	July 2006	8.7x
Candover Investments plc	Thales Group Optical Components	September 2005	N/A
Median			10.8x

        Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range of 8.5x to 11.5x for EV/LTM EBITDA, and applied this reference range to the Company's EBITDA for calendar year 2015, as provided by the management of the Company in the Base Case Forecasts. This resulted in an implied equity value range of $19.25 to $26.25 per share (in each case, rounded to the nearest $0.25), compared to (i) the Unaffected Price and (ii) the merger consideration of $23.00 per share.

        Other Information.    J.P. Morgan also reviewed and presented other information and noted that such analyses are not valuation methodologies but presented these analyses for reference purposes only.

        J.P. Morgan noted that the 52-week trading range of the Company Common Stock ending on February 22, 2016 ranged from a low of $13.42 to a high of $20.59 per share.

        J.P. Morgan also noted price targets set by published equity research analysts for Company Common Stock prior to February 22, 2016 ranged from a low of $20.00 to a high of $22.50 per share.

        J.P. Morgan also performed public trading multiples analyses for CY2016E P/E and EV/CY2016E EBITDA similar to the analyses described above under "—Public Trading Multiples" using the same multiple reference ranges and the same selected public companies for each as described above under "—Public Trading Multiples," and, in each case, as applied to publicly available Wall Street analysts' consensus estimates for the Company. Such analyses resulted in an implied equity value range of $14.50 to $23.75 per share (in each case, rounded to the nearest $0.25) for CY2016E P/E and an implied equity value range of $14.50 to $22.50 per share (in each case, rounded to the nearest $0.25) for EV/CY2016E EBITDA.

        Miscellaneous.    The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

        Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan's analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P.

Morgan was selected to advise the Company with respect to the Merger and deliver an opinion to the Company Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

        For services rendered in connection with the Merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a transaction fee of 1.25% of the total transaction value, $2 million of which was payable upon delivery by J.P. Morgan of its opinion and the remainder of which is payable contingent upon the consummation of the Merger. In the event that the Merger is not consummated and the Company receives any break fee payment pursuant to the termination, abandonment or failure to occur of the Merger, the Company will pay J.P. Morgan a fee equal to 25% of such payment, less the $2 million fee paid by the Company upon delivery of J.P. Morgan's opinion, but in no event will the payment to J.P. Morgan, together with any other fees paid to J.P. Morgan in connection with the transaction, exceed the transaction fee that would have been paid to J.P. Morgan if the Merger had been consummated. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan's engagement.

        During the two years preceding the date of J.P. Morgan's opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or Parent. However, J.P. Morgan's commercial banking affiliate is an agent bank and a lender under an outstanding credit facility of the Company, for which it receives customary compensation or other financial benefits. In the ordinary course of J.P. Morgan's businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Parent for its own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities.

Certain Financial Forecasts

        Newport does not as a matter of course make public projections, other than customary guidance for the current period, as to future sales, earnings, or other results. However, the management of the Company has prepared the prospective financial information set forth below and provided the prospective financial information to J.P. Morgan in its capacity as the Company's financial advisor, specifically forecasts prepared by the Company's management for the Company's standalone financial performance for fiscal years 2015 through 2020. These forecasts included two scenarios: (i) a "base case" scenario, assuming significant share repurchases but no acquisitions (the "Base Case Forecasts"); and (ii) an "acquisition case" scenario, assuming a combination of share repurchases and acquisitions (the "Acquisition Forecasts") (collectively, the "Forecasts"). In developing the Forecasts, the Company's management made assumptions regarding the impact of (i) forecasted organic growth rates in the markets served by the Company; (ii) future competitive conditions, including opportunities to gain market share and other customer opportunities; (iii) changes in average sales prices for the Company's products to customers; (iv) inflation rates on sales prices and the Company's operating costs; (v) changes in the Company's operating costs to support sales growth; (vi) investments that may be necessary to support future sales; (vii) current product offerings, new product introductions and technology developments, and the investments that may be necessary to support these activities; (viii) future economic and financial market conditions and risks, including interest rates and tax rates; (ix) capital investments necessary to support future revenue opportunities; and (x) the Company's ability to successfully repurchase shares of Company Common Stock on suitable terms. In addition, in developing the Acquisition Forecasts, the Company's management made assumptions regarding: (i) management's ability to successfully identify, negotiate and execute potential acquisition transactions with companies having average total incremental revenue of $50 million per year; (ii) the impact of such acquisitions on the Company's cash and debt balances; and (iii) the Company's ability to successfully repurchase shares of Company Common Stock on suitable terms. Each of the foregoing assumptions is difficult to predict accurately and many of these assumptions are beyond our control. The Forecasts were prepared on a different basis, for a different purpose and at a different time than the Company's public guidance as to its annual financial performance and on a different basis, for a different purpose and at a different time than other internal financial forecasts that Company management may prepare for its own use or for the use of the Company Board in evaluating the Company's business. The Forecasts were prepared in connection with the Company's consideration of a possible transaction; the Acquisition Forecasts were prepared to provide the Company with a potential alternative standalone perspective to the Base Case Forecasts reflecting a hypothetical scenario in which the Company was projected to complete significant acquisitions each year during the period. The Forecasts do not, and were not intended to, correspond to the Company's public guidance as to its annual financial performance and do not, and were not intended to, update or revise the Company's public guidance as to its annual financial performance.

        The Forecasts were provided to the Company Board in connection with its consideration of a possible merger transaction and the Company Board's recommendation to the Company's stockholders. The Forecasts were also provided to J.P. Morgan. J.P. Morgan used only the Base Case Forecasts in performing the financial analyses described in the section entitled "—Opinion of J.P. Morgan Securities LLC" beginning on page 44 of this proxy statement. J.P. Morgan was advised by the Company to rely on, and did rely on, only the Base Case Forecasts in its fairness opinion. There can be no assurance that the Forecasts will be realized, however, and actual results may vary materially from those shown. Important factors that may affect actual results and result in the Forecasts not being achieved include, but are not limited to, the risks described in the Company's most recent annual reports filed with the SEC on Form 10-K, and in this proxy statement under the heading "Cautionary Statement Regarding Forward-Looking Statements." The Forecasts cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, the inclusion of Forecasts in this proxy statement should not be regarded as an indication that Company, Parent, Merger Sub or their respective affiliates or representatives considered or consider the Forecasts to be a prediction of actual future events, and the Forecasts should not be relied upon as such. The Company has made no representation to Parent, in the Merger Agreement or otherwise, concerning the Forecasts.

        In connection with Parent's due diligence process, Parent and certain of its advisors were provided forecasts that were the same as the Base Case Forecasts, except as indicated in footnotes (3) and (6) to the table below.

        Because the Acquisition Forecasts assumed the completion of highly uncertain acquisitions of unidentified and unknown parties by the Company, as well as other additional risks and uncertainties, the Company Board relied primarily on the Base Case Forecasts in connection with its consideration of a possible merger transaction. For similar reasons, the Company advised J.P. Morgan to rely only on the Base Case Forecasts in its fairness opinion, and did not provide the Acquisition Forecasts to Parent.

        The following is a summary of the Forecasts prepared by the Company's management.

Base Case Forecasts

$ in millions, except per share data (EPS)	FY 2015A	FY 2016AOP	FY 2017E	FY 2018E	FY 2019E	FY 2020E
Revenue	$603	$628	$645	$665	$685	$705
Non-GAAP Operating Income(1)(2)	$76	$99	$104	$112	$113	$118
EBITDA(1)(3)	$96	$120	$126	$136	$138	$144
Non-GAAP Net Income(1)(4)	$52	$67	$72	$77	$80	$82
Non-GAAP EPS(1)	$1.31	$1.72	$2.02	$2.36	$2.69	$3.08
Unlevered Free Cash Flow(5)(6)	$29	$57	$62	$70	$71	$74

Acquisition Forecasts

$ in millions, except per share data (EPS)	FY 2015E	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
Revenue	$606	$677	$748	$822	$900	$982
Non-GAAP Operating Income(1)(2)	$76	$103	$121	$139	$156	$174
EBITDA(1)(3)	$96	$118	$139	$162	$181	$201
Non-GAAP Net Income(1)(4)	$51	$71	$84	$96	$106	$118
Non-GAAP EPS(1)	$1.28	$1.78	$2.16	$2.54	$2.89	$3.26

(1)
To supplement the financial forecasts prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company presented forecasted non-GAAP financial measures (non-GAAP operating income, EBITDA, non-GAAP net income and non-GAAP earnings per share) that exclude stock-based compensation expense, amortization of intangible assets, losses on disposal of assets, and acquisition-related, restructuring and severance costs. The Company excludes these items because it believes that the non-GAAP measures enhance the reader's overall understanding of the Company's potential financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the projected results of the Company over various periods. The Company's management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial forecasts are not prepared in accordance with GAAP; therefore, the information should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to their corresponding GAAP measures, for both the Base Case Forecasts and the Acquisition Forecasts, are provided below.

(2)
Non-GAAP Operating Income defined as GAAP operating income, adding back amounts for stock-based compensation expense, amortization of intangible assets, loss on disposal of assets and acquisition-related, restructuring and severance costs.

(3)
EBITDA defined as non-GAAP operating income plus depreciation. EBITDA for the Base Case Forecasts was not provided to Parent.

(4)
Non-GAAP Net Income defined as GAAP net income, adding back amounts for stock-based compensation expense, amortization of intangible assets, loss on disposal of assets, and acquisition-related, restructuring and severance costs, adjusted for the tax impacts of such amounts.

(5)
Unlevered Free Cash Flow defined as EBITDA less taxes, less capital expenditures, less stock-based compensation expense (net of tax) plus change in net working capital.

(6)
Unlevered Free Cash Flow for the Base Case Forecasts was computed by J.P. Morgan, and reviewed and approved by the Company's management for J.P. Morgan's use in connection with its financial analysis and rendering its fairness opinion to the Company Board, and was not provided to Parent. Unlevered Free Cash Flow was not calculated for the Acquisition Forecasts.

Non-GAAP Reconciliations

        Set forth below is a summary of reconciliations of the non-GAAP financial information to the most comparable GAAP financial measures based on financial information available to, or projected by, the Company.

        The following table presents the reconciliation of Base Case Forecasts GAAP operating income to non-GAAP operating income:

	Financial Year Ended
(In thousands)	2015A	2016AOP	2017E	2018E	2019E	2020E
Operating income:
Operating income—GAAP	$47,389	$73,177	$81,354	$91,452	$93,568	$99,141
Amortization of intangible assets	8,523	8,377	6,736	4,571	3,980	3,594
Stock-based compensation expense	13,234	14,701	15,021	15,021	15,021	15,021
Acquisition-related, restructuring and severance costs	6,066	2,532	500	500	500	500
Loss on disposal of assets	1,088	—	—	—	—	—

Non-GAAP operating income	$76,300	$98,787	$103,611	$111,544	$113,070	$118,256

        The following table presents the reconciliation of Base Case Forecasts non-GAAP operating income to EBITDA:

	Financial Year Ended
(In thousands)	2015A	2016AOP	2017E	2018E	2019E	2020E
Earnings before interest, tax, depreciation and amortization ("EBITDA"):
Non-GAAP operating income	$76,300	$98,787	$103,611	$111,544	$113,070	$118,256
Depreciation	19,528	21,424	22,141	24,087	25,009	25,976

EBITDA	$95,828	$120,211	$125,752	$135,631	$138,079	$144,232

        The following table presents the reconciliation of Base Case Forecasts GAAP net income to non-GAAP net income:

	Financial Year Ended
(In thousands)	2015A	2016AOP	2017E	2018E	2019E	2020E
Net income:
Net income—GAAP	$31,121	$48,598	$55,929	$62,623	$65,730	$68,525
Amortization of intangible assets	8,523	8,377	6,736	4,571	3,981	3,594
Stock-based compensation expense	13,234	14,701	15,021	15,021	15,021	15,021
Acquisition-related, restructuring and severance costs	6,066	2,532	500	500	500	500
Loss on disposal of assets	1,088	—	—	—	—	—
Income tax provision on non-GAAP adjustments	(7,735)	(7,298)	(6,232)	(5,626)	(5,461)	(5,353)

Non-GAAP net income	$52,297	$66,910	$71,954	$77,089	$79,771	$82,287

        The following table presents the reconciliation of Base Case Forecasts GAAP net income per diluted share to non-GAAP net income per diluted share:

	Financial Year Ended
	2015A	2016AOP	2017E	2018E	2019E	2020E
Net income per diluted share:
Net income per diluted share—GAAP	$0.78	$1.25	$1.57	$1.92	$2.21	$2.57
Total non-GAAP adjustments	0.53	0.47	0.45	0.44	0.48	0.51

Non-GAAP net income per diluted share	$1.31	$1.72	$2.02	$2.36	$2.69	$3.08

        The following table presents the reconciliation of Acquisition Forecasts GAAP operating income to non-GAAP operating income:

	Financial Year Ended
(In thousands)	2015E	2016E	2017E	2018E	2019E	2020E
Operating income:
Operating income—GAAP	$47,303	$77,434	$95,197	$114,776	$130,920	$148,392
Amortization of intangible assets	8,404	8,434	7,718	5,994	5,747	5,638
Stock-based compensation expense	13,448	15,521	16,046	16,598	17,176	17,784
Acquisition-related, restructuring and severance costs	5,418	2,100	2,100	2,100	2,100	2,100
Loss on disposal of assets	1,088

Non-GAAP operating income	$75,661	$103,489	$121,061	$139,468	$155,943	$173,914

        The following table presents the reconciliation of Acquisition Forecasts non-GAAP operating income to EBITDA:

	Financial Year Ended
(In thousands)	2015E	2016E	2017E	2018E	2019E	2020E
Earnings before interest, tax, depreciation and amortization ("EBITDA"):
Non-GAAP operating income	$75,661	$103,489	$121,061	$139,468	$155,943	$173,914
Depreciation	20,016	14,891	18,398	22,978	25,161	27,202

EBITDA	$95,677	$118,380	$139,459	$162,446	$181,104	$201,116

        The following table presents the reconciliation of Acquisition Forecasts GAAP net income to non-GAAP net income:

	Financial Year Ended
(In thousands)	2015E	2016E	2017E	2018E	2019E	2020E
Net income:
Net income—GAAP	$30,259	$52,340	$64,909	$77,923	$88,396	$100,101
Amortization of intangible assets	8,404	8,434	7,718	5,994	5,747	5,638
Stock-based compensation expense	13,448	15,521	16,046	16,598	17,176	17,784
Acquisition-related, restructuring and severance costs	5,418	2,100	2,100	2,100	2,100	2,100
Loss on disposal of assets	1,088
Income tax provision on non-GAAP adjustments	(7,722)	(7,556)	(7,243)	(6,914)	(7,006)	(7,146)

Non-GAAP net income	$50,895	$70,839	$83,530	$95,701	$106,413	$118,477

        The following table presents the reconciliation of Acquisition Forecasts GAAP net income per diluted share to non-GAAP net income per diluted share:

	Financial Year Ended
	2015E	2016E	2017E	2018E	2019E	2020E
Net income per diluted share:
Net income per diluted share—GAAP	$0.76	$1.32	$1.68	$2.07	$2.40	$2.75
Total non-GAAP adjustments	0.52	0.46	0.48	0.47	0.49	0.51

Non-GAAP net income per diluted share	$1.28	$1.78	$2.16	$2.54	$2.89	$3.26

        The Forecasts should be read together with the historical financial statements of the Company, which have been filed with the SEC, and the other information regarding the Company contained elsewhere in this proxy statement. The Forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, were prepared on a reasonable basis, reflect the best available estimates and judgments. However, this information is a projection and should not be relied upon as being necessarily indicative of future results. The Forecasts do not purport to present financial information in accordance with GAAP (although the Forecasts were prepared on an accounting basis consistent with the Company's financial statements). Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Forecasts, nor have they expressed any opinion or any other form of assurance on the Forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the Forecasts.

        Although Newport believes that the assumptions of the Company's management used as a basis for the Forecasts were reasonable at the time the Forecasts were prepared, given the information available to the Company's management at the time, the assumptions underlying the Forecasts are inherently uncertain. The Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement. Similarly, the Forecasts do not take into account the effect of any failure of the Merger to occur. The revenue projections and other assumptions upon which the Forecasts were based are subjective in many respects and are subject to various interpretations. The Forecasts do not give effect to the Merger. None of the Company, Parent, Merger Sub or their respective affiliates or representatives has made or makes any representation to any stockholder or to any other person regarding the ultimate performance of the

Company compared to the information contained in the Forecasts or that forecasted results will be achieved, and except as may be required by applicable law, none of them intend to update or otherwise revise or reconcile the Forecasts to reflect circumstances existing after the date the Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Forecasts change or are shown to be in error.

        Readers of this proxy statement are cautioned not to place undue reliance on the Forecasts.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of the Company Board that the stockholders vote to approve the Merger Proposal, the stockholders should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the stockholders generally. The members of the Company Board were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the stockholders that the Merger be approved. See the section entitled "Recommendation of the Company Board; Our Reasons for the Merger" beginning on page 40 of this proxy statement. The stockholders should take these interests into account in deciding whether to vote "FOR" the Merger Proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of Newport Equity Awards

        Restricted Stock Units.    At the effective time of the Merger, each restricted stock unit (each, a "Company RSU") granted under any stock option or equity compensation plan, arrangement or agreement of the Company ("Company Equity Plans") that is outstanding immediately prior to the effective time of the Merger and as to which shares of Company Common Stock will not have been fully distributed in connection with the closing of the Merger will be assumed by Parent, and will continue to have and be subject to the same terms and conditions (including the same vesting conditions) as were in effect for such Company RSU immediately prior to the effective time of the Merger, except that such Company RSU will become an award for a number of shares of common stock, no par value, of Parent ("Parent Common Stock") equal to the number of shares of Company Common Stock subject to such Company RSU multiplied by a fraction (the "Equity Award Exchange Ratio"), the numerator of which will be the merger consideration of $23.00 per share and the denominator of which will be the average of the volume weighted average price per share of Parent Common Stock on NASDAQ Global Select Market ("NASDAQ") over the five consecutive trading days ending on the second complete trading day preceding the closing date for the Merger (with the result rounded down to the nearest whole share). Our directors and executive officers hold Company RSUs.

        The table below sets forth information regarding Company RSUs held by each of the Company's executive officers and directors as of March 18, 2016.

Name	Number of shares of Company Common Stock underlying Company RSUs held	Number of Company RSUs that will vest in connection with the Merger	Consideration payable in respect of Company RSUs that will vest in connection with the Merger	Awards for Parent Common Stock issued in respect of Company RSUs that will be assumed by Parent in connection with the Merger(1)(2)
Executive Officers
Robert J. Phillippy	98,260	—	—	63,197
Charles F. Cargile	44,680	—	—	28,736
Jeffrey B. Coyne	31,390	—	—	20,188
Dennis L. Werth	27,220	—	—	17,506
David J. Allen	27,220	—	—	17,506
Non-Employee Directors
Christopher Cox	6,280	6,280	$144,440	—
Siddhartha C. Kadia	11,228	11,228	$258,244	—
Oleg Khaykin	6,280	6,280	$144,440	—
Kenneth F. Potashner	6,280	6,280	$144,440	—
Peter J. Simone	6,280	6,280	$144,440	—

(1)
Assumes that the average of the volume weighted average price per share of Parent Common Stock on NASDAQ over the five consecutive trading days ending on the second complete trading day preceding the closing date for Merger is $35.76, which was the closing price per share of Parent Common Stock on NASDAQ on March 18, 2016.

(2)
In the event that any of our executive officers experiences a Qualifying Termination (as defined in "—Severance Compensation Agreements"), the awards for Parent Common Stock issued in respect of Company RSUs will vest automatically and settle, based on 100% satisfaction of any applicable performance goals and, at the executive's election, the surviving corporation may be required to repurchase of all such shares of Parent Common Stock received by the executive at the price determined in accordance with the applicable Severance Compensation Agreement. See the section entitled "—Severance Compensation Agreements" beginning on page 58 of this proxy statement.

        Stock Appreciation Rights.    At the effective time of the Merger, each stock appreciation right granted under a Company Equity Plan (each, a "Company SAR"), whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger will be assumed by Parent, and will continue to have and be subject to the same terms and conditions (including vesting schedule) as were in effect for such Company SAR immediately prior to the effective time of the Merger, except that such Company SAR will become an award for a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company SAR multiplied by the Equity Award Exchange Ratio (rounded down to the nearest whole share), with a per share base value equal to the per share base value for such Company SAR immediately prior to the effective time of the Merger, divided by the Equity Award Exchange Ratio (rounded up to the nearest whole cent). Our executive officers hold Company SARs.

        The table below sets forth information regarding Company SARs held by each of the Company's executive officers as of March 18, 2016. None of the Company's non-employee directors holds any Company SARs.

Name	Number of shares of Company Common Stock underlying Company SARs held	Weighted average per share base value of Company SARs held	Awards for Parent Common Stock issued in respect of Company SARs(1)(2)	Weighted average per share base value of awards for Parent Common Stock issued in respect of Company SARs
Executive Officers
Robert J. Phillippy	221,880	$16.46	142,705	$25.60
Charles F. Cargile	104,595	16.40	67,271	25.51
Jeffrey B. Coyne	79,815	16.24	51,332	25.26
Dennis L. Werth	69,210	16.24	44,512	25.26
David J. Allen	69,210	16.24	44,512	25.26

(1)
Assumes that the average of the volume weighted average price per share of Parent Common Stock on NASDAQ over the five consecutive trading days ending on the second complete trading day preceding the closing date for Merger is $35.76, which was the closing price per share of Parent Common Stock on NASDAQ on March 18, 2016.

(2)
In the event that any of our executive officers experiences a Qualifying Termination, the awards for Parent Common Stock issued in respect of Company SARs will vest automatically and settle, based on 100% satisfaction of any applicable performance goals and, at the executive's election, the surviving corporation may be required to repurchase of all such shares of Parent Common Stock received by the executive at the price determined in accordance with the applicable Severance Compensation Agreement. See the section entitled "—Severance Compensation Agreements" beginning on page 58 of this proxy statement.

        Notwithstanding the above, the Merger Agreement provides that the treatment described above may be changed by agreement of the Company and Parent with respect to Company RSUs and Company SARs held by non-U.S. employees and/or non-employee directors of the Company. As permitted by the Merger Agreement, the Company intends to cause all Company RSUs held by non-employee directors of the Company to accelerate and vest in full and be settled immediately prior to the effective time of the Merger.

Severance Compensation Agreements

        We have entered into a severance compensation agreement with each of our named executive officers (collectively, the "Severance Compensation Agreements"). In the context of the Merger, the Severance Compensation Agreements provide for certain payments and benefits, subject to the executive's execution and non-revocation of a release of claims against the Company, in the event that, within the period commencing on the effective time of the Merger and ending two years following the effective time of the Merger, such officer's employment is terminated by us or Parent without "cause" (as defined in the applicable Severance Compensation Agreement) or by the officer for "good reason" (as defined in the applicable Severance Compensation Agreement) (in either case, a "Qualifying Termination").

        In such event, under each of the Severance Compensation Agreements, the executive officer will be entitled to:

  •
  a lump sum payment equal to twelve months of such officer's highest base salary during the 12-month period preceding termination (with the exception of Mr. Phillippy, who will be entitled to a payment equal to 24 months of salary);

  •
  a lump sum payment equal to such officer's annual incentive compensation bonus payable under our cash incentive plan or other bonus plans then in effect, calculated based on 100% satisfaction of all performance goals (with the exception of Mr. Phillippy, who will be entitled to receive two times such bonus payment);

  •
  continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for 24 months following termination (provided that this continuation of benefits will terminate at such time such officer becomes eligible for similar benefits from any subsequent employer);

  •
  automatic vesting and settlement of all unvested restricted stock and Company RSUs held by such officer, based on 100% satisfaction of any applicable performance goals and, at the executive's election, our repurchase of all such shares of Company Common Stock received by the executive at the fair market price (calculated as set forth in the applicable Severance Compensation Agreement);

  •
  automatic vesting and settlement of all unvested Company SARs held by such officer, based on 100% satisfaction of any applicable performance goals and, at the executive's election, our repurchase of all such shares of Company Common Stock received by the executive at the price determined in accordance with the applicable Severance Compensation Agreement; and

  •
  payment of an amount sufficient to offset any excess "parachute payment" excise tax payable by such officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

        The agreements with our named executive officers that include the right to a payment to offset any excess "parachute payment" excise tax were entered into in or prior to 2008.

        For an estimate of the value of the payments and benefits described above under each of the Severance Compensation Agreements that would be payable to our executive officers, see the section entitled "—Quantification of Payments and Benefits to Our Named Executive Officers" beginning on page 60 of this proxy statement.

Indemnification of Directors and Officers

        We have entered into indemnification agreements with each of our executive officers and directors, and certain other officers, which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we are obligated to indemnify our officers and directors against all fees, expenses, liabilities and losses (including attorneys' fees, judgments, fines, and amounts paid in any settlement we approve) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in his or her capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity, subject to limitations imposed by applicable law. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Exchange Act.

        Parent and the Company have agreed that all rights to indemnification and exculpation from liabilities for actions or omissions occurring at or prior to the effective time of the Merger, and rights to advancement of expenses relating thereto, existing as of the date of the Merger Agreement in favor of any present (as of the effective time of the Merger) or former officer, director or employee of the Company and its subsidiaries as provided in the organizational documents of the Company and its subsidiaries or in any indemnification agreement shall continue in full force and effect and shall not be amended or otherwise modified in any manner that would adversely affect the indemnified party.

Quantification of Payments and Benefits to Our Named Executive Officers

        In accordance with Item 402(t) of Regulation S-K, the table below sets forth the amount of payments and benefits that each of our named executive officers may receive in connection with the Merger, subject to the executive's execution and non-revocation of a release of claims against the Company, assuming that the Merger was consummated and such executive officer experienced a Qualifying Termination on March 18, 2016. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Tax Reimbursement(4)	Total(5)
Robert J. Phillippy	$2,349,198	$2,765,062	$64,418	$—	$5,178,678
Charles F. Cargile	702,000	1,258,651	58,721	—	2,019,372
Jeffrey B. Coyne	516,800	887,869	57,096	—	1,461,765
Dennis L. Werth	515,200	769,906	53,535	—	1,338,641
David J. Allen	498,400	769,906	54,941	—	1,323,247

(1)
Represents total cash payments consisting of: (i) an amount equal to twenty-four months of base salary for Mr. Phillippy, and twelve months of base salary for all other named executive officers, which would have been payable in a lump sum following the date of termination; and (ii) an amount equal to the target incentive that each named executive officer would have been entitled to receive for the full year of 2016 (two times such target incentive amount in the case of Mr. Phillippy) based on achievement of 100% of the applicable performance goals, which would have been payable in a lump sum following the date of termination, as follows:

Name	Base Salary	Incentive
Robert J. Phillippy	$1,092,650	$1,256,548
Charles F. Cargile	390,000	312,000
Jeffrey B. Coyne	323,000	193,800
Dennis L. Werth	322,000	193,200
David J. Allen	311,500	186,900

(2)
Represents the aggregate dollar value of all Company RSUs and Company SARs held by each named executive officer as of March 18, 2016 for which vesting would have been accelerated, as follows:

Name	Company RSUs	Company SARs
Robert J. Phillippy	$2,259,980	$505,082
Charles F. Cargile	1,027,640	231,011
Jeffrey B. Coyne	721,970	165,899
Dennis L. Werth	626,060	143,846
David J. Allen	626,060	143,846

  The values of the Company RSUs have been calculated utilizing a price equal to the merger consideration of $23.00 per share. The values of the Company SARs have been calculated utilizing a dollar amount equal to the difference between the base value of each such Company SAR and the merger consideration of $23.00 per share. All Company RSUs would have become immediately vested assuming achievement of 100% of any applicable performance goals and would have been settled by delivery of shares of Company Common Stock, subject to payment by the executive of applicable withholding taxes. All Company SARs would have become immediately vested and would have been automatically settled by delivery of shares of Company Common Stock having a value equal to the difference between the base value of each such Company SAR and $23.00 per share, subject to payment by the executive of applicable withholding taxes. At each executive's election, we would have repurchased all such shares received by the executive at a price of $23.00 per share.

(3)
Represents an estimate of the total cost of Company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 24 months following the date of termination, calculated based upon the premiums for such benefits in effect as of March 18, 2016. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs. Such health benefits would cease at such time as the executive becomes eligible for similar benefits from any subsequent employer.

(4)
Each named executive officer would be entitled to receive an additional amount sufficient to offset any excess "parachute payment" excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code of 1986, as amended, and/or any comparable provision of state or foreign law. However, based upon the amounts of compensation that each named executive officer may receive in connection with the Merger, we do not believe that any such tax would be payable by any executive.

(5)
As discussed in more detail in the section entitled "—Severance Compensation Agreements" beginning on page 58 of this proxy statement, all of the amounts reflected in the table above are "double-trigger" benefits that would be payable to a named executive officer only if such executive is terminated without cause or resigns for good reason within two years following the Merger.

Delisting and Deregistration of Company Common Stock

        If the Merger is completed, the Company Common Stock will no longer be listed on NASDAQ, we will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax consequences of the Merger to holders of Company Common Stock. This discussion is based upon the provisions of the

Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. No ruling has been requested from the Internal Revenue Service (the "IRS") in connection with the Merger. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. No opinion of counsel has been or will be rendered with respect to the tax consequences of the Merger.

        This discussion assumes that holders of Company Common Stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company Common Stock in light of such holder's particular circumstances, nor does it discuss the special considerations applicable to holders of Company Common Stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, real estate investment trusts, personal holding companies, regulated investment companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who hold Company Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar, and holders that validly exercise their rights under Nevada law to dissent from the Merger, if applicable. This discussion does not address the impact of the Medicare contribution tax or any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder. In addition, this discussion does not address the U.S. federal income tax consequences to dissenting stockholders or holders of Company Common Stock who acquired their shares through stock option, stock appreciation or stock purchase plan programs or in other compensatory arrangements.

        We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Merger to holders of Company Common Stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships that hold Company Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

        All stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Company Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

        A "non-U.S. holder" is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Company Common Stock that is not a U.S. holder.

U.S. Holders

        The Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder's adjusted tax basis in the shares cancelled and converted into cash pursuant to the Merger. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period for such shares exceeds one year as of the date of the effective time of the Merger. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company Common Stock at different times or different prices, such U.S. holder must determine such holder's tax basis, holding period, and gain or loss separately with respect to each block of Company Common Stock.

Non-U.S. Holders

        Any gain realized on the receipt of cash in exchange for Company Common Stock pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Merger and certain other requirements are met; or

  •
  the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company's outstanding shares of Company Common Stock at any time during the five years preceding the Merger, and the Company is or has been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during such non-U.S. holder's ownership of more than 5% of the Company's outstanding shares of Company Common Stock. The Company does not believe that it is or was a "United States real property holding corporation" for U.S. federal income tax purposes.

        Gain in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Backup Withholding and Information Reporting

        A U.S. holder may be subject to backup withholding with respect to cash payable on the exchange of Company Common Stock in the Merger, and may be subject to various penalties, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. Each U.S. holder who is a registered stockholder should properly complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding. Each U.S. holder who holds shares in "street name" should ensure that a completed and signed IRS Form W-9 has been submitted to the holder's broker, bank or other nominee.

        Non-U.S. holders may also be subject to backup withholding with respect to cash payable on the exchange of Company Common Stock in the Merger unless they establish an exemption from backup withholding. Each non-U.S. holder who is a registered stockholder should properly complete and sign an appropriate IRS Form W-8 and timely return it to the paying agent. Each non-U.S. holder who holds shares in "street name" should ensure that a completed and signed IRS Form W-8 has been submitted to the holder's broker, bank or other nominee.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a holder's U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

        Payments made pursuant to the Merger will also be subject to information reporting unless an exemption applies.

        THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND/OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Matters

        The closing of the Merger is subject to expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules thereunder. Under the HSR Act and the rules thereunder, the Merger may not be completed unless certain information has been furnished by Parent and the Company to the Antitrust Division of the U.S. Department of Justice (the "DOJ") and to the U.S. Federal Trade Commission (the "FTC") and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30 calendar day waiting period (which is extended to the next business day if the 30th day falls on a Saturday, Sunday or Federal legal public holiday), which we refer to as the initial waiting period, during which time the Merger may not be consummated, unless that initial waiting period is terminated early. If, before the expiration of the initial waiting period, the DOJ or the FTC issues a request for additional information, the parties may not consummate the transaction until 30 days after Parent and the Company have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination or extended by agreement between the parties and the FTC or DOJ). Parent and Newport filed their respective notification and report forms pursuant to the HSR Act with the DOJ and the FTC on February 29, 2016, and each requested early termination of the waiting period. Early termination of the waiting period under the HSR Act was granted on March 14, 2016.

        At any time before the effective time of the Merger, the FTC, the Antitrust Division of the U.S. Department of Justice, state attorneys general, or private parties can file suit under the antitrust laws seeking to enjoin consummation of the Merger. There can be no assurance that the Merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Other Jurisdictions

        Additionally, under the Merger Agreement, the Merger cannot be completed, subject to certain exceptions specified in the disclosure letter delivered by the Company to Parent in connection with the Merger Agreement, until affirmative approval or clearance required under the antitrust laws of Germany and Israel have been obtained or are deemed to have been obtained. Parent submitted notice of the proposed merger to the Bundeskartellamt (Federal Cartel Office) of the Federal Republic of Germany on March 8, 2016 and Parent and Newport submitted notices of the proposed merger to the Israeli Antitrust Authority on March 22, 2016.

        There can be no assurance that Parent or the Company will be able to obtain all required regulatory clearances and approvals. In addition, even if the Company and Parent obtain all required regulatory clearances and approvals, and the Merger Proposal is approved by our stockholders, conditions may be placed on any such clearance or approval that could cause Parent to abandon the Merger.

Financing of the Merger

        Consummation of the Merger is not subject to Parent's ability to obtain financing. However, Parent expects to obtain financing for a portion of the consideration for the Merger. In connection with the Merger Agreement, Parent entered into a debt commitment letter (the "Commitment Letter") dated as of February 22, 2016, with Barclays Bank PLC ("Barclays"), Deutsche Bank Securities Inc. ("DBSI") and Deutsche Bank AG New York Branch (together with DBSI and Barclays, the "Commitment Parties"), pursuant to which, among other things, the Commitment Parties have committed to provide Parent with debt financing in the aggregate principal amount of up to $800,000,000 to finance, in part, the acquisition of the Company. In addition, the Commitment Parties have committed under the Commitment Letter to provide Parent with a $50,000,000 asset-based revolving credit facility for working capital purposes, as needed. The Debt Financing (for purposes of this section, as defined in "The Merger Agreement—Financing Matters") would be secured by a security interest in substantially all of Parent's, the Company's and their respective domestic subsidiaries' tangible and intangible assets, including certain real property.

        While consummation of the Merger is not subject to Parent's ability to obtain financing, the Commitment Parties' obligations under the Commitment Letter are subject to certain conditions, including consummation of the Merger in accordance with the Merger Agreement; the negotiation and execution of definitive documentation consistent with the Commitment Letter; delivery of certain pro forma and other financial information; subject to certain limitations, the absence of a material adverse effect on the Company; the accuracy of specified representations and warranties of the Company in the Merger Agreement and specified representations and warranties of Parent to be set forth in the definitive loan documents; the repayment of certain outstanding debt of the Company; and other customary closing conditions.

        The definitive documentation governing the Debt Financing has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement. Although the Debt Financing is not subject to due diligence or a "market out," and such financing may not be considered assured. Although consummation of the Merger is not subject to Parent's ability to obtain financing, the obligation of the Commitment Parties to provide the Debt

Financing under the Commitment Letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Debt Financing may not be available when required.

Legal Proceedings Relating to the Merger

        On March 9, 2016, a putative class action complaint captioned Dixon Chung v. Newport Corp., et al., Case No. A-16-733154-C, was filed in the District Court, Clark County, Nevada on behalf of a putative class of the Company's stockholders. The complaint names as defendants the Company, Parent, Merger Sub and certain current and former members of the Company Board. The complaint alleges that the named directors breached their fiduciary duties to the Company's stockholders by agreeing to sell the Company through an inadequate and unfair process, which led to inadequate and unfair consideration, and by agreeing to unfair deal-protection devices. The complaint also alleges that the Company, Parent and Merger Sub aided and abetted the named directors' alleged breaches of their fiduciary duties. The complaint seeks injunctive relief, including to enjoin or rescind the Merger, monetary damages, and an award of attorneys' and other fees and costs, among other relief.

        We believe that the claims asserted in the complaint have no merit and we, Parent, Merger Sub and the named directors intend to defend vigorously against these claims.

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub are qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases are qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent or Merger Sub, because the parties may take certain actions that are consented to by the appropriate party, which consent may be given without prior notice to the public.

Structure and Effective Time

        The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub, a Nevada corporation, and a wholly owned subsidiary of Parent, will merge with and into the Company. As a result, the separate corporate existence of Merger Sub will cease and the Company will survive the Merger and continue to exist after the Merger as a wholly owned subsidiary of Parent.

        The closing of the Merger will take place no later than 10:00 a.m., Pacific time, on the second business day after satisfaction or (to the extent permitted by applicable law) waiver of all conditions (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) described under "—Conditions to Completion of Merger" beginning on page 85 of this proxy statement, except that if the marketing period (described below) has not ended at the time of satisfaction of such conditions

(excluding the conditions that may only by their nature be satisfied at closing) Parent will not be obligated to close the Merger until the earliest to occur of (i) the second business day immediately following the final day of the marketing period, (ii) an earlier date specified by Parent before or during the marketing period and (iii) August 22, 2016. The term "marketing period" is defined in the Merger Agreement to mean the first period of 15 consecutive business days, subject to certain excluded dates, throughout which (i) Parent has received (and its financing sources have had access to) all financial information of the Company that meets specified requirements as more fully described in the Merger Agreement, (ii) all of the conditions to the closing of the merger have been satisfied or waived (other than those conditions that by their terms can only be satisfied at the closing), and (iii) nothing shall have occurred and no condition shall exist that would cause any of the conditions to closing to fail to be satisfied if closing were scheduled for any time during such period.

        The Merger will become effective at the time when the articles of merger are filed with the Secretary of State of the State of Nevada, as provided by the NRS, or at such other date and time as may be agreed by the parties and specified in the articles of merger.

Directors and Officers

        The Merger Agreement provides that the directors and officers of Merger Sub immediately prior to the effective time of the Merger will be the directors and officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Merger Consideration

        The Merger Agreement provides that each share of Company Common Stock outstanding immediately prior to the effective time of the Merger (other than shares held in the treasury of the Company, or shares owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of the Company, Parent or Merger Sub immediately prior to the effective time of the Merger (collectively, the "Excluded Shares")) will be cancelled and converted into the right to receive $23.00 in cash per share, without interest and subject to deduction for any required withholding tax.

        Excluded Shares will be cancelled and will cease to exist, with no payment being made with respect thereto.

Treatment of Newport Equity Awards

        Restricted Stock Units.    At the effective time of the Merger, each Company RSU granted under any Company Equity Plan that is outstanding immediately prior to the effective time of the Merger and as to which shares of Company Common Stock will not have been fully distributed in connection with the closing of the Merger shall be assumed by Parent on the terms and subject to the conditions set forth in the Merger Agreement.

        Each such Company RSU so assumed by Parent shall continue to have, and be subject to, the same terms and conditions (including the same vesting conditions) as were in effect immediately prior to the effective time of the Merger, except that (i) such Company RSU shall be an award for Parent Common Stock, and (ii) the number of shares of Parent Common Stock subject to each such assumed award shall be determined by multiplying the number of shares of Company Common Stock underlying such Company RSU by the Equity Award Exchange Ratio (with the result rounded down to the nearest whole share).

        Stock Appreciation Rights.    At the effective time of the Merger, each Company SAR granted under a Company Equity Plan, whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger shall be assumed by Parent on the terms and subject to the conditions set forth in the Merger Agreement.

        Each such Company SAR so assumed by Parent shall continue to have, and be subject to, the same terms and conditions (including vesting schedule) as were in effect immediately prior to the effective time of the Merger, except that: (i) such Company SAR shall be an award for Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each such appreciation right shall be determined by multiplying the number of shares of Company Common Stock subject to such Company SAR immediately prior to the effective time of the Merger by the Equity Award Exchange Ratio (rounded down to the nearest whole share); and (iii) the base value per share of Parent Common Stock (rounded up to the nearest whole cent) shall equal (x) the per share base value for the shares of Company Common Stock otherwise receivable pursuant to such Company SAR immediately prior to the effective time of the Merger divided by (y) the Equity Award Exchange Ratio (rounded down to the nearest whole share).

        Notwithstanding the above, the Merger Agreement provides that the treatment described above may be changed by agreement of the Company and Parent with respect to Company RSUs and Company SARs held by non-U.S. employees and/or non-employee directors of the Company. As permitted by the Merger Agreement, the Company intends to cause all Company RSUs held by non-employee directors of the Company to accelerate and vest in full and be settled immediately prior to the effective time of the Merger.

Treatment of Newport's Employee Stock Purchase Plan

        New offerings under the Company's employee stock purchase plan (the "Company ESPP") have been frozen such that no offering or purchase period will begin on or after the date of the Merger Agreement. The Company ESPP will terminate no later than the business day immediately preceding the closing date for the Merger in accordance with its terms in such manner as results in no participant in the Company ESPP having any right at or after the effective time of the Merger to (A) purchase shares of Company Common Stock or any other security of the Company, Parent, the Surviving Corporation or any other person under the Company ESPP or (B) receive any cash payment or other consideration for his or her terminated rights under the Company ESPP (other than a refund of amounts withheld by the Company on behalf of such participant that have not been used to purchase shares of Company Common Stock prior to the termination of the Company ESPP, without interest, pursuant to the terms of the Company ESPP upon the termination of the Company ESPP).

Surrender of Share Certificates or Book-Entry Shares; Payment of Merger Consideration; Lost Certificates

        At or prior to the effective time of the Merger, Parent will deposit cash with the paying agent for the Merger, in an amount sufficient to make all payments necessary for the payment of the merger consideration.

        Promptly after the effective time of the Merger (and in any event, not later than the fifth business day following the effective time of the Merger), the paying agent will mail to each holder of record of an outstanding certificate or outstanding certificates representing Company Common Stock, and to each holder of uncertificated shares of Company Common Stock represented by book entry, immediately prior to the effective time of the Merger a letter of transmittal and instructions for surrendering such certificates or shares of Company Common Stock represented by book entry in exchange for payment of the merger consideration. Each holder of a certificate or certificates representing Company Common Stock, and each holder of uncertificated shares of Company Common Stock represented by book entry, immediately prior to the effective time of the Merger will, upon surrender thereof (for book-entry shares, in accordance with paying agent's customary procedures with respect to securities represented by book entry) to the paying agent, together with a properly completed letter of transmittal, be entitled to receive the merger consideration of $23.00 per share in cash, subject to deduction for any required withholding tax, for each share of Company Common Stock so surrendered. The certificates and book entry shares so surrendered will be cancelled.

        No interest will be paid or accrue on the merger consideration payable for the benefit of the holders of certificated or book-entry shares. The merger consideration will be subject to deduction for any required withholding tax.

        If any certificate representing Company Common Stock has been lost, stolen or destroyed, the paying agent will pay the merger consideration (less any applicable withholding taxes) with respect to each share of Company Common Stock formerly represented by such certificate upon the making of an affidavit (in form and substance reasonably acceptable to Parent) of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent or the paying agent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against Parent or the surviving corporation with respect to the shares of Company Common Stock formerly represented by such certificate.

Representations and Warranties

        The Merger Agreement contains representations and warranties that the Company, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another as of specific dates.

        The Company has made a number of representations and warranties to Parent and Merger Sub in the Merger Agreement regarding aspects of our business and other matters pertinent to the Merger. The topics covered by these representations and warranties include the following:

  •
  the Company and the Company's subsidiaries' organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters, including the Company's compliance with its governing documents;

  •
  the Company's capital structure, including certain shares of Company Common Stock reserved for issuance in connection with or otherwise subject to Company RSUs, Company SARs and the Company ESPP, the ownership of the equity securities of the Company's subsidiaries, the absence of any encumbrances on such equity securities, and the absence of dissenters' rights;

  •
  the Company's corporate power and authority to enter into and perform its obligations under the Merger Agreement, the authorization of the Merger Agreement by the Company Board and the recommendation by the Company Board of the transactions contemplated by the Merger Agreement to the stockholders of the Company, the due execution and delivery of the Merger Agreement, the enforceability of the Merger Agreement against the Company, and the Company stockholder approval required to consummate the Merger;

  •
  the absence of violations of or conflicts with the Company's governing documents or any order or law applicable to the Company, breaches of or defaults under contracts, or the creation of liens on any of the Company's property, in each case resulting from the entry into the Merger Agreement by the Company and the consummation of the Merger;

  •
  the consents, approvals, authorizations, permits, filings and notices required to be made with or received from governmental entities to enter into the Merger Agreement and consummate the Merger;

  •
  the Company's filings with the SEC and compliance with federal securities laws, rules and regulations;

  •
  the preparation of the Company's financial statements in accordance with GAAP, and the fair presentation of the Company's financial position by those financial statements;

  •
  the maintenance by the Company of disclosure controls and procedures, internal control over financial reporting and accurate books and records;

  •
  the absence of complaints or allegations regarding the Company's accounting or auditing practices, or reports of violations of the securities law by the Company or breaches of fiduciary duties by any officer or director of the Company;

  •
  the absence of certain undisclosed liabilities;

  •
  the accuracy of the information contained in this proxy statement and this proxy statement's compliance with applicable rules and regulations;

  •
  the ordinary course operation of the businesses of the Company and its subsidiaries since January 3, 2015, and the absence of any events that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company since January 3, 2015;

  •
  the absence of suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, and the absence of any orders and judgments against the Company or any of its subsidiaries;

  •
  the compliance by the Company and its subsidiaries with applicable laws, the absence of any notice alleging a violation of law by the Company or any of its subsidiaries, and the absence of any investigations of the Company or any of its subsidiaries by any governmental entity;

  •
  the Company's and its subsidiaries' possession of permits and authorizations necessary to conduct their current businesses, the compliance of the Company and its subsidiaries with such permits and authorizations, and the effectiveness of such permits and authorizations;

  •
  the Company's benefit plans and their compliance with applicable law, the absence of any investigations or proceedings relating to the Company's benefit plans, and the effect of the Merger on the Company's benefit plans;

  •
  the agreements between the Company and any labor unions, works councils or similar organizations, and the compliance by the Company and its subsidiaries with applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, workers' compensation, family and medical leave, immigration and occupational safety and health requirements;

  •
  the employees of the Company and its subsidiaries, the terms of their employment, and their visa and/or work authorization status;

  •
  the compliance of the Company and its subsidiaries with environmental laws and related environmental matters;

  •
  the compliance of the Company and its subsidiaries with tax laws and related tax matters;

  •
  the material contracts of the Company and its subsidiaries, the validity of, and compliance with, such material contracts, and certain other matters with respect thereto;

  •
  insurance matters;

  •
  the owned real property, leased real property and personal property of the Company and its subsidiaries;

  •
  the intellectual property of the Company and its subsidiaries and the absence of certain infringement on the intellectual property of third parties;

  •
  the inapplicability of state antitakeover laws to the Merger Agreement and the consummation of the Merger;

  •
  the absence of any stockholder rights plan, "poison pill" antitakeover plan or similar arrangement;

  •
  the absence of certain agreements or transactions between the Company or any of its subsidiaries and any of the executive officers or directors of the Company;

  •
  the Company's compliance with anti-corruption laws;

  •
  the Company's top 10 customers, top 10 suppliers and sole-source suppliers, and the absence of any changes in the business relationships between the Company and such customers and suppliers;

  •
  the absence of any undisclosed broker's or finder's fees in connection with the Merger;

  •
  the government contracts to which the Company or any of its subsidiaries is a party, the compliance of the Company and its subsidiaries with such government contracts, and certain other matters with respect to such government contracts;

  •
  the receipt by the Company of the opinion of J.P. Morgan regarding the fairness, from a financial point of view, of the consideration to be received by the holders of Company Common Stock in the Merger; and

  •
  the absence of any discussions or negotiations with any other party with respect to any Acquisition Proposal (as defined in "—No-Shop; Acquisition Proposals; Change in Recommendation").

        Some of the Company's representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a "material adverse effect" means any event, change, occurrence or effect that has a material adverse effect on (i) the business, assets, liabilities, capitalization, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under the Merger Agreement or consummate the Merger or any of the other transactions contemplated thereby, other than, in the case of clause (i), any change, effect, event or occurrence arising after the date of the Merger Agreement to the extent resulting from:

  •
  changes in general economic, financial market, business or geopolitical conditions, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

  •
  general changes or developments in any of the industries in which the Company or its subsidiaries operate, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

  •
  natural disasters or calamities, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

  •
  changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

  •
  any change in the price or trading volume of the Company's stock, in and of itself;

  •
  any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself;

  •
  any outbreak or escalation of armed hostilities, any acts of war or terrorism, to the extent that the Company and its subsidiaries are not disproportionately affected thereby;

  •
  the announcement or pendency of the Merger Agreement and the transactions contemplated thereby, including any resulting loss or departure of officers or other employees of the Company or any of its subsidiaries, or any resulting termination of, reduction in or similar negative impact on the Company's or any of its subsidiaries' relationships, contractual or otherwise, with any customers, suppliers, distributors or business partners;

  •
  any litigation brought by or on behalf of any current or former Company stockholder (in its capacity as such) arising from allegations of any breach of fiduciary duty relating to the Merger Agreement or the Merger or violation of securities law related to this proxy statement or any other document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the Merger;

  •
  any action taken by the Company, or which the Company causes to be taken by any of its subsidiaries, in each case which is expressly required by the Merger Agreement, other than in the ordinary course of operation of the business of the Company and its subsidiaries; or

  •
  any actions taken (or omitted to be taken) by the Company or any of its subsidiaries with the prior written consent or at the express written request of Parent.

        Parent and Merger Sub have also made a number of representations and warranties to the Company regarding various matters pertinent to the Merger. The topics covered by these representations and warranties include the following:

  •
  Parent's and Merger Sub's organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

  •
  Parent and Merger Sub's corporate power and authority to enter into and perform its obligations under the Merger Agreement, the authorization of the Merger Agreement by the boards of directors of Parent and Merger Sub, the due execution and delivery of the Merger Agreement, and the enforceability of the Merger Agreement against Parent and Merger Sub;

  •
  the absence of violations of or conflicts with the governing documents of Parent or Merger Sub or any order or law applicable to Parent or Merger Sub, or breaches of or defaults under contracts, in each case resulting from the entry into the Merger Agreement by Parent and Merger Sub and the consummation of the Merger;

  •
  the consents, approvals, authorizations, permits, filings and notices required to be made with or received from governmental entities to enter into the Merger Agreement and consummate the Merger;

  •
  the accuracy of information supplied by Parent or Merger Sub to be included in this proxy statement;

  •
  the absence of any suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries, and the absence of certain orders and judgments against Parent or any of its subsidiaries, in each case that, individually or in the aggregate, would have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or consummate the Merger;

  •
  the formation of Merger Sub solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, the absence of any other obligations of Merger Sub, and the ownership of Merger Sub by Parent;

  •
  the Commitment Letter (as defined below in "—Financing Matters") the absence of any amendments or modifications thereto, the validity and enforceability of the Commitment Letter, the availability and sufficiency of funds to consummate the Merger and the absence of any financing condition to the obligations of Parent or Merger Sub under the Merger Agreement;

  •
  the absence of any vote or consent of Parent stockholders required to approve the Merger Agreement or the Merger; and

  •
  the absence of ownership of any Company Common Stock by Parent or Merger Sub, and related matters.

        The representations and warranties of each of the parties to the Merger Agreement will expire at the effective time of the Merger.

Conduct of Business Pending the Closing

        Under the Merger Agreement, the Company has agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letter delivered by the Company in connection with the Merger Agreement, between the date of the Merger Agreement and the effective time of the Merger, except as required by applicable law or to the extent that Parent otherwise consents in writing (which consent cannot be unreasonably withheld or delayed), the Company will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business and consistent with past practice and will use reasonable best efforts to preserve substantially intact its assets, properties and business organization and to preserve its relationships with employees, customers, suppliers and other persons with which it has material business relations.

        Subject to certain exceptions set forth in the Merger Agreement and the disclosure letter the Company delivered in connection with the Merger Agreement, except to the extent that Parent otherwise consents in writing (which consent, in certain cases, cannot be unreasonably withheld or delayed), the Company will not and will not permit any of its subsidiaries to:

  •
  amend or otherwise change its articles of incorporation or bylaws or any similar governing instruments;

  •
  issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock or any of its other securities, or grant any right to acquire any shares of its capital stock or its other securities, except: (i) pursuant to the exercise, vesting or settlement of equity awards outstanding as of the date of the Merger Agreement and in accordance with the terms of such instruments as in effect on the date of the Merger Agreement; (ii) pursuant to the Company ESPP with respect to any offering or purchase period begun before the date of the Merger Agreement and ending under its normal schedule before the closing date of the Merger; or (iii) pursuant to the settlement of Company RSUs upon distribution from the Company's 2005 Deferred Compensation Plan in accordance with the terms thereof and the distribution elections made thereunder;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

  •
  (i) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities (except in connection with cashless exercises, cancellation of shares in satisfaction of tax withholding obligations or similar transactions pursuant to the exercise, vesting or settlement of Company equity awards outstanding as of the date of Merger Agreement);

    (ii) reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other securities; (iii) authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock or any of its other securities; (iv) adopt or implement any stockholder rights plan; or (v) change the ownership of any of its subsidiaries, or otherwise engage in any internal corporate restructuring or reorganization, including by way of merger, consolidation or stock or asset sale;

  •
  (i) acquire any corporation, partnership or other business organization or division thereof; (ii) acquire any assets having a value in excess of $500,000 individually or $2,500,000 in the aggregate other than purchases of inventory in the ordinary course of business; (iii) sell or otherwise dispose of any corporation, partnership or other business organization or division thereof; or (iv) sell or otherwise dispose of any assets having a value in excess of $250,000 individually or $1,000,000 in the aggregate, other than sales or dispositions of inventory in the ordinary course of business;

  •
  (i) terminate or materially modify or amend any Company material contract (or any contract that, if entered into prior to the date of the Merger Agreement, would constitute a Company material contract), or knowingly waive, release or assign any material rights or claims thereunder, or (ii) other than in the ordinary course of business, enter into any contract that, if entered into prior to the date of the Merger Agreement, would constitute a Company material contract;

  •
  make any capital expenditures which are, in the aggregate, in excess of the Company's capital expenditure budget;

  •
  (i) make any loans, advances or capital contributions to, or investments in, any other person or entity other than a subsidiary of the Company or routine advances to its employees in the ordinary course of business; (ii) incur any indebtedness or issue, sell or amend any debt securities or any warrants or other rights to acquire any debt securities; (iii) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person or entity, including any "keep well" or other contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than, in any such case, a guaranty by the Company on behalf of its subsidiaries); or (iv) enter into any hedging contract or other financial contract or arrangement designed to protect the Company or any of its subsidiaries against fluctuations in commodities prices, exchange rates or interest rates;

  •
  except as required to comply with applicable law or contracts or Company plans existing on the date of the Merger Agreement: (i) enter into, terminate or amend any employment, severance, retention, change in control, or similar contract or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement or similar labor contract other than (1) any amendment to the employment or similar contract of any non-officer employee (other than any person covered by an executive severance agreement) that (a) does not increase the compensation of such employee other than as permitted by the limit described in (ii) below and (b) is not otherwise adverse to the Company, or (2) any employment or consulting contract for a new non-officer employee or consultant that does not provide severance or notice periods beyond the requirements of applicable law; (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant except for such salary increases made in the ordinary course of business (in an aggregate amount not to exceed an agreed percentage as compared with the aggregate salary for the prior year) and with no increase for any person covered by an executive severance agreement; (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding equity compensation; (iv) pay any material benefit not provided for as of the date of the Merger Agreement under any Company benefit plan; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock or restricted stock units (except that, if the closing date of the Merger is later than June 30, 2016, cash bonus criteria for the period July 1, 2016 through December 31, 2016 may be set before the closing date of the Merger if such timing would be in the ordinary course of business consistent with past practice and the bonuses do not increase the bonus opportunity over those in effect for the period January 1, 2016 through June 30, 2016), or remove existing restrictions in any benefit plans or contracts or awards made thereunder; or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any contract or Company benefit plan;

  •
  implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

  •
  (i) make or change any material tax election; (ii) change any material tax accounting method; (iii) file any material amended tax return; (iv) enter into any material closing agreement; (v) waive or extend the statute of limitations with respect to material taxes; (vi) settle or compromise any material tax liability, claim or assessment; or (vii) surrender any right to claim a material refund of taxes;

  •
  compromise or settle any suit, claim, action, proceeding, arbitration, mediation or investigation , or consent to the same, other than compromises, settlements or contracts in the ordinary course of business that involve only the payment of money damages not in excess of $250,000 individually or $1,000,000 in the aggregate and do not impose equitable relief on the Company or any of its subsidiaries or provide for any admission of wrongdoing by the Company or any of its subsidiaries;

  •
  fail to maintain insurance at levels substantially comparable to levels existing as of the date of the Merger Agreement; or

  •
  authorize or agree to take any of the actions to do any of the foregoing.

Financing Matters

        Parent has delivered to the Company a fully executed Commitment Letter (together with the Fee Letter (as defined below), the "Debt Financing Commitments") pursuant to which the Commitment Parties have agreed subject to the terms and conditions therein, to provide or cause to be provided the debt amounts set forth therein (such amounts, the "Debt Financing") and the fee letters referred to in such commitment letter (with only fee amounts, dates, pricing caps, "market flex" and other economic terms redacted, none of which would adversely affect the amount or availability of the Debt Financing (the "Fee Letter")). Parent and Merger Sub have agreed to use reasonable best efforts to do or cause to be done all things necessary, proper or advisable to consummate and obtain the proceeds of the Debt Financing on the terms and conditions of the Debt Financing Commitments (including any flex provisions applicable thereto). They have also committed to use reasonable best efforts to: (i) negotiate definitive agreements on terms and conditions (including the flex provisions) not materially less favorable, in the aggregate, to Parent; (ii) satisfy (or seek a waiver of) on a timely basis all conditions applicable to Parent and Merger Sub in the Debt Financing Commitments that are within its control and otherwise comply with its obligations thereunder; (iii) maintain in effect the Debt Financing Commitments in accordance with their terms; and (iv) enforce their rights under the Debt Financing Commitments in the event of a breach by any counterparty.

        Parent has the right to amend, supplement, restate or modify the Debt Financing Commitments, including to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitments as of the date of the Merger Agreement or to increase the amount of Indebtedness contemplated by the Debt Financing Commitments. However, it must obtain the Company's consent if such amendment: (i) adds new (or adversely modifies any existing) conditions precedent to the Debt Financing, subject to limited exceptions; (ii) reduces the aggregate amount of the Debt Financing Commitments (including by changing the fees paid or original issue discount) in a manner that would adversely impact the ability of Parent to consummate the Merger; or (iii) makes changes that would otherwise be reasonably expected to (A) prevent, impede or delay the consummation of the Merger, (B) make funding less likely to occur or (C) adversely impact the ability of Parent or Merger Sub to enforce their rights against the other parties to the Debt Financing Commitments. Parent also has the right to substitute the proceeds of consummated offerings or other incurrences of debt (including notes) for all or any portion of the Debt Financing by reducing commitments under the Debt Commitment Letter, subject to certain conditions.

        Parent has also agreed to keep us reasonably informed regarding the status of the Debt Financing process. Parent has agreed to, among other things, give us prompt notice of any material breach or default or purported termination or repudiation of the Debt Financing Commitments. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Financing Commitments, but alternative facilities are available on terms and conditions substantially similar to the Debt Financing Commitments, Parent has agreed to use reasonable best efforts to arrange for alternative financing in an amount sufficient to make the payments to be made by Parent and Merger Sub at the effective time of the Merger. Parent will use its reasonable best efforts to ensure that the terms of such alternative financing do not expand upon the conditions precedent or contingencies to the funding of the Debt Financing on the closing date as set forth in the Debt Financing Commitments in effect on the date of the Merger Agreement or otherwise include terms (including any "flex" provisions) that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger. The Merger Agreement obligates Newport to use its reasonable best efforts to cooperate with Parent in connection with the Debt Financing.

        The completion of the Merger is not conditioned upon Parent's receipt of financing.

Stockholder Meetings; Preparation of Proxy Statement

        As promptly as reasonably practicable after the date of the Merger Agreement (and, in any event, not later than the 15th business day immediately thereafter), the Company shall (i) prepare (with Parent's reasonable cooperation to the extent required) and file with the SEC a proxy statement in preliminary form to be sent to the stockholders of the Company relating to the special meeting of the Company's stockholders to be held to consider the adoption and approval of the Merger Agreement and, (ii) set a record date for such special meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. The Company will not file or mail the proxy statement, or any amendment or supplement thereto, without the prior approval of Parent. The Company will advise Parent promptly after it receives any request by the SEC for amendment of the proxy statement or any comments on the proxy statement, and will provide Parent with copies of any written communication with the SEC or any state securities commission. The Company will respond to any requests or comments from the SEC as promptly as practicable and will not file or otherwise deliver to the SEC any such response without the prior approval of Parent. The Company will cause the proxy statement to be mailed to the Company stockholders on or prior to the third business day after the resolution of any comments thereon from the SEC or, if the SEC does not inform the Company that it intends to review the proxy statement on or before the 10th calendar day following the filing of the proxy statement, on or prior to the third business day following such 10th calendar day. The Company will use reasonable best efforts to cause all documents it is responsible for filing with the

SEC or other regulatory authorities to comply in all material respects with all applicable requirements of law. If, at any time prior to the effective time of the Merger, any information is discovered by the Company or Parent that should be set forth in an amendment or supplement to the proxy statement, so that the proxy statement would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required under applicable law, disseminate such amendment or supplement to stockholders of the Company.

        As promptly as reasonably practicable following the resolution of any comments on the proxy statement from the SEC (or, if the SEC does not inform the Company that it intends to review the proxy statement on or before the tenth calendar day following the filing of the proxy statement, as promptly as reasonably practicable following such tenth calendar day), the Company will duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting on the Merger Proposal. The Company Board may (and, in the case of the following clauses (ii) and (iii), shall if requested by Parent), postpone or adjourn the meeting of its stockholders (i) with the consent of Parent, (ii)(A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of shares to obtain the approval for the Merger Proposal, whether or not a quorum is present, to solicit additional proxies; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel and Parent is necessary under applicable law, and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the meeting of its stockholders, or (iv) if the Company Board has effected an Adverse Recommendation Change in response to an Intervening Event and the Company Board determines in good faith, after consultation with outside counsel, that failure to postpone or adjourn the special meeting of its stockholders would violate the NRS, for so long as is necessary to avoid such violation. The special meeting cannot be adjourned pursuant to clauses (ii) or (iii) above to a date that is less than 10 business days prior to August 22, 2016. The Company and Parent can each cause the special meeting to be postponed or adjourned pursuant to clause (ii) only three times each and in each case for only up to 10 business days.

        Unless the Company Board has effected an Adverse Recommendation Change, it must recommend to the Company stockholders that they approve the Merger Agreement and the transactions contemplated thereby, and include that recommendation in the proxy statement. Unless the Merger Agreement is validly terminated, and if applicable, the Company pays to Parent a termination fee of $32,600,000, the obligations of the Company and the Company board described in this paragraph and the preceding paragraph will not be affected by any Acquisition Proposal.

No-Shop; Acquisition Proposals; Change in Recommendation

        Following the date of the Merger Agreement, the Company and its subsidiaries, and their respective officers, directors, employees, agents, advisors and representatives, may not, directly or indirectly: (i) initiate, solicit, knowingly facilitate or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal (as defined below), or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (ii) engage or participate in any negotiations or discussions concerning, or provide any information or data relating to the Company and its subsidiaries in connection with, an Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

        Notwithstanding the foregoing, at any time prior to the adoption and approval of the Merger Agreement and the Merger by the Company's stockholders, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside counsel and its independent financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) (i) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal pursuant to a confidentiality agreement no less favorable to the Company than the confidentiality agreement between the Company and Parent and (ii) participate in discussions or negotiations with such person and its representatives regarding the Acquisition Proposal.

        The Company must advise Parent within 24 hours of receipt of any Acquisition Proposal, request for information relating to the Company or its subsidiaries, or inquiry or request for discussion or negotiation regarding, or that could reasonably be expected to lead to, an Acquisition Proposal. Such notice must include the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms thereof. The Company must also keep Parent reasonably informed of the status and details of any such Acquisition Proposal, request or inquiry, and provide to Parent copies of any information provided to or received from the person making such Acquisition Proposal, request or inquiry.

        Generally, the Company Board is prohibited from (i) withdrawing or modifying in a manner adverse to Parent and Merger Sub its recommendation in favor of the Merger Agreement and the Merger to the Company stockholders or (ii) approving or recommending an Acquisition Proposal (each, an "Adverse Recommendation Change"). However, the Company Board can make an Adverse Recommendation Change if:

  •
  the Company Board determines that a Superior Proposal is outstanding;

  •
  the Company Board reasonably determines in good faith, after consultation with its outside counsel and its independent financial advisor, that its fiduciary obligations require it to make an Adverse Recommendation Change, but at least five business days (or three business days in the case of a change to a Superior Proposal of which Parent has previously been notified) after delivering notice of the contemplated Adverse Recommendation Change to Parent;

  •
  during such five business day (or three business day) period, the Company provides Parent with a reasonable opportunity to adjust the terms and conditions of the Merger Agreement and negotiates in good faith with Parent to enable the Company Board to proceed with its recommendation in favor of the Merger and the Merger Agreement;

  •
  the Company complies with the notice requirements described above; and

  •
  during such five business day (or three business day) period, Parent does not make a proposal that the Company Board determines in good faith, after consultation with its outside counsel and its independent financial advisor, to be at least as favorable from a financial point of view to the Company stockholders as the Superior Proposal.

        The Company Board can also make an Adverse Recommendation Change in response to an Intervening Event (as defined below) if:

  •
  the Company Board has determined in good faith, after consultation with its outside counsel and its independent financial advisor, that in light of such Intervening Event, its fiduciary obligations require it to make an Adverse Recommendation Change;

  •
  the Company Board has provided notice to Parent of the contemplated Adverse Recommendation Change, and specified the reasons therefor in reasonable detail, at least five business days prior to making such Adverse Recommendation Change; and

  •
  during such five business day period, if requested by Parent, the Company has engaged in good faith negotiations with Parent to amend the Merger Agreement to obviate the need to make an Adverse Recommendation Change.

        As used in this proxy statement, the term "Acquisition Proposal" means any inquiry, proposal or offer from any person other than Parent for (i) a merger, reorganization, consolidation, share exchange, tender offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner (including by virtue of any equity interest), directly or indirectly, of (A) 15% or more of the consolidated total assets of the Company and its subsidiaries or (B) securities that, in the aggregate with any securities then owned by such person, would result in such person owning 15% or more of the equity securities of the Company.

        As used in this proxy statement, the term "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal made after the date of the Merger Agreement (i) on terms which the Company Board determines in good faith, after consultation with its outside counsel and its independent financial advisor, to be more favorable from a financial point of view to the Company stockholders than the Merger, taking into account all the terms and conditions of such proposal, and the Merger Agreement (including any timely proposal by Parent to amend the Merger Agreement) and (ii) that, after consultation with its outside counsel and its independent financial advisor, the Company Board reasonably believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal. For purposes of the definition of "Superior Proposal," the references to "15%" in the definition of Acquisition Proposal are deemed to be references to "50%" and no Acquisition Proposal can be deemed a Superior Proposal if any financing required to consummate such Acquisition Proposal is not committed.

        As used in this proxy statement, the term "Intervening Event" means a material development or change in circumstances (not relating to any Acquisition Proposal) that affects the business, assets or operations of the Company and its subsidiaries, taken as a whole, and that was neither known to nor reasonably foreseeable by the Company Board as of or prior to the date of the Merger Agreement.

Employee Matters

        The Merger Agreement provides that, for a period of one year following the effective time of the Merger, Parent will cause the surviving corporation and each of its subsidiaries to:

  •
  maintain the severance-related provisions of our employee benefit plans, and provide 100% of the cash severance payments required thereunder to each of our employees who does not have an individual severance agreement and who is terminated without "cause" (using criteria comparable to those in effect under Parent's severance policies and subject to a required release of claims on a form provided by Parent); and

  •
  maintain for our employees who continue to be employed by the surviving corporation and its subsidiaries after the effective time of the Merger (referred to as the "Continuing Employees") base salary levels no less favorable than those in effect on the date of the Merger Agreement.

        The Merger Agreement further provides that from the effective time of the Merger until December 31, 2016, Parent will cause the surviving corporation and each of its subsidiaries to:

  •
  maintain other cash compensation levels (such term to consist of percentage of salary used for target bonus opportunities (on metrics set by Parent) and commission programs), no less favorable than those in effect on the date of the Merger Agreement; and

  •
  maintain in place our medical, dental, vision, employee assistance, short-term disability and long-term disability benefit plans in effect prior to the closing of the Merger. Such coverage for Continuing Employees will transition to Parent-provided benefit plans effective on January 1, 2017. If practicable, and depending on whether Parent can obtain sufficient information from insurance carriers or other sources, Parent will provide Continuing Employees with credit in 2017 for deductibles, co-payments and out-of-pocket maximums for the period between July 1, 2016 and December 31, 2016 in a manner comparable to which Parent provides credit to its employees at that time.

        The Merger Agreement also provides that Parent will:

  •
  provide or cause its subsidiaries to provide the Continuing Employees full credit for their service with us, our subsidiaries, or their predecessor entities, for purposes of eligibility, vesting, and benefit accruals under Parent's 401(k) plan, vacation and sick time accrual rates, service used for determining severance under the applicable policy or agreement, and any stock appreciation rights or restricted stock units granted under our equity plans prior to the closing of the Merger that are assumed by Parent to the same extent recognized by us prior to the merger; and

  •
  except as otherwise agreed in writing with the Continuing Employee, cause the surviving corporation and its subsidiaries to honor in accordance with its terms:

  •
  each existing written employment, retention, change in control, severance, and termination agreement between us or any of our subsidiaries and any officer, director, or employee;

  •
  all written obligations in effect as of the effective time of the Merger under any of our or our subsidiaries' equity-based, bonus or bonus deferral plans, programs or agreements (provided that there will not be further deferrals of compensation after the closing of the Merger); and

  •
  all vested and accrued benefits under any of our employee benefit plans or agreements.

Our 401(k) plans will be formally terminated before the closing date of the Merger.

        This description above does not apply to any individuals covered by collective bargaining agreements or other collective representations, in which case the terms of the applicable collective bargaining agreement or collective representation will apply, nor does it apply to individuals or benefit plans subject to non-U.S. law (as to which Parent has agreed to cause the surviving corporation and its subsidiaries to comply with any applicable laws or employment contracts with respect to compensation and benefits).

        The provisions of the Merger Agreement dealing with post-closing compensation and benefits are only agreements between the Company and the Parent and neither the Merger Agreement nor this description creates any rights in you or any other person or benefit plan participant. Except as noted above with respect to certain medical and certain other benefit plans, the Merger Agreement does not require the maintenance of any particular benefit plan for any length of time, does not create or amend any plan, does not confer any rights to continued employment or any particular term or condition of employment, or should be read to indicate the existence of an employment relationship with any non-employees. No current or former employees of the Company or any of its subsidiaries has been given any right to assert any claim against Parent, the surviving corporation or any of their respective affiliates with respect to compensation and benefits following the closing of the Merger.

Indemnification, Exculpation and Insurance

        Parent and the Company have agreed that all rights to indemnification and exculpation from liabilities for actions or omissions occurring at or prior to the effective time of the Merger, and rights to advancement of expenses relating thereto, existing as of the date of the Merger Agreement in favor of any present (as of the effective time of the Merger) or former officer, director or employee of the Company and its subsidiaries as provided in the organizational documents of the Company and its subsidiaries or in any indemnification agreement shall continue in full force and effect and shall not be amended or otherwise modified in any manner that would adversely affect the indemnified party.

        For a period of six years from the effective time of the Merger, Parent must either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries or cause to be provided substitute policies or purchase or cause the surviving corporation to purchase, a "tail policy," in either case of at least the same coverage and containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the effective time of the Merger. After the effective time of the Merger, however, Parent will not be required to pay annual premiums with respect to such insurance policies in excess of 250% of the last annual premium paid by the Company prior to the date of the Merger Agreement, but in such case must purchase as much coverage as reasonably practicable for such amount. With the prior written consent of Parent, the Company may purchase, prior to the effective time of the Merger, a six-year prepaid "tail policy" on terms and conditions providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries. Parent will have no obligation to consent to the purchase of any such tail policy if it costs more than 250% of such last annual premium. If such tail prepaid policy has been obtained by the Company prior to the effective time of the Merger, Parent will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation.

        In the event that the surviving corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity or (ii) transfers or conveys all or a majority of its properties and assets to any person or entity, then proper provision must be made so that the successors and assigns of the surviving corporation or Parent, as the case may be, will succeed to the obligations described in this section.

Other Covenants

No Control of Other Party's Business

        Prior to the effective time of the Merger, the Company and Parent have agreed that each of the Company and Parent shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries' respective operations. Nothing in the Merger Agreement gives Parent, directly or indirectly, the right to control or direct the Company's or its subsidiaries' operations prior to the effective time of the Merger, and nothing in the Merger Agreement gives the Company, directly or indirectly, the right to control or direct Parent's or its subsidiaries' operations prior to the effective time of the Merger. The provisions described in this paragraph do not limit any other provision of the Merger Agreement.

Access to Information; Confidentiality

        From the date of the Merger Agreement to the effective time of the Merger or the earlier termination of the Merger Agreement, upon reasonable prior written notice, the Company has agreed to afford to Parent, or cause its subsidiaries and its and their respective officers, directors, managers, employees and representatives to, reasonable access during normal business hours, consistent with applicable law, to the respective officers, employees, properties, offices, other facilities and books and records of the Company and its subsidiaries, and to furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its subsidiaries of their normal duties. The Company and its subsidiaries are not required to provide access to or to disclose information where such access or disclosure would: (i) breach any contract with any third party in effect on the date of the Merger Agreement; (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company; or (iii) otherwise violate any applicable law.

        Each of Parent and Merger Sub will hold and treat and will cause its representatives to hold and treat all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the Confidentiality Agreement, dated December 4, 2015, between Parent and the Company.

        Notwithstanding anything to the contrary set forth in the Merger Agreement or in the Confidentiality Agreement, Parent is permitted to (i) disclose nonpublic or otherwise confidential information regarding the Company and its subsidiaries to financing sources, rating agencies and prospective lenders and investors during syndication of any financing subject to their entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities), and (ii) publicly disclose the required information and pro forma financial information provided to any financing source under any confidential information memoranda prepared in connection with any financing sought or obtained by Parent in connection with the transactions contemplated by the Merger Agreement.

Further Action; Efforts

        The parties to the Merger Agreement are required to use reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement at the earliest practicable date, including, as promptly as practicable, (i) making all necessary filings and submissions with respect to the Merger Agreement and the Merger as required under the securities laws, and (ii) as promptly as practicable, providing any notice to, and using reasonable best efforts to obtain any consent, waiver or approval from, any third party required in connection with the transactions contemplated by the Merger Agreement under any contract to which such party is a party.

        Each of the parties to the Merger Agreement also agreed to prepare and file as promptly as practicable, and in any event by no later than five business days from the date of the Merger Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act. The parties are required to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and to work cooperatively in connection with obtaining the required approvals of or clearances from governmental entities.

Takeover Laws

        If any takeover law is or becomes applicable to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, each of the Company and Parent and their respective boards of directors shall take all actions necessary to ensure that the Merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover law on the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Notification of Certain Matters

        The Company and Parent have agreed to promptly notify each other of (i) any notice or other communication received by such party from any governmental entity in connection with the Merger or the other transactions contemplated by the Merger Agreement or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated by the Merger Agreement; (ii) any suit, claim, action, proceeding, arbitration, mediation or investigation commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Merger or the other transactions contemplated by the Merger Agreement; or (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the other party's obligation to consummate the Merger in the Merger Agreement not being satisfied or satisfaction of those conditions being materially delayed.

Rule 16b-3

        Prior to the effective time of the Merger, the Company shall adopt such resolutions as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by the Merger Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Public Announcements

        Parent and Merger Sub, on the one hand, and the Company, on the other hand, have agreed, to the extent reasonably practicable, to consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and to not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Obligations of Merger Sub

        Parent is required to take all action necessary to cause Merger Sub to perform its obligations under the Merger Agreement.

Nasdaq Quotation

        The Company is required to use reasonable best efforts to continue the quotation of the Company Common Stock on NASDAQ until immediately prior to the effective time of the Merger.

Stockholder Litigation

        Until the earlier of the effective time of the Merger or the termination of the Merger Agreement, the Company is required to give Parent the opportunity to participate in (but not control) the defense or settlement of any stockholder litigation against the Company and/or its officers or directors relating to the Merger or any of the other transactions contemplated by the Merger Agreement, and cannot settle any such litigation without Parent's prior written consent, except for any settlement that (i) does not (A) include an admission of liability or guilt or (B) provide for any injunctive or equitable relief, other than any supplemental disclosures approved by Parent; (ii) includes a complete release of Parent and its affiliates; and (iii) does not result in the payment by Parent, the Company or any subsidiary thereof of any amount in excess of the retention or deductible under any applicable insurance policy of the Company.

Conditions to Completion of Merger

        The obligation of each party to the Merger Agreement to effect the Merger is subject to the satisfaction at or prior to the effective time of the Merger of the following conditions:

  •
  the adoption and approval of the Company's stockholders of the Merger Agreement and the Merger shall have been obtained;

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the Merger; and

  •
  any applicable waiting periods shall have expired or been terminated, and any approvals required shall have been obtained, in each case relating to the transactions contemplated by the Merger Agreement under the HSR Act or under the antitrust law of Germany or Israel, subject to certain exceptions specified in the disclosure letter delivered by the Company to Parent in connection with the Merger Agreement.

        The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the effective time of the Merger of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the closing date of the Merger as though made as of the closing date of the Merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or consummate the Merger or any of the other transactions contemplated thereby; provided, that the representations and warranties of Parent and Merger Sub regarding (i) Parent's and Merger Sub's organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters and (ii) Parent's and Merger Sub's corporate power and authority to enter into and perform its obligations under the Merger Agreement, the authorization of the Merger Agreement by the boards of directors of Parent and Merger Sub, the due execution and delivery of the Merger Agreement, and the enforceability of the Merger Agreement against Parent and Merger Sub, shall each be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger as though made as of the closing date of the Merger;

  •
  Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the effective time of the Merger; and

  •
  the Company shall have received a certificate signed by an executive officer of Parent certifying as to the foregoing matters.

        The obligation of the Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver at or prior to the effective time of the Merger of the following conditions:

  •
  the representations and warranties of the Company set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the closing date of the Merger as though made as of the closing date of the Merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect (as defined in "—Representations and Warranties"); provided, that each of the representations and warranties of the Company regarding (i) the absence of a material adverse effect shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date of the Merger as though made as of the closing date of the Merger; (ii) the representations and warranties of the Company regarding the capitalization of the Company and its Subsidiaries shall be true and correct in all respects, except for any de minimis inaccuracies therein, as of the date of the Merger Agreement and as of the closing date of the Merger as though made as of the closing date of the Merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and (iii) the representations and warranties of the Company regarding (A) the Company's and its subsidiaries organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters, (B) the Company's corporate power and authority to enter into and perform its obligations under the Merger Agreement, the authorization of the Merger Agreement by the board of directors of the Company, the due execution and delivery of the Merger Agreement, and the enforceability of the Merger Agreement against the Company, and (C) the absence of any undisclosed broker's or finder's fees in connection with the Merger, shall each be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger as though made as of the closing date of the Merger;

  •
  the Company shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

  •
  since the date of the Merger Agreement, there shall not have occurred any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company;

  •
  there shall not be pending any suit, action or proceeding by any governmental entity: (i) challenging, making illegal or otherwise restraining or prohibiting, or seeking to challenge, make illegal or otherwise restrain or prohibit, the Merger or the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company, Parent or Merger Sub any material damages; (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or Merger Sub of all or any material portion of the business or assets of the Company and its subsidiaries; (iii) seeking to compel the Company, Parent or Merger Sub to dispose of or to hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries; (iv) seeking to impose any material limitation on the ability of the Company, Parent or Merger Sub to conduct the business or own the assets or the Company or any of its subsidiaries; (v) seeking to impose material limitations on the ability of Parent or Merger Sub to acquire or hold, or to exercise full rights of ownership of any Company Common Stock; or (vi) seeking to require divestiture by Parent or Merger Sub of any Company Common Stock; and

  •
  Parent shall have received a certificate signed by an executive officer of the Company certifying as to the foregoing matters.

Termination of the Merger Agreement

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger by mutual written consent of Parent and the Company. In addition, the Merger Agreement may be terminated prior to the effective time of the Merger by either Parent or the Company if:

  •
  the Merger has not been consummated on or before 5:00 p.m., Eastern time, on August 22, 2016;

  •
  any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement, and such judgment, order, injunction, rule, decree or other action has become final and non-appealable; or

  •
  if the adoption and approval of the Merger Agreement and the Merger by the Company stockholders is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption and approval of the Merger Agreement is taken.

    The Merger Agreement can be terminated prior to the effective time of the Merger by the Company:

  •
  if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach or failure to perform (i) would result in the failure of a closing condition described in "—Conditions to Completion of the Merger" and (ii) cannot be, or has not been, cured within 20 days after the Company has given Parent written notice of such breach or failure and stating the Company's intention to terminate the Merger Agreement; or

  •
  prior to the receipt of the approval of the Merger Agreement and the Merger by the Company stockholders, to enter into a transaction that is a Superior Proposal, if (i) the Company Board has received a Superior Proposal; (ii) the Company has complied in all material respects with its obligations described under "—No Shop; Acquisition Proposals; Change in Recommendation"; (iii) the Company Board approves, and concurrently with the termination of the Merger Agreement the Company enters into, a definitive agreement with respect to such Superior Proposal, and (iv) prior to or concurrently with such termination, the Company pays to Parent the termination fee described in "—Transaction Expenses and Termination Fees" below.

        The Merger Agreement can be terminated prior to the effective time of the Merger by Parent:

  •
  if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach or failure to perform (i) would result in the failure of a closing condition described in "—Conditions to Completion of the Merger" and (ii) cannot be, or has not been, cured within 20 days after Parent has given the Company written notice of such breach or failure and stating Parent's intention to terminate the Merger Agreement; or

  •
  if: (i) an Adverse Recommendation Change has occurred; (ii) the Company Board fails to recommend the approval of the Merger Agreement and the Merger in this proxy statement; (iii) an Acquisition Proposal is publicly announced, distributed or disseminated to the Company stockholders and, following the request of Parent, the Company Board fails to reaffirm its recommendation in favor of the Merger Agreement and the Merger within 10 business days of such request; (iv) the Company Board has approved, endorsed or recommended to the Company stockholders an Acquisition Proposal; (v) a tender offer or exchange offer for the Company Common Stock has commenced, and the Company Board recommends that the Company stockholders tender their shares of Company Common Stock in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; (vi) the Company Board resolves to do any of the foregoing; or (vii) the Company intentionally breaches in any material respect its obligations described in "—No Shop; Acquisition Proposals; Change in Recommendation" or the second paragraph of "—Stockholder Meetings; Preparing of Proxy Statement."

Effect of Termination

        In the event that the Merger Agreement is terminated, it will become void and have no effect, without liability or obligation on the part of Parent, Merger Sub or the Company, except that (i) the confidentiality agreement between the Company and Parent and certain other provisions of the Merger Agreement will survive termination of the Merger Agreement and (ii) with respect to any liabilities or damages arising out of a willful breach of the Merger Agreement or fraud, none of Parent, Merger Sub or the Company shall be released.

Transaction Expenses and Termination Fees

        Subject to certain limited exceptions, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. However, the Company must pay Parent a termination fee of $32,600,000 in the event that:

  •
  the Merger Agreement is terminated because:

  •
  the Merger has not been consummated on or before 5:00 p.m. Eastern time on August 22, 2016;

  •
  the Company has breached or failed to perform any of its representations, warranties, covenants or agreements; or

  •
  the adoption and approval of the Merger Agreement and the Merger by the Company stockholders is not obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the adoption and approval of the Merger Agreement is taken;

  and, in addition to the termination of the Merger Agreement for any of the foregoing reasons,

  •
  at any time on or after the date of the Merger Agreement and prior to such termination or vote, an Acquisition Proposal has been communicated to the senior management of the Company or the Company Board or publicly announced or otherwise made known to the Company stockholders, and

  •
  within 12 months following such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (for purposes of this provision, the references to "15%" in the definition of Acquisition Proposal are deemed to be references to "50%");

  •
  the Merger Agreement is terminated by the Company to enter into a transaction that is a Superior Proposal;

  •
  the Merger Agreement is terminated by Parent for any reason set forth in the last bullet in the section "—Termination of the Merger Agreement" above; or

  •
  the Merger Agreement is terminated by Parent or the Company because the Merger has not been consummated prior to August 22, 2016 following an Adverse Recommendation Change in response to an Intervening Event.

Amendment; Extension; Waiver

        The parties may amend the Merger Agreement at any time either before or after the stockholder approval of the Merger Proposal by their written agreement. However, after such approval, no amendment may be made which requires further approval by such stockholders under applicable law unless such further approval is obtained. The Merger Agreement can only be amended in writing, and certain provisions of the Merger Agreement can only be amended with the prior written consent of the financing sources (including lenders, underwriters, initial purchasers or placement agents) for the Debt Financing (together with the arrangers and the partners, stockholders, managers, members, directors, attorneys, officers, employees, advisors, accountants, consultants, agents, affiliates, representatives and successors of any of the foregoing (the "Financing Sources")) to the extent any such amendment would materially and adversely affect the Financing Sources.

        Prior to the effective time of the Merger, the parties may, to the extent permitted by applicable law and under the terms of the Merger Agreement, (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any uncured inaccuracies in the representations and warranties contained in the Merger Agreement; and (iii) subject to applicable law, waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement. Any agreement by a party to such extension or waiver must be in a writing signed by the applicable party. No failure or delay of any party in exercising any right or remedy shall operate as a waiver, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Governing Law

        The Merger Agreement and all disputes or controversies arising out of or relating to the Merger Agreement or the transactions contemplated thereby are governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Delaware (except that the provisions of the laws of the State of Nevada shall apply with respect to (i) the fiduciary duties of the Company Board and (ii) any provisions set forth in the Merger Agreement that are required to be governed by such laws or where such laws are otherwise mandatorily applicable to the transactions contemplated hereby). Subject to certain exceptions set forth in the Merger Agreement, any action or proceeding involving any Financing Source that may be based upon, arise out of or relate to the Debt Financing will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law which would require the application of the laws of another jurisdiction.

Assignment

        The Merger Agreement may not be assigned by any party, by operation of law or otherwise, without the prior written consent of the other parties. However, each of Parent and Merger Sub may assign any of their respective rights and obligations to any direct or indirect wholly owned subsidiary of Parent without the consent of the Company. No such assignment will relieve Parent or Merger Sub of its obligations under the Merger Agreement. The Merger Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Specific Performance

        The parties to the Merger Agreement have agreed that irreparable damage would occur if any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties agreed each party will be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions in the Court of Chancery of the State of Delaware.

Nonrecourse

        The Company has waived any rights or claims against any Financing Source in connection with the Merger Agreement, the Debt Financing Commitments, the Debt Financing or the transactions contemplated thereby for the transactions contemplated by the Merger Agreement. The Company has also agreed not to commence any action or proceeding against any Financing Source in connection with the Merger Agreement, the Debt Financing Commitments, the Debt Financing or the transactions contemplated thereby or the transactions contemplated by the Merger Agreement.

Amendment to Company Bylaws

        On February 22, 2016, the Company Board adopted a Certificate of Amendment (the "Bylaw Amendment") to the Company's Amended and Restated Bylaws. The Bylaw Amendment, among other things, designates the Business Court in the Eighth Judicial District Court of Clark County, Nevada as the sole and exclusive forum (subject to certain exceptions specified therein) for any stockholder of the Company to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty, (iii) any action asserting a claim arising pursuant to Chapters 78 and 92A of the NRS or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case as described in further detail in the Bylaw Amendment.

        The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment. A copy of the Company's Amended and Restated Bylaws, as amended, was attached as an exhibit to the Company's Current Report on Form 8-K, filed with the SEC on February 23, 2016, and which is incorporated by reference herein. See the section entitled "Where You Can Find More Information" beginning on page 99 of this proxy statement.

 THE STOCKHOLDER AGREEMENT

        In connection with the Merger Agreement, each of the Company's directors and executive officers executed a Stockholder Agreement with Parent. Each Stockholder Agreement (i) requires the applicable stockholder to vote such stockholder's shares of Company Common Stock in favor of (and to grant a proxy to Parent to vote in favor of) adoption and approval of the Merger Agreement and to vote against the approval or adoption of any alternative acquisition proposal and (ii) prohibits the applicable stockholder from transferring such stockholder's shares of Company Common Stock, each subject to the exceptions described in the Stockholder Agreement. As of the Record Date, our directors and executive officers were entitled to vote approximately 728,556 shares of Company Common Stock, or approximately 1.87% of total Company Common Stock outstanding on that date.

        The foregoing description of the Stockholder Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Stockholder Agreement, a copy of which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex B.

PROPOSAL 2

AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

        If at the special meeting of stockholders, the Company Board determines it is necessary or appropriate to adjourn the special meeting, we intend to move to vote on the Adjournment Proposal. For example, the Company Board may make such a determination if the number of shares of Company Common Stock represented and voting in favor of the Merger Proposal at the special meeting is not sufficient to adopt and approve that proposal under the NRS, in order to enable the Company Board to solicit additional proxies in respect of such proposal. If the Company Board determines that it is necessary or appropriate, we will ask our stockholders to vote only upon the Adjournment Proposal and not the Merger Proposal.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by the Company Board to vote in favor of the Adjournment Proposal. If the stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal to defeat that proposal, we could adjourn the special meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Proposal. Additionally we may seek to adjourn the special meeting if a quorum is not present or otherwise at the discretion of the chairman of the special meeting.

Vote Required and Board Recommendation

        The proposal to adjourn the special meeting will be approved if a majority of the shares of Company Common Stock, present in person or represented by proxy and entitled to vote at the special meeting, vote in favor of the proposal, whether or not a quorum is present.

        The Company Board recommends that you vote "FOR" the Adjournment Proposal.

 PROPOSAL 3

MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION PROPOSAL

Advisory Vote to Approve the Merger-Related Named Executive Officer Compensation Proposal

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Rule 14a-21(c) of the Exchange Act, we are seeking non-binding, advisory stockholder approval of the Merger-Related Named Executive Officer Compensation Proposal, as disclosed in the section entitled "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers" beginning on page 60 of this proxy statement. The proposal gives the stockholders the opportunity to express their views on the merger-related compensation of the named executive officers. Accordingly, we are requesting stockholders to approve the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the stockholders of Newport Corporation approve, on a non-binding, advisory basis, certain compensation that will or may become payable to Newport's named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in "The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers" beginning on page 60 of Newport's proxy statement for the special meeting."

        Because your vote is advisory, it will not be binding upon Newport, the Company Board, the Company Board's compensation committee, or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers may become eligible to receive the various change-in-control payments in accordance with the terms and conditions applicable to those payments.

        The vote on this non-binding Merger-Related Named Executive Officer Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal and the Adjournment Proposal. Accordingly, you may vote "FOR" Merger Proposal and the Adjournment Proposal and vote "AGAINST" or "ABSTAIN" for this Merger-Related Named Executive Officer Compensation Proposal (and vice versa).

Vote Required and Board Recommendation

        The Merger-Related Named Executive Officer Compensation Proposal will be approved if a majority of the shares of Company Common Stock, present in person or represented by proxy and entitled to vote at the special meeting, vote in favor of the proposal.

        The Company Board recommends that you vote "FOR" the non-binding, advisory Merger-Related Named Executive Officer Compensation Proposal.

 DISSENTERS' RIGHTS

        Under NRS Section 92A.390, when the merger consideration is cash, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series that is a "covered security" under Section 18(b)(l)(A) or (B) of the Securities Act. The shares of Company Common Stock are covered securities because they are traded on NASDAQ. Because the Company Common Stock was listed on NASDAQ on the Record Date and the merger consideration is cash, holders of shares of Company Common Stock will not have dissenters' rights in connection with the Merger.

 MARKET PRICE

        Company Common Stock is traded on NASDAQ under the symbol "NEWP." As of the Record Date, there were 38,879,965 shares of Company Common Stock outstanding and entitled to vote, held by 731 stockholders of record based upon the records of our transfer agent, which do not include beneficial owners of Company Common Stock whose shares are held in the names of various brokers, banks and other nominees.

        The table below shows, for the periods indicated, the range of high and low sales prices for Company Common Stock as quoted on NASDAQ.

	High	Low
Fiscal Year ended January 3, 2015:
Quarter ended March 29, 2014	$21.80	$17.10
Quarter ended June 28, 2014	$21.51	$17.39
Quarter ended September 27, 2014	$19.39	$16.93
Quarter ended January 3, 2015	$19.65	$16.06
Fiscal Year ended January 2, 2016:
Quarter ended April 4, 2015	$20.48	$17.54
Quarter ended July 4, 2015	$20.85	$18.14
Quarter ended October 3, 2015	$18.88	$13.23
Quarter ended January 2, 2016	$17.08	$13.40
Fiscal Year ending December 31, 2016:
First Quarter (through March 24, 2016)	$23.04	$13.18

        We did not declare any dividends on Company Common Stock during 2014 or 2015. In addition, pursuant to the Merger Agreement, the Company is prohibited from declaring any dividends following execution of the Merger Agreement with respect to any of its capital stock or other securities (except for any dividend or distribution by a subsidiary of the Company to the Company or to other subsidiaries).

        On February 22, 2016, the last trading date prior to the public announcement of the proposed Merger, Company Common Stock closed at $15.04. On March 24, 2016, the most recent practicable date prior to the date of this proxy statement, the closing price per share of Company Common Stock on NASDAQ was $22.96.

        Following the Merger, there will be no further market for Company Common Stock.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth specified information with respect to the beneficial ownership of Company Common Stock as of March 18, 2016 by: (i) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of Company Common Stock; (ii) each of our named executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

	Amount and Nature of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	Percentage
BlackRock, Inc.	4,327,299	11.1%
(and certain of its subsidiaries)
55 East 52nd Street
New York, NY 10055(3)
Dimensional Fund Advisors LP	3,085,964	7.9%
Building One
6300 Bee Cave Road
Austin, TX 78746(4)
The Vanguard Group, Inc.	2,828,969	7.3%
(and certain of its subsidiaries)
100 Vanguard Blvd.
Malvern, PA 19355(5)
Goldman Sachs Asset Management, L.P. and	2,015,385	5.2%
GS Investment Strategies, LLC
200 West Street
New York, NY 10282(6)
Robert J. Phillippy(7)	482,410	1.2%
Charles F. Cargile(8)	195,475	*
Jeffrey B. Coyne(9)	165,101	*
David J. Allen(10)	128,324	*
Dennis L. Werth(11)	120,446	*
Kenneth F. Potashner	87,242	*
Oleg Khaykin(12)	53,899	*
Peter J. Simone(13)	48,512	*
Christopher Cox	33,933	*
Siddhartha C. Kadia	4,414	*
All executive officers and directors as a group (10 persons)(14)	1,319,756	3.3%

*
Less than 1%

(1)
Unless otherwise indicated, the business address of each holder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.

(2)
The beneficial ownership is calculated based on 38,879,965 shares of Company Common Stock outstanding as of March 18, 2016. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Company Common Stock subject to

  Company SARs, Company RSUs and/or other rights held by that person that are exercisable and/or will be settled upon vesting within 60 days of March 18, 2016 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name, and none of such persons has pledged such shares as security for any obligation.

(3)
The holder has sole voting power with respect to 4,239,624 shares of Company Common Stock and has sole dispositive power with respect to 4,327,299 shares of Company Common Stock. The beneficial ownership information reflected in the table is included in the Schedule 13G Amendment No. 6 filed by the holder with the SEC on January 8, 2016.

(4)
The holder has sole voting power with respect to 2,955,244 shares of Company Common Stock and has sole dispositive power with respect to 3,085,964 shares of Company Common Stock. The holder furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts. In certain cases, subsidiaries of the holder may act as advisor or sub-advisor to certain investment companies, trusts and accounts. In its role as investment advisor, sub-advisor and/or manager, the holder or its subsidiaries may possess voting and/or investment power over shares owned by such investment companies, trusts and accounts and may be deemed to be the beneficial owner of such shares. However, all such securities are owned by such investment companies, trusts and accounts, and the holder disclaims beneficial ownership of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G Amendment No. 10 filed by the holder with the Securities and Exchange Commission on February 9, 2016.

(5)
The holder has sole voting power with respect to 61,616 shares of Company Common Stock, shared voting power with respect to 5,800 shares of Company Common Stock, sole dispositive power with respect to 2,763,553 shares of Company Common Stock, and shared dispositive power with respect to 65,416 shares of Company Common Stock. The beneficial ownership information reflected in the table is included in the Schedule 13G Amendment No. 4 filed by the holder with the SEC on February 11, 2016.

(6)
The holders have shared voting power with respect to 1,902,707 shares of Company Common Stock and have shared dispositive power with respect to 2,015,385 shares of Company Common Stock. The holders disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the holders or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both, and (ii) certain investment entities of which the holders act as the general partner, managing general partner or other partner, to the extent interests in such entities are held by persons other than the holders. The beneficial ownership information reflected in the table is included in the Schedule 13G Amendment No. 3 filed by the holders with the SEC on February 8, 2016.

(7)
Includes Company SARs with respect to 173,960 shares of Company Common Stock that are exercisable within 60 days of March 18, 2016; 50,340 shares of Company Common Stock that are issuable within 60 days of March 18, 2016 upon the vesting of Company RSUs; and 51,714 shares of Company Common Stock held by Mr. Phillippy and his spouse as trustees of a family trust.

(8)
Includes Company SARs with respect to 82,965 shares of Company Common Stock that are exercisable within 60 days of March 18, 2016; 23,050 shares of Company Common Stock that are issuable within 60 days of March 18, 2016 upon the vesting of Company

  RSUs; and 1,000 shares of Company Common Stock held by Mr. Cargile and his spouse as trustees of a family trust.

(9)
Includes Company SARs with respect to 65,045 shares of Company Common Stock that are exercisable within 60 days of March 18, 2016; 16,620 shares of Company Common Stock that are issuable within 60 days of March 18, 2016 upon the vesting of Company RSUs; and 17,971 shares of Company Common Stock held by Mr. Coyne as trustee of a family trust.

(10)
Includes Company SARs with respect to 56,400 shares of Company Common Stock that are exercisable within 60 days of March 18, 2016, and 14,410 shares of Company Common Stock that are issuable within 60 days of March 18, 2016 upon the vesting of Company RSUs.

(11)
Includes Company SARs with respect to 56,400 shares of Company Common Stock that are exercisable within 60 days of March 18, 2016, and 14,410 shares of Company Common Stock that are issuable within 60 days of March 18, 2016 upon the vesting of Company RSUs.

(12)
Includes 22,305 shares of Company Common Stock underlying Company RSUs that are held in the Company's Deferred Compensation Plan for the benefit of Mr. Khaykin.

(13)
Includes 15,295 shares of Company Common Stock underlying Company RSUs that are held in the Company's Deferred Compensation Plan for the benefit of Mr. Simone.

(14)
Includes Company SARs with respect to 434,770 shares of Company Common Stock that are exercisable within 60 days of March 18, 2016; 118,830 shares of Company Common Stock that are issuable within 60 days of March 18, 2016 upon the vesting of Company RSUs; and 37,600 shares of Company Common Stock underlying Company RSUs held in the Company's Deferred Compensation Plan.

STOCKHOLDER PROPOSALS

        As of the date of this proxy statement, the Company Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

        If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. We intend to hold the 2016 annual meeting of stockholders only if the Merger is not consummated.

        Stockholders are entitled to present proposals for action and director nominations at the 2016 annual meeting of stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws. Stockholders must submit such proposals and nominations to the Secretary of the Company, Newport Corporation at 1791 Deere Avenue, Irvine, California 92606 on or prior to the deadline for receiving such proposals and nominations. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement or form of proxy. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

        If the 2016 annual meeting of stockholders is held, in order for a stockholder proposal to be considered for presentation at the 2016 annual meeting of stockholders, and included in the proxy statement and form of proxy used in connection with such meeting, the proposal must have been received by us no later than December 10, 2015, and must have complied with the requirements of Rule 14a-8 under the Exchange Act and the provisions of our bylaws. No such proposal was received by us on or before such date.

        If a stockholder wants to nominate a director or submit a proposal for consideration at the 2016 annual meeting of stockholders, outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting. For business to be properly brought before any meeting by a stockholder, the stockholder must deliver timely written notice to the Corporate Secretary of the Company at the principal corporate offices of the Company. To be timely, the notice generally must be delivered (or if mailed, must be received) at least 75 days prior to the annual meeting of stockholders. However, in the event that less than 90 days' notice or prior public disclosure of the date of any annual meeting of stockholders is given or made to stockholders by the Company, notice by the stockholder is timely if it is delivered (or if mailed, is received) not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before any meeting of the stockholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and therefore file annual, quarterly and current reports, proxy statements and other information with the SEC.

        You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding us and other registrants that file electronically with the SEC.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, as amended on March 24, 2016;

  •
  our Current Reports on Forms 8-K filed with the SEC on February 23, 2016; and

  •
  the additional definitive proxy soliciting materials on Schedule 14A filed with the SEC on February 23, 2016, February 24, 2016, February 25, 2016, and March 2, 2016.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement. Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request to: Investor Relations,

1791 Deere Avenue, Irvine, California 92606; or MacKenzie Partners, Inc., or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        If you have questions about the special meeting or the Merger with Parent after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, please contact our proxy solicitor at:

Call Collect: (212) 929-5500
Toll Free: (800) 322-2885
Email to: proxy@mackenziepartners.com
Address: 105 Madison Avenue, New York, New York 10016

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 29, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

among

MKS INSTRUMENTS, INC.,

PSI EQUIPMENT, INC.

and

NEWPORT CORPORATION

Dated as of February 22, 2016

Exhibits
Exhibit A	Form of Stockholder Agreement
Exhibit B	Articles of Incorporation of Surviving Corporation
Exhibit C	Bylaws of Surviving Corporation
Schedules
Schedule A	Stockholders to Execute Stockholder Agreements
Company Disclosure Letter
Parent Disclosure Letter

INDEX OF DEFINED TERMS

Definition	Location
Acquisition Proposal	5.4(j)(i)
Action	3.9
Adverse Recommendation Change	5.4(c)
Adverse Recommendation Notice	5.4(d)(ii)
Affiliate	8.3(a)
Agreement	Preamble
Alternative Financing	5.2(a)
Antitrust Law	5.7(e)
Articles of Merger	1.3
Bid	8.3(b)
Book-Entry Shares	2.3(b)
Business Day	8.3(c)
CCLD	8.8
Certificates	2.3(b)
Closing	1.2
Closing Date	1.2
Code	2.4
Commitment Letter	4.7
Company	Preamble
Company Board	Recitals
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Disclosure Letter	Article III
Company Employee	5.8(a)
Company Equity Award	2.2(b)
Company Equity Plans	2.2(a)
Company ESPP	2.2(d)
Company Fee Property	3.17(a)
Company Leased Property	3.17(b)
Company Plan	8.3(d)
Company Registered IP	3.18(a)
Company RSU	2.2(a)
Company SAR	2.2(b)
Company SEC Documents	3.5(a)
Company Stock Option	3.2(d)
Company Stockholder Approval	3.3
Company Stockholders Meeting	5.5(a)
Confidentiality Agreement	5.6(b)
Continuing Employees	5.8(b)
Contract	3.4(a)
control	8.3(e)
Customer Offerings	8.3(f)
Debt Financing	4.7
Debt Financing Commitments	4.7
Documentation	8.3(g)
Effective Time	1.3
Employee Benefit Plan	8.3(h)
Environmental Laws	3.13(b)(i)

Definition	Location
Environmental Permits	3.13(b)(ii)
Equity Award Exchange Ratio	2.2(a)
ERISA	8.3(i)
ERISA Affiliate	8.3(j)
Exchange Act	3.4(b)
Executive Severance Agreements	3.11(i)
Exploitation	8.3(k)
Fee Letter	4.7
Financing Sources	5.2(b)
Foreign Antitrust Laws	3.4(b)
Foreign Plan	3.11(k)
GAAP	3.5(b)
Government Contract	8.3(l)
Governmental Entity	3.4(b)
HSR Act	3.4(b)
Indebtedness	3.15(c)
Indemnified Parties	5.11(a)
Instruments of Indebtedness	3.15(a)(ii)
Intellectual Property	3.18(c)
Internal Systems	8.3(m)
Intervening Event	5.4(e)
IRS	3.11(a)
knowledge	8.3(n)
Law	3.4(a)
Liens	3.2(h)
Marketing Period	8.3(o)
Material Adverse Effect	3.1(a)
Material Contracts	3.15(a)(xiii)
Materials of Environmental Concern	3.13(b)(iii)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
NASDAQ	2.2(a)
Nevada Secretary of State	1.3
New Debt Commitment Letter	5.2(a)
New Fee Letter	5.2(a)
Notice Period	5.4(d)(ii)
NRS	1.1
Ordinary Course of Business	3.6
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	4.1(a)
Parent Stock	2.2(a)
Paying Agent	2.3(a)
Payment Fund	2.3(a)
Permits	3.10(b)
Person	8.3(p)
Proxy Statement	5.5(a)
Real Property Leases	3.17(b)
Representatives	5.4(a)

Definition	Location
Required Information	5.2(b)
SEC	3.5(a)
Securities Act	3.5(a)
Shares	2.1(a)
Software	8.3(q)
Subsidiary	8.3(r)
Superior Proposal	5.4(j)(ii)
Surviving Corporation	1.1
Takeover Laws	3.19
Tax Returns	3.14(m)(ii)
Taxes	3.14(m)(i)
Termination Date	7.1(b)(i)
Termination Fee	7.3(b)
Top Customers	3.24
Top Suppliers	3.23
WARN Act	3.12(f)

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 22, 2016, between MKS INSTRUMENTS, INC., a Massachusetts corporation ("Parent"), PSI EQUIPMENT, INC., a Nevada corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and NEWPORT CORPORATION, a Nevada corporation (the "Company").

RECITALS

        WHEREAS, the parties intend to effect the merger (the "Merger") of Merger Sub with and into the Company, with the Company surviving the Merger, on the terms and subject to the conditions set forth herein;

        WHEREAS, the Boards of Directors of Parent and Merger Sub have each unanimously approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

        WHEREAS, the Board of Directors of the Company (the "Company Board"), acting on the unanimous recommendation of the independent committee of the Company Board, has (i) resolved that this Agreement and the transactions contemplated hereby be approved in accordance with the NRS, (ii) resolved that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval, (iii) resolved to recommend that the Company's stockholders adopt and approve this Agreement and the transactions contemplated hereby, and (iv) to the extent necessary, adopted resolutions having the effect of causing the Company not to be subject to any Takeover Law that might otherwise apply to this Agreement, the Merger or any other transactions contemplated by this Agreement;

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein; and

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the stockholders of the Company listed on Schedule A have entered into Stockholder Agreements, each dated as of the date of this Agreement, in the form attached hereto as Exhibit A, pursuant to which such stockholders have, among other things, agreed to vote all of their Shares in favor of the adoption and approval of this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Chapter 78 and Chapter 92A of the Nevada Revised Statutes (the "NRS"), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Parent.

        Section 1.2    Closing.     The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Pacific time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher LLP, 3161 Michelson Drive, Irvine, California 92612, unless another date, time or place is agreed to in writing by Parent and the Company; provided, however, that if the Marketing Period has not ended at the time of satisfaction or waiver of all of the conditions (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) set forth in Article VI, the Closing shall occur on the earliest to occur of (a) a date before or during the Marketing Period specified by Parent on no less than two Business Days' notice to the Company, (b) the second Business Day immediately following the final day of the Marketing Period and (c) the Termination Date (subject in each case of the foregoing clauses (a), (b) and (c) to the satisfaction or waiver of all of the conditions (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) set forth in Article VI as of the date for the Closing determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.3    Effective Time.     Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause to be filed the articles of merger (the "Articles of Merger") with the Secretary of State of the State of Nevada (the "Nevada Secretary of State"), in such form as is required by, and executed in accordance with, the relevant provisions of the NRS, and, as soon as practicable on or after the Closing Date, shall make, or cause to be made, any and all other filings or recordings required under the NRS in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Nevada Secretary of State or at such other date or time as permitted under the NRS and as Parent and the Company shall agree in writing and shall specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

        Section 1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Articles of Incorporation; Bylaws.

          (a)   At the Effective Time, the articles of incorporation of the Company shall be amended so that they read in their entirety as set forth in Exhibit B hereto, and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law.

          (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company shall be amended so that they read in their entirety as set forth in Exhibit C hereto, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and as provided by applicable Law.

        Section 1.6    Directors.     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        Section 1.7    Officers.     The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

 ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES

        Section 2.1    Conversion of Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

          (a)   Each share of common stock, par value $0.1167 per share, of the Company (such shares, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $23.00 in cash, without interest, and subject to deduction for any required withholding Tax (the "Merger Consideration"). As of the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration to be issued or paid in accordance with Section 2.3, without interest.

          (b)   Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned Subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (d)   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided, however, that nothing in this Section 2.1(d) shall be construed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to, or that is otherwise prohibited by, this Agreement.

        Section 2.2    Treatment of Equity-Based Awards.

          (a)   At the Effective Time, each restricted stock unit (each, a "Company RSU") granted under any stock option or equity compensation plan, arrangement or agreement of the Company (the "Company Equity Plans") that is outstanding immediately prior to the Effective Time and as to which Shares will not have been fully distributed in connection with the Closing shall be assumed by Parent on the terms and subject to the conditions set forth in this Agreement. Each such Company RSU so assumed by Parent shall continue to have, and be subject to, the same terms and conditions (including the same vesting conditions) as were in effect immediately prior to the Effective Time, except that (i) such Company RSU shall be an award for common stock, no par value, of Parent ("Parent Stock"), and (ii) the number of shares of Parent Stock subject to each such assumed award shall be determined by multiplying the number of Shares underlying such Company RSU by a fraction (the "Equity Award Exchange Ratio") (rounded down to the nearest whole share), the numerator of which shall be the Merger Consideration and the denominator of which shall be the average of the volume weighted average price per share of Parent Stock on the

  Nasdaq Global Select Market ("NASDAQ") over the five consecutive trading days ending on the second complete trading day preceding the Closing Date.

          (b)   At the Effective Time, each stock appreciation right granted under a Company Equity Plan (each, a "Company SAR", and each Company SAR and Company RSU being referred to as a "Company Equity Award"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be assumed by Parent on the terms and subject to the conditions set forth in this Agreement. Each such Company SAR so assumed by Parent shall continue to have, and be subject to, the same terms and conditions (including vesting schedule) as were in effect immediately prior to the Effective Time, except that (i) such Company SAR shall be an award for Parent Stock, (ii) the number of shares of Parent Stock subject to each such appreciation right shall be determined by multiplying the number of Shares subject to such Company SAR immediately prior to the Effective Time by the Equity Award Exchange Ratio (rounded down to the nearest whole share), and (iii) the base value per share of Parent Stock (rounded up to the nearest whole cent) shall equal (x) the per share base value for the Shares otherwise receivable pursuant to such Company SAR immediately prior to the Effective Time divided by (y) the Equity Award Exchange Ratio.

          (c)   As soon as reasonably practicable following the Effective Time, Parent shall deliver to each holder of a Company Equity Award assumed by Parent pursuant to this Section 2.2 an appropriate notice setting forth the terms of such assumption.

          (d)   The Company shall take such actions as may be necessary with respect to the Company's employee stock purchase plan (the "Company ESPP") to cause, no later than five Business Days prior to the Closing Date, (i) accumulated contributions under any then-ongoing offering or purchase period to be used to purchase Shares in accordance with the terms of the Company ESPP and (ii) the termination of all options or purchase rights under all such ongoing offering or purchase periods immediately after such purchase. Any Shares so purchased shall be treated in accordance with Section 2.1 above. The Company shall take such action as may be necessary to terminate the Company ESPP no later than the Business Day immediately preceding the Closing Date in accordance with its terms in such manner as results in no participant in the Company ESPP having any right at or after the Effective Time to (A) purchase Shares or any other security of the Company, Parent, the Surviving Corporation or any other Person under the Company ESPP or (B) receive any cash payment or other consideration for his or her terminated rights under the Company ESPP (other than a refund of amounts withheld by the Company on behalf of such participant that have not been used to purchase Shares prior to the termination of the Company ESPP, without interest, pursuant to the terms of the Company ESPP upon the termination of the Company ESPP). The Company shall cause the Company ESPP's new offerings to be frozen such that no offering or purchase period will begin on or after the date of this Agreement.

          (e)   Prior to the Effective Time, the Company shall adopt such resolutions, and take such other actions, as may be reasonably required to effectuate the provisions of this Section 2.2.

          (f)    Parent shall reserve for issuance a number of shares of Parent Stock at least equal to the number of shares of Parent Stock that will be subject to assumed Company Equity Awards as a result of the actions contemplated by this Section 2.2. When and if necessary to deliver registered shares, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Stock subject to such Company Equity Awards and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Equity Awards remain outstanding and are required to be registered.

          (g)   Where Parent determines it appropriate for purposes of non-U.S. Law to vary the treatment of equity compensation from that provided in Section 2.2 with respect to Company

  Equity Awards (including those held in escrow or as deferred compensation), Parent may change the treatment to take into account tax, securities, employment, or other considerations, with the consent of the Company, which shall not be unreasonably withheld, conditioned or delayed. Parent will consult with the Company and may agree to different treatment with respect to Company Equity Awards held by directors of the Company from that provided in Section 2.2.

        Section 2.3    Surrender and Payment.

          (a)   Prior to the Effective Time, Merger Sub shall enter into an agreement with the Company's transfer agent or another bank or trust company mutually acceptable to Parent and the Company to act as paying agent in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which stockholders of the Company shall become entitled pursuant to this Article II. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to make all payments pursuant to this Article II owed in respect of Shares represented by Certificates or Book-Entry Shares issued and outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article II, except as provided in this Agreement. The Surviving Corporation shall pay all charges and expenses of the Paying Agent in connection with the exchange of Shares for the Merger Consideration contemplated by this Article II.

          (b)   Promptly after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, the Surviving Corporation shall direct the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates ("Certificates"), and to each holder of uncertificated Shares represented by book entry ("Book-Entry Shares"), that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares held by such Person shall pass, only upon (x) adherence to the procedures set forth in the letter of transmittal and (y) in the case of Shares represented by Certificates, only upon proper delivery of such Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent and the Company may reasonably agree and shall be prepared prior to Closing) and (ii) instructions for use in effecting the surrender of Certificates and Book-Entry Shares in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.1(a). Surrender of any Book-Entry Shares shall be effected in accordance with the Paying Agent's customary procedures with respect to securities represented by book entry. Upon surrender of a Certificate or Book-Entry Share to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or each Book-Entry Share so surrendered (subject to deduction for any required withholding Tax), and the Certificate, if any, so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.

          (c)   If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that (i) the Person requesting such payment present proper evidence of transfer and, if applicable, the surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer or, in the case of Book-Entry Shares, the Person in whose name such Book-Entry Shares are registered shall have delivered to the Paying Agent instruments of transfer in such form as the Paying Agent may require in accordance with its customary procedures for the transfer for securities represented by book entry and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

          (d)   Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a), without any interest thereon.

          (e)   All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares other than the right to receive the applicable Merger Consideration, except as otherwise provided by applicable Law. Subject to the penultimate sentence of Section 2.3(g), if, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer (or for any other reason) or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.

          (f)    The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to, and shall be the property of, Parent.

          (g)   At any time following the date that is six months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general unsecured creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificate or Book-Entry Shares. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (h)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, Parent or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article II.

        Section 2.4    Withholding Rights.     Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, any Company Equity Awards or otherwise pursuant to this Agreement any transfer Tax due and any such other amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. If any withholding obligation may be avoided by such holder providing information or documentation to Parent, the Surviving Corporation or the Paying Agent, such holder may provide such information or documentation in a timely fashion and avoid such withholding.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed in the Company SEC Documents that are publicly available on the SEC's EDGAR system at least 24 hours prior to the date hereof (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter (which is arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter") (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure only with respect to (a) the correspondingly numbered and/or lettered section or subsection of this Agreement and (b) any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization, Standing and Power.

          (a)   Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, except, with respect to clause (i) as it relates to Subsidiaries, and clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as, individually or in the aggregate, do not, and would not reasonably be expected to, have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any event, change, occurrence or effect that has a material adverse effect on (A) the business, assets, liabilities, capitalization, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (B) the ability of the Company to perform its obligations under this Agreement or consummate the Merger or any of the other transactions contemplated hereby, other than, in the case of the foregoing clause (A), any change, effect, event or occurrence arising after the date of this Agreement to the extent resulting from (1) changes in general economic, financial market, business or geopolitical conditions, (2) general changes or developments in any of the industries in which the Company or its Subsidiaries operate, (3) natural disasters or calamities, (4) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (5) any change in the price or trading volume of the Company's stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Material Adverse Effect" shall not be excluded in determining the occurrence of a Material Adverse Effect), (6) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining the occurrence of a Material Adverse Effect), (7) any outbreak or escalation of armed hostilities, any acts of war or terrorism, (8) other than for purposes of any representation or warranty contained in Section 3.4, the announcement or pendency of this Agreement and the transactions contemplated hereby, including (x) any resulting loss or departure of officers or other employees of the Company or any of its Subsidiaries, or (y) any resulting termination of, reduction in or similar negative impact on the Company's or any of its Subsidiaries' relationships, contractual or otherwise, with any customers, suppliers, distributors or business partners, (9) any litigation brought by or on behalf of any current or former Company stockholder (in its capacity as such) arising from allegations of any breach of fiduciary duty relating to this Agreement or the Merger or violation of securities Law related to the Proxy Statement or any other document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the Merger, (10) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is expressly required by this Agreement (excluding Section 5.1(a)), and (11) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries with the prior written consent or at the express written request of Parent; provided, that any change, effect, event or occurrence otherwise excluded by any of the foregoing clauses (1), (2), (3), (4) or (7) shall be taken into account in determining the occurrence of a Material Adverse Effect to the extent disproportionately impacting the Company and its Subsidiaries, taken as whole, relative to other Persons operating in the industries or markets in which the Company and its Subsidiaries operate. For the avoidance of doubt, the parties agree that the terms "material," "materially" and "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Material Adverse Effect.

          (b)   The Company has previously made available to Parent a true, correct and complete copy of the Company's articles of incorporation (the "Company Charter") and bylaws (the "Company Bylaws"), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws in any material respect.

        Section 3.2    Capital Stock.

          (a)   The authorized capital stock of the Company consists of 200,000,000 Shares. As of February 19, 2016, (i) 38,627,839 Shares were issued and outstanding, (ii) no Shares were held in treasury, (iii) an aggregate of 1,139,969 Shares were subject to or otherwise deliverable in connection with the settlement of outstanding Company RSUs, (iv) an aggregate of 2,305,438 Shares were reserved for issuance in connection with the exercise or settlement of outstanding Company SARs and (v) 1,880,231 Shares were reserved for issuance under the Company ESPP. Except as set forth above and except for changes since February 19, 2016 resulting from (A) the exercise, vesting or settlement of Company Equity Awards outstanding on such date in accordance with the terms thereof and (B) purchases of Shares under the Company ESPP prior to such date in accordance with the terms of the ESPP and subject to the terms of Section 2.2(d), as of the date of this Agreement, (1) there are not outstanding or authorized any (a) shares of capital stock or other equity securities or voting securities of the Company, (b) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other equity securities or voting securities of the Company or (c) options, warrants or other rights to acquire from the Company, or obligations, commitments or Contracts of the Company to issue, exchange, transfer, deliver or sell (or causes to be issued, transferred, delivered or sold) any capital stock, equity securities, voting securities or securities convertible into or exchangeable or exercisable for capital stock, equity securities or voting securities of the Company, (2) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, equity securities, voting securities or securities convertible into or exchangeable or exercisable for capital stock, equity securities or voting securities of the Company, (3) there are no other options, calls, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company to which the Company is a party, and (4) neither the Company nor any of its Subsidiaries is obligated to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any option, warrant, right, obligation, commitment or Contract to issue, exchange, transfer, deliver or sell (or causes to be issued, transferred, delivered or sold) any capital stock, equity securities, voting securities or securities convertible into or exchangeable or exercisable for capital stock, equity securities or voting securities of the Company. Neither the Company nor any of its Affiliates is a party to or is bound by any Contracts or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including Contracts imposing transfer restrictions) of any capital stock, equity securities, voting securities or securities convertible into or exchangeable or exercisable for capital stock, equity securities or voting securities of the Company. There are no registration rights with respect to any capital stock, equity securities or voting securities of the Company.

          (b)   No outstanding Share constitutes restricted stock or is otherwise subject to a repurchase or redemption right or right of first refusal in favor of the Company or any of its Subsidiaries.

          (c)   Section 3.2(c) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of:

              (i)  each Company Equity Plan, indicating for each, as of such date, the number of Shares reserved for issuance upon settlement of restricted stock units, the number of Shares reserved for issuance upon exercise or settlement of stock appreciation rights and the number of Shares reserved for future issuance under such Company Equity Plan. The Company has made available to Parent true, correct and complete copies of all Company Equity Plans;

             (ii)  all outstanding Company RSUs, indicating with respect to each such Company RSU the name of the holder thereof, the Company Equity Plan under which it was granted, the number of Shares subject to such Company RSU, the date of grant and the vesting schedule; and

            (iii)  all outstanding Company SARs, indicating with respect to each such Company SAR the name of the holder thereof, the Company Equity Plan under which it was granted, the number of Shares subject to such Company SAR, the base value, the date of grant and the vesting schedule.

            (iv)  The Company has made available to Parent true, correct and complete copies of all forms of award Contracts evidencing unvested Company RSUs or unvested Company SARs.

          (d)   No option to purchase any Shares (a "Company Stock Option") is outstanding. With respect to each Company Stock Option (whether previously exercised or expired or otherwise terminated) and each Company Equity Award, as applicable, (i) each such Company Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualified, (ii) each such Company RSU intended to qualify under Section 102 of the Israeli Income Tax Ordinance so qualifies, (iii) each grant of a Company Stock Option or Company Equity Award was duly authorized no later than the date on which the grant of such Company Stock Option or Company Equity Award was by its terms to be effective by all necessary corporate action, (iv) each such grant was made in accordance with the terms of the applicable Company Equity Plan, the Exchange Act and all other applicable Laws and (v) no such grant is or has been the subject of any internal investigation, review or inquiry. No Contracts or other promises or obligations are in effect with respect to the granting of equity compensation by the Company or any of its Subsidiaries for any date after the Closing Date.

          (e)   All outstanding Shares are, and all Shares subject to issuance as specified in Section 3.2(c) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or is otherwise bound.

          (f)    No consent of a holder of any Company Equity Award is required in connection with the actions contemplated by Section 2.2.

          (g)   Pursuant to NRS 92A.390, no holder of any Share will have any dissenter's rights or rights of appraisal with respect to the consummation of the Merger or the cancellation of any Share in connection with transactions contemplated by this Agreement.

          (h)   Section 3.2(h) of the Company Disclosure Letter sets forth a true, correct and complete list of each Subsidiary of the Company and the jurisdiction of incorporation or organization of each such Subsidiary. Each of the outstanding shares of capital stock or other equity securities of each of the Company's Subsidiaries (i) except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, is duly authorized, validly issued, fully paid and nonassessable, (ii) is not subject to, and was not issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the charter, bylaws or other organizational documents of such Subsidiary or any Contract to which such Subsidiary is a party or is otherwise bound, and (iii) is owned by the Company or another wholly owned Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, Contracts, limitations in voting rights, charges or other encumbrances (collectively, "Liens") of any nature whatsoever, except for any such Lien that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. There are no outstanding or authorized options, warrants, rights, Contracts or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any equity securities of any Subsidiary of the Company.

          (i)    There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. The Company has made available to Parent true, correct and complete copies of the charter, bylaws or other organizational documents of each Subsidiary of the Company.

          (j)    The Company does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company. Other than intercompany arrangements between the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is subject to any obligation, contingent or otherwise, to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

        Section 3.3    Authority.     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption and approval of this Agreement by the holders of at least a majority in combined voting power of the outstanding Shares (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity). On or prior to the date hereof, at a meeting duly called and held, the Company Board, acting on the unanimous recommendation of the independent committee of the Company Board, has unanimously (i) resolved that this Agreement and the transactions contemplated hereby be approved in accordance with the NRS, (ii) resolved that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval, (iii) resolved to recommend that the Company's stockholders adopt and approve this Agreement and the transactions contemplated hereby, and (iv) to the extent necessary, adopted resolutions having the effect of causing the Company not to be subject to any Takeover Law that might otherwise apply to this Agreement, the Merger or any other transactions contemplated by this Agreement, in each case which resolutions, except after the date hereof to the extent expressly permitted by Section 5.4(d) or Section 5.4(e), have not been rescinded, modified or withdrawn in any way. Assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in Section 4.9, the Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

        Section 3.4    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company's Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law (including common law), statute, rule, regulation, order, injunction, judgment or decree (collectively, "Law") applicable to the Company or any of its Subsidiaries or by which any of their respective assets, rights or properties are subject or bound, (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit or imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets, rights or properties are subject or bound or (iv) result in the imposition of any Lien on any asset, right or property of the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, breach, violation, default, loss, right or other occurrence that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court, arbitrational tribunal, commission, or other governmental body (each, a "Governmental Entity"), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and under state securities and "blue sky" laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any filings required under the applicable requirements of antitrust or other competition laws of jurisdictions other than the United States or investment laws relating to foreign ownership ("Foreign Antitrust Laws"), (iii) such filings as necessary to comply with the applicable requirements of NASDAQ, (iv) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        Section 3.5    SEC Reports; Financial Statements.

          (a)   The Company has filed or furnished all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2013 (all such forms, reports, statements, certificates and other documents filed or furnished since January 1, 2013, collectively, the "Company SEC Documents"). The Company has made available to Parent true, correct and complete copies of all comment letters received by the Company from the staff of the SEC since January 1, 2013 and all responses to such comment letters by or on behalf of the Company. Other than filings required under Section 16 of the Exchange Act, each Company SEC Document was filed on a timely basis. As of their respective dates of filing, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (b)   The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated consistent with books and records of the Company and its Subsidiaries and comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X). The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company's Quarterly Reports on Form 10-Q filed with the SEC since January 1, 2015 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act), fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal year-end adjustments not material in amount) consistent with books and records of the Company and its Subsidiaries and comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X).

          (c)   None of the Company or any of its Subsidiaries has any off-balance sheet arrangement (as defined in Item 303(a) of Regulation S-K) that would be required to be disclosed under Item 303 of Regulation S-K.

          (d)   The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that all material information relating to the Company, including its Subsidiaries, is made known on a timely basis to the chief executive officer of the Company and the chief financial officer of the Company. The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company Board, (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in the Company's internal control over financial reporting.

          (e)   The Company and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal control over financial reporting designed to provide assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company's consolidated assets, (iii) access to assets of the Company and its Subsidiaries is permitted only in accordance with management's authorization, (iv) the reporting of assets of the Company and its Subsidiaries is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection of such accounts, notes and other receivables on a current and timely basis.

          (f)    Since January 1, 2013, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

          (g)   Since January 1, 2013, neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness or manner of filing or submission of any filing with the SEC, including any certifications required by Section 906 of the Sarbanes-Oxley Act of 2002.

          (h)   The Company has not, since January 1, 2013, extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company. Section 3.5(h) of the Company Disclosure Letter identifies any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

        Section 3.6    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, contingent or otherwise, (a) that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries or (b) to the Company's knowledge, that would not be required to be so reflected, except, in the case of either of the foregoing clauses (a) or (b), for liabilities and obligations (i) reflected or reserved against in the Company's most recent consolidated balance sheet (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, (ii) incurred in the ordinary course of business consistent with past practice (the "Ordinary Course of Business") since the date of such balance sheet, (iii) which have been discharged or paid in full prior to the date of this Agreement, (iv) incurred pursuant to the transactions contemplated by this Agreement or (v) that, individually or in the aggregate, would not reasonably be expected to have, a Material Adverse Effect.

        Section 3.7    Certain Information.     The Proxy Statement will not, at the time it is first mailed to the stockholders of the Company, at the time of any amendment or supplement thereto or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which such statements are made. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement with respect to any information supplied in writing by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference therein.

        Section 3.8    Absence of Certain Changes or Events.     Since January 3, 2015 through the date of this Agreement, (a) the businesses of the Company and its Subsidiaries have been conducted in the Ordinary Course of Business, and (b) there has not been any (i) event, change, occurrence or effect that, individually or in the aggregate with all other events, changes, occurrence or effects, has had, or would reasonably be expected to have, a Material Adverse Effect or (ii) action or other event that would have required the consent of Parent pursuant to clauses (i) through (iv), (v)(A) and (C), (viii)(B) and (D) (other than any such action taken or event occurring in the Ordinary Course of Business), or (x) through (xiii) of Section 5.1(b) had such action or event occurred after the date of this Agreement.

        Section 3.9    Litigation.     Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets, rights or properties and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

        Section 3.10    Compliance with Laws.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries is, and since January 1, 2013 has been, in compliance with all Laws applicable to them or by which any of their respective assets, rights or properties are subject or bound, (ii) since January 1, 2013, neither the Company nor any of its Subsidiaries has received any notice alleging any violation of any Law with respect to the conduct of its business or the ownership or operation of its properties or assets and (iii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries (nor any of their respective directors, officers or employees, in their respective capacities as such) has been, since January 1, 2013, or is the subject of any investigation by any Governmental Entity.

          (b)   The Company and its Subsidiaries have in effect all permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, "Permits") necessary for them to own, lease or operate their assets and properties and to carry on their businesses as now conducted, except for any Permits the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries is, and since January 1, 2015 has been, in compliance with all Permits applicable to them or by which any of their respective assets, rights or properties are subject or bound and (ii) all Permits are in full force and effect.

          (c)   No representation is made under this Section 3.10 with respect to ERISA, Environmental Matters, Taxes or Intellectual Property, which are the subject of Section 3.11, Section 3.13, Section 3.14 and Section 3.18, respectively.

        Section 3.11    Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of the material Company Plans. The Company has made available to Parent true, correct and complete copies of (i) all material Company Plans that have been reduced to writing, together with all amendments thereto, (ii) written summaries of all material unwritten Company Plans, (iii) all related summary plan descriptions, (iv) all annual reports filed on IRS Form 5500, all plan financial statements and all actuarial valuation reports for the most recent plan year for each material Company Plan, and (v) any material written or electronic communications within the last five years from or to the Internal Revenue Service (the "IRS"), the Department of Labor or any other Governmental Entity with respect to a Company Plan (including any voluntary correction submissions).

          (b)   Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and other applicable Law, and no non-exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code has occurred. Each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement). There is no plan or commitment, whether legally binding or not, to create any material additional Company Plan or to materially modify any existing material Company Plan.

          (c)   There is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any of the material Company Plans (other than routine claims for benefits), nor has there been any such Action since January 1, 2013.

          (d)   None of the Company, any of its Subsidiaries, or any of their respective ERISA Affiliates has maintained, contributed to or has had any obligation to contribute to, or has or has had any actual or potential liability with respect to, any plan subject to Title IV of ERISA, any plan subject to Section 4.12 of the Code or any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) since January 1, 2009.

          (e)   Neither the Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any Contract, arrangement or plan that would, in connection with the transactions contemplated by this Agreement, whether occurring alone or in connection with any other preceding, contemporaneous, or subsequent event, obligate it to make any payment that would reasonably be expected to be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

          (f)    All group health plans of the Company, any Subsidiary of the Company and any ERISA Affiliate comply in all material respects with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Code Section 5000, the Health Insurance Portability and Accountability Act, the Patient Protection and Affordable Care Act, and any other comparable domestic or foreign Laws. No employee, officer, director or manager, or former employee, officer, director or manager (or beneficiary of any of the foregoing) of the Company or any of its Subsidiaries is entitled to receive any welfare benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as required by applicable Law or under insured disability benefit arrangements, and there have been no written or oral commitments inconsistent with the foregoing.

          (g)   No act or omission has occurred and no condition exists with respect to any Company Plan that would subject Parent, the Company, any Subsidiary of the Company, any ERISA Affiliate, or any plan participant to any material fine, penalty, Tax or liability of any kind imposed under ERISA, the Code or any other applicable Law.

          (h)   Each material Company Plan (other than employment agreements or the Executive Severance Agreements) is amendable and terminable unilaterally by the Company and any of its Subsidiaries that is a party thereto or covered thereby at any time without material liability or expense to the Company, any of its Subsidiaries or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no material Company Plan, plan documentation or Contract, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any of its Subsidiaries from amending or terminating any such Company Plan, or in any way limits such action.

          (i)    Except for the agreements set forth in Section 3.11(i) of the Company Disclosure Letter (collectively, the "Executive Severance Agreements") or as required by applicable Law, no material Company Plan or other material Contract, plan or arrangement covering any one or more individuals contains any provision that, in connection with any of the transactions contemplated by this Agreement or upon related, concurrent or subsequent employment termination, or in combination with any other event, would (i) increase, accelerate or vest any compensation or benefit, (ii) require severance, termination or retention payments, (iii) provide any term of employment or compensation guaranty, (iv) promise or provide any Tax gross ups or indemnification, whether under Sections 280G or 409A of the Code or otherwise, or (v) measure any values of benefits on the basis of any of the transactions contemplated hereby. No stockholder, employee, officer or director of the Company has been promised or paid any bonus or incentive compensation related to the consummation of the transactions contemplated hereby.

          (j)    Each Company Plan that is a "nonqualified deferred compensation plan" (as defined in Code Section 409A(d)(1)) is, and since January 1, 2005 has been, in compliance in all material respects with Code Section 409A and is, and since January 1, 2009 has been, in documentary compliance. No Company SAR being assumed pursuant to Section 2.2(b) has a measurement price that has been less than the fair market value of the underlying stock as of the date such right was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such right.

          (k)   With respect to each material Company Plan that is subject to the Laws of any jurisdiction outside of the United States (a "Foreign Plan"), the Foreign Plan (i) since January 1, 2013 has been maintained in all material respects in accordance with its terms and with all applicable Laws, (ii) if intended to qualify for special Tax treatment, meets all requirements for such treatment, (iii) with respect to each material Foreign Plan, such Foreign Plan is fully funded, and (iv) if required to be registered, has been registered with the appropriate Governmental Entities and has been maintained in good standing with the appropriate Governmental Entities.

        Section 3.12    Labor and Employment Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement or understanding with any labor union, trade union, labor organization or works council, and there are no collective bargaining agreements or other labor Contracts being negotiated by or with the Company or any of its Subsidiaries. To the knowledge of the Company, no labor union, labor organization or works council represents any employee of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any obligation to recognize or bargain with any labor union, labor organization or works council, nor are any employees of the Company or any of its Subsidiaries subject to a national or industry labor Contract. There is no, nor at any time during the last three years has there been, any material labor dispute, strike, shutdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, has there been any attempt to organize any employees of the Company or any of its Subsidiaries.

          (b)   Except as required by applicable Law, each employee in the United States is retained at-will, and no such employee is a party to an employment agreement or contract with the Company or any of its Subsidiaries that provides for severance (other than by reference to the Company's severance policy) or notice of termination in excess of 30 days. Each Company employee and each employee of any Subsidiary of the Company has entered into the Company's or such Subsidiary's then standard form of Proprietary Information Agreement (or a similar agreement entered into with employees of the Company or such Subsidiary). The Company has made available to Parent true, correct and complete copies of all of the Company's and its Subsidiaries' material written employee handbooks, employment manuals, employment policies and affirmative action plans, as well as summaries of all material unwritten employment policies. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any of its Subsidiaries.

          (c)   The Company has provided Parent a true, correct and compete list of all officers and key employees employed by the Company or any of its Subsidiaries in the United States who are not citizens or lawful permanent residents of the United States, and, for each such employee, the employee's visa and/or work authorization status and the date the employee's work authorization is scheduled to expire.

          (d)   Neither the Company nor any of its Subsidiaries has breached or violated in any material respect any (i) applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Law respecting employment discrimination, equal opportunity, employee classification (for overtime purposes or as employee versus independent contractor), workers' compensation, family and medical leave, immigration and occupational safety and health requirements or (ii) employment or other individual service-providing Contract. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Action regarding any employee, former employee, group of employees or former employees, or the Company's or any Subsidiary of the Company's employment practices are pending or, to the knowledge of the Company, threatened, in any forum.

          (e)   Neither the Company nor any of its Subsidiaries has incurred, and no circumstances exist under which the Company or any of its Subsidiaries is reasonably likely to incur, any material liability arising from the misclassification of employees as consultants or independent contractors.

          (f)    Since January 1, 2013, neither the Company nor any of its Subsidiaries has caused (i) a plant closing as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act") affecting any site of employment or one or more operating units within any site of employment of the Company or any of its Subsidiaries or (ii) a mass layoff as defined in the WARN Act, nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law.

          (g)   There is no term of employment for any employee of the Company or any of its Subsidiaries working outside the United States that provides that the transactions contemplated by this Agreement shall entitle such individual to treat such transactions as a breach of any Contract. Since January 1, 2013, neither the Company nor any of its Subsidiaries has breached or violated any applicable Law concerning employer contributions to any trade union, housing, unemployment, retirement, bonus and welfare funds and all other funds to which an employer is required by non-U.S. Law to contribute that would reasonably be expected to result in any material liability.

        Section 3.13    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to result in any liability that is material to the Company and its Subsidiaries, taken as a whole: (i) the Company and each of its Subsidiaries are and have been in compliance for the prior six years (or such shorter time as such Subsidiary shall have been in existence) with all applicable Environmental Laws, and possess, and are and have been in compliance for the prior six years (or such shorter time as such Subsidiary shall have been in existence) with , all Environmental Permits required under such Environmental Laws; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern at any property currently or formerly owned or operated by the Company or any of its Subsidiaries, except under circumstances that have not and are not reasonably likely to result in liability of the Company or any of its Subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its Subsidiaries has received any written request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its Subsidiaries has received any written notice, claim or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing; (v) each product of the Company or any of its Subsidiaries does and has complied for the prior six years with all Environmental Laws applicable to the Company pertaining to: (A) the presence (or absence) of specified substances in electrical or electronic or other products; (B) registration or notification of chemical substances in products; labeling of product or product packaging as respects product content or as respects health, safety or environmental effects or as respects required end-of-life handling or disposition of products; and (C) coverage and payment of fees under an approved scheme for end-of-life, return and recycling of products or of product packaging; and (vi) in the prior six years, the Company has not received notice that the Company or any of its Subsidiaries is subject to liability under any Environmental Law for the use of any solid or hazardous waste transporter or treatment, storage or disposal facility.

          (b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

              (i)  "Environmental Laws" means all foreign, federal, state or local statutes, regulations, ordinances, codes or decrees protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement.

             (ii)  "Environmental Permits" means all permits, licenses, registrations and other authorizations required under applicable Environmental Laws.

            (iii)  "Materials of Environmental Concern" means any hazardous, acutely hazardous or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

        Section 3.14    Taxes.

          (a)   All Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

          (b)   Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material Tax.

          (c)   All material Taxes that the Company or any of its Subsidiaries is or was required by applicable Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity.

          (d)   Neither the Company nor any of its Subsidiaries is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company. Neither the Company nor any of its Subsidiaries (i) has any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Company or any Subsidiary, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar Contract.

          (e)   No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.

          (f)    There are no proceedings now pending or threatened in writing (or, to the knowledge of the Company, otherwise) against or with respect to the Company or any of its Subsidiaries with respect to any material Tax. Neither the Company nor any of its Subsidiaries has been informed by any jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither the Company nor any of its Subsidiaries (i) has waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

          (g)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any adjustment under Section 481 of the Code (or any similar adjustments under any provision of the Code or foreign, state or local Tax Law).

          (h)   Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (i)    Neither the Company nor any of its Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies.

          (j)    Neither the Company nor any of its Subsidiaries has engaged in a "reportable transaction" as set forth in Treasury Regulation Section 1.6011-4(b) or a "listed transaction" as set forth in Treasury Regulation Section 301.6111-2(b)(2) or any analogous provision of state or local Law.

          (k)   Neither the Company nor any of its Subsidiaries is in violation of the terms, whether specific or legislative, of any Tax incentive program.

          (l)    Neither the Company nor any of its Subsidiaries has any obligation now or in the future to repay any Tax incentives received as a result of any actions that the Company or any of its Subsidiaries have taken.

          (m)  As used in this Agreement:

              (i)  "Taxes" means national, federal, state, provincial, local, foreign or other taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax imposed by a Governmental Entity, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise, and estimated taxes, and all interest, penalties and additions imposed with respect to such amounts.

             (ii)  "Tax Returns" means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

        Section 3.15    Contracts.

          (a)   Section 3.15(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each of the following Contracts to which the Company or any of its Subsidiaries is a party:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  any Contract relating to Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness) and having an outstanding principal amount in excess of $500,000 in the aggregate (collectively, "Instruments of Indebtedness");

            (iii)  any Contract or obligation that (A) is a non-competition or exclusive dealing Contract or that otherwise purports to limit or restrict the ability of the Company or any of its Affiliates (including, after the Closing, Parent and its Affiliates) to solicit customers or to conduct business in any market or geographic area or (B) grants or purports to grant any right of first refusal, right of first offer or similar right or (C) contains a "most favored nation" clause or other term providing preferential pricing or treatment to a third party, the termination or breach of which would reasonably be expected to have a material and adverse impact on the Company and its Subsidiaries, taken as a whole;

            (iv)  any Contract providing for indemnification that could reasonably be expected to result in payments in excess of $500,000 by the Company or any of its Subsidiaries, other than indemnity provisions in Contracts with customers or suppliers of the Company or any of its Subsidiaries entered into in the Ordinary Course of Business;

             (v)  any joint venture or partnership Contract;

            (vi)  any Contract providing for any payments that are conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries;

           (vii)  any collective bargaining agreement;

          (viii)  any Contract material to the Company and its Subsidiaries, taken as a whole, providing for the outsourcing, contract manufacturing, testing, assembly or fabrication (as applicable) of any products, technology or services of the Company or any of its Subsidiaries;

            (ix)  any Contract material to the Company and its Subsidiaries, taken as a whole, relating to the supply of any item used by the Company or a Subsidiary that is the sole source available to supply such item;

             (x)  any Contract material to the Company and its Subsidiaries, taken as a whole, granting the Company or any of its Subsidiaries a license, or other right to use, any Intellectual Property of any third party (excluding commercially-available, off-the-shelf software);

            (xi)  any Contract entered into in the last five years providing for the acquisition or divestiture of a business;

           (xii)  any Contract with any Top Supplier or Top Customer; or

          (xiii)  any other Contract not made in the Ordinary Course of Business that would reasonably be expected to materially delay or prevent the consummation of the Merger or any of the transactions contemplated by this Agreement (the Contracts described in clauses (i) through (xiii), together with the Real Property Leases, being referred to herein as "Material Contracts").

          (b)   True, correct and complete copies of each Material Contract have been made available to Parent. Each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the knowledge of the Company, any other party thereto, except for such failures to be valid and binding that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there is no breach or default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a breach or default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.

          (c)   There are no provisions in any Instrument of Indebtedness that provide any restrictions on the repayment of the outstanding Indebtedness thereunder, or that require that any financial payment (other than payment of outstanding principal and accrued interest) be made in the event of the repayment of the outstanding Indebtedness thereunder prior to expiration. "Indebtedness" means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, prepayment penalties, fees and premiums) of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (iv) under capital leases (in accordance with GAAP), (v) in respect of letters of credit, (vi) under interest rate or currency swap or other derivative or hedging instruments and transactions (valued at the termination value thereof), (vii) secured by any Lien on property or assets owned by such Person, whether or not the obligations secured thereby have been assumed, (viii) under any sale and lease back transaction, Contract to repurchase securities sold or other similar financing transaction and (ix) in the nature of guarantees of the obligations described in clauses (i) through (viii) above of any other Person.

        Section 3.16    Insurance.     The Company has made available to Parent a true, correct and complete list of all material insurance policies issued in favor of the Company or any of its Subsidiaries, including insurance covering directors and officers for securities law and other customary liabilities. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each such policy is in full force and effect and neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach of or default under any of such insurance policies. The annual premium for the Company's directors' and officers' liability insurance coverage for the policy year that includes the date hereof is as set forth in Section 3.16 of the Company Disclosure Letter.

        Section 3.17    Properties.

          (a)   The Company or one of its Subsidiaries has good, valid, marketable and insurable record title to each parcel of real property owned by the Company or any of its Subsidiaries and all buildings and other improvements thereon (collectively, the "Company Fee Property"), free and clear of all Liens (except those which do not and would not reasonably be expected to materially impair the current operation of the Company Fee Property). Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list of the Company Fee Property (including a true, correct and complete list of the owner thereof). The Company Fee Property is not subject to any written or verbal leases or occupancy Contracts, nor is the Company Fee

  Property or any interest therein subject to any right of first offer or refusal to purchase or lease. There is no pending or, to the Company's knowledge, threatened condemnation or eminent domain proceeding, or pending or proposed proceedings to change or redefine the zoning classification, with respect to the Company Fee Property. There are no Taxes or material betterment assessments other than ordinary real estate Taxes pending or payable, or to the Company's knowledge contemplated, against the Company Fee Property. To the knowledge of the Company, the Company Fee Property, including the buildings and other improvements comprising a part thereof, and the current use and operation thereof, is in compliance in all material respects with all current zoning, land use, building and other Laws.

          (b)   The Company or one of its Subsidiaries has a good and valid leasehold interest in all real property leased, or (with the exception of Company Fee Property) otherwise occupied or permitted to be occupied, by the Company or any of its Subsidiaries, whether as sublessor, tenant, subtenant or otherwise (the "Company Leased Property" and the lease, sublease or other occupancy Contract, the "Real Property Leases"). Section 3.17(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Leased Property and the location of the premises. Neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or otherwise encumbered any interest in the leasehold or subleasehold of any Company Leased Property.

          (c)   The Company or one of its Subsidiaries owns or leases all of the material personal property owned or leased by the Company or any of its Subsidiaries reflected on the most recent balance sheet included in the Company SEC Documents, free and clear of all Liens (except those which do not and would not reasonably be expected to materially impair the current use thereof and do not involve a monetary obligation, individually or in the aggregate, in excess of $200,000), except to the extent disposed of in the Ordinary Course of Business since the date of such balance sheet. Each of the Company and its Subsidiaries has good and valid title to, or in the case of leased properties and assets, valid leasehold interests or other comparable contractual rights in, all material tangible personal properties and assets necessary for the conduct of their respective businesses in all material respects in the manner currently conducted and contemplated to be conducted in the future by the Company and its Subsidiaries, free and clear of all Liens (except those which do not and would not reasonably be expected to materially impair the current use thereof and do not involve a monetary obligation, individually or in the aggregate, in excess of $200,000).

          (d)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the equipment of the Company and its Subsidiaries used in the operations of their respective businesses is (i) suitable for the uses to which it is currently employed, (ii) in good operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the Ordinary Course of Business, and (v) free from any material defects or deficiencies.

          (e)   No representation is made under this Section 3.17 with respect to any intellectual property or intellectual property rights, which are the subject of Section 3.18.

        Section 3.18    Intellectual Property.

          (a)   Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all registered trademarks, service marks or trade names, applications to register trademarks, service marks and trade names, patents, patent applications, registered copyrights, applications to register copyright and domain names owned by the Company or any of its Subsidiaries on the date hereof and that are material to the businesses of the Company and its Subsidiaries, taken as a whole (collectively, "Company Registered IP") and specifies any item of Company Registered IP that is not solely owned by the Company or a Subsidiary. No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all Company Registered IP is owned by the Company or one of its Subsidiaries free and clear of all Liens. Neither the Company nor any of its Subsidiaries has received any written notice or claim in the year prior to the date hereof challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain the confidentiality of all information of the Company or any of its Subsidiaries that derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company, the Company and its Subsidiaries are not infringing upon or misappropriating any patents, copyrights, trademarks, trade secrets or other intellectual property ("Intellectual Property") of any third party in connection with the conduct of their respective businesses, and neither the Company nor any of its Subsidiaries has received in the two years prior to the date hereof any written notice or claim asserting that any such infringement or misappropriation is occurring, which notice or claim remains pending or unresolved. To the knowledge of the Company, (i) no third party is misappropriating or infringing any Intellectual Property owned by the Company or any of its Subsidiaries and (ii) no Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting the use or licensing thereof by the Company or any of its Subsidiaries.

          (d)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has sought, applied for or received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency in connection with the Exploitation of any Customer Offering, any Internal System or any facility or equipment used in connection therewith that would (i) impose obligations on the Company or any of its Subsidiaries or (ii) grant any rights under Intellectual Property of the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no university or Governmental Entity has sponsored any research or development conducted by the Company or any of its Subsidiaries, or has any claim of right or ownership of or Lien on any Intellectual Property owned by the Company or any of its Subsidiaries.

          (e)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will (i) constitute a material breach of, or default under, any instrument, license or other Contract governing any Intellectual Property licensed to the Company or one of its Subsidiaries, (ii) pursuant to any Contract to which the Company or any of its Subsidiaries is a party, trigger the grant of any rights to any Intellectual Property owned by the Company or any of its Subsidiaries or (iii) pursuant to any Contract to which the Company or any of its Subsidiaries is a party, impair the right of the Company, the Surviving Corporation or any of their Subsidiaries to conduct the business of the Company and its Subsidiaries in all material respects in the manner currently conducted by the Company and its Subsidiaries.

        Section 3.19    State Takeover Statutes.     Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, (a) the Company Board has taken all action necessary to render inapplicable NRS 78.378 - 78.3793 and NRS 78.438 - 78.444 as they relate to the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and (b) no other "fair price," "moratorium," "control share acquisition" or similar provision of any state antitakeover Law (collectively, "Takeover Laws") or any similar antitakeover provision in the Company Charter or Company Bylaws is applicable to this Agreement or any of the transactions contemplated hereby.

        Section 3.20    No Rights Plan.     There is no stockholder rights plan, "poison pill" antitakeover plan or similar device or Contract in effect to which the Company is a party or otherwise bound.

        Section 3.21    Affiliate Transactions.     Except for directors' and employment-related Material Contracts filed or incorporated by reference as an exhibit to a Company SEC Document filed by the Company prior to the date hereof and for any intercompany Contracts, no executive officer or director of the Company is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any material interest in any material asset, right or property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months. Since January 1, 2013, there has been no transaction, or series of similar transactions, Contracts, arrangements or understandings, to which the Company or any of its Subsidiaries is or was a party, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC that has not been so disclosed.

        Section 3.22    Certain Payments.     Neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) has provided, offered, gifted or promised, directly or knowingly through another person, anything of value to any foreign or domestic government officials or employees for the purpose of (a) influencing any act or decision of any such government official or employee in their official capacity, inducing any such government official or employee to do or omit to do any act in violation of their lawful duty, or securing any improper advantage for the Company or any of its Subsidiaries or (b) inducing any such government official or employee to use his or her influence to affect or influence any act or decision of any Governmental Entity, in each case of (a) and (b) in order to assist the Company or any of its subsidiaries in obtaining or retaining business. Neither the Company nor any of its Subsidiaries has received any written communication (or, to the Company's knowledge, other communication) from any Governmental Entity alleging that the Company or any of its Subsidiaries, or any current or former director, executive, representative, agent or employee thereof, has engaged in the conduct described in preceding sentence, and no such conduct has been discovered by or brought to the attention of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has made or anticipates making any disclosure to any Governmental Entity regarding any such conduct. Neither the Company nor any of its Subsidiaries has established or maintained any unlawful fund of corporate monies or other properties.

        Section 3.23    Suppliers.     Section 3.23 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 10 suppliers of the Company as measured by the aggregate amounts paid by the Company and its Subsidiaries during the 12-month period ended January 2, 2016, and each supplier that is the sole source available to supply any significant product or service to the Company or any of its Subsidiaries, the loss or disruption of which would be material to the Company and its Subsidiaries, taken as a whole (the "Top Suppliers"). Since January 2, 2016, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Supplier, (b) there has been no material change in the material terms of its business relationship with any Top Supplier adverse to the Company or its Subsidiaries and (c) no Top Supplier has notified the Company or any of its Subsidiaries that it intends to terminate or materially change the pricing or other material terms of its business in any material respect adverse to the Company or its Subsidiaries.

        Section 3.24    Customers.     Section 3.24 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 10 customers of the Company (the "Top Customers"), as measured by the aggregate amounts paid to the Company and its Subsidiaries during the 12-month period ended January 2, 2016. Since January 2, 2016, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Customer, (b) there has been no material change in the material terms of its business relationship with any Top Customer adverse to the Company or its Subsidiaries and (c) no Top Customer has notified the Company or any of its Subsidiaries that it intends to terminate or materially change the material terms of its business in any material respect adverse to the Company or its Subsidiaries.

        Section 3.25    Brokers; Transaction Expenses.     No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true, correct and complete copy of all Contracts pursuant to which J.P. Morgan Securities LLC is entitled to any compensation, cost, fee or expense in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 3.26    Government Contracts.

          (a)   To the knowledge of the Company, each Government Contract that has not expired by its terms, under which the Company still has performance obligations, or for which final payment has not been received is valid and binding and in full force and effect, was awarded or novated in the name of the Company or a Subsidiary of the Company, and is not the subject of any proposed assignment or novation to any third party.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2013, each of the Company and its Subsidiaries, with respect to each Government Contract or Bid, (i) has complied in all material respects with all terms and conditions and all applicable Law, (ii) has not been in material breach of any contractual requirement or Law, and (iii) has had no money due to it withheld or set off or threatened to be withheld or set off (except in the Ordinary Course of Business as provided by the payment terms of such Government Contract), and (iv) each invoice, claim, representation, certification and other submission or filing submitted by the Company or any of its Subsidiaries complied in all material respects with applicable Law and contractual requirements as of its effective date and has been updated as required.

          (c)   Since January 1, 2013, neither the Company or any of its Subsidiaries, nor, to the knowledge of the Company any officer, director, owner or employee of the Company or any of its Subsidiaries, has been suspended, debarred, proposed for debarment or excluded from any Government Contract. To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement would not reasonably be expected to result in any such suspension, proposal for debarment, debarment or exclusion with respect to Parent, the Company or any Subsidiary of the Company (assuming that no such action will result from the identity of Parent).

          (d)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2013, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has been, with respect to any Government Contract or Bid, investigated by any Governmental Entity, or subject to any civil claim, indictment, termination for default, cure notice, show cause notice, material disallowance of claimed costs, or penalty for expressly unallowable costs, nor, to the Company's knowledge, has any of the foregoing actions been threatened. To the knowledge of the Company, there are no outstanding bid protests, disputes or other Actions relating to any Government Contract or Bid, and no such protest, dispute or other Action is threatened or reasonably expected.

          (e)   Since January 1, 2013, neither the Company nor any of its Subsidiaries, with respect to any Government Contract: (i) has made any mandatory or voluntary disclosure to any Governmental Entity, or to the knowledge of the Company, failed to timely make any mandatory disclosure for which a failure to disclose would constitute a ground for suspension or debarment; or (ii) has disclosed or been required to mitigate any organizational conflict of interest.

        Section 3.27    Opinion of Financial Advisor.     J.P. Morgan Securities LLC has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Shares. The Company has delivered (or, as soon as possible following the execution of this Agreement, will deliver) to Parent a true, correct and complete copy of such executed opinion. As of the date hereof, such opinion has not been withdrawn or revoked or otherwise modified.

        Section 3.28    No Existing Discussions.     As of the date of this Agreement, neither the Company nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal. Neither the Company nor any of its Subsidiaries has waived any material benefits of, modified in any adverse respect, or consented to any matter with respect to which its consent is required under, any standstill or similar Contract to which the Company or any of its Subsidiaries is a party.

        Section 3.29    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Except for any liability resulting from a breach of any representation or warranty contained in this Article III, neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent's or Merger Sub's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain "data rooms" or management presentations in expectation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing herein shall, or shall be deemed or construed to, relieve any Person from liability for fraud, limit any recourse or remedy available in respect of fraud, or preclude a determination that a fraud occurred.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Except as set forth in the disclosure letter (which is arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter") (it being agreed that disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure only with respect to (a) the correspondingly numbered and/or lettered section or subsection of this Agreement and (b) any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face), Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

        Section 4.1    Organization, Standing and Power.

          (a)   Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as, individually or in the aggregate, does not, and would not reasonably be expected to, have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any event, change, occurrence or effect that, individually or in the aggregate with all other events, changes, occurrences or effects, that has a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger or any of the other transactions contemplated hereby.

          (b)   Parent has previously furnished or otherwise made available to the Company a true, correct and complete copy of the certificate or articles of incorporation and bylaws of each of Parent and Merger Sub, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws in any material respect.

        Section 4.2    Authority.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the filing of the Articles of Merger with the Nevada Secretary of State as required by the NRS. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity). As of the date hereof, the Boards of Directors of Parent and Merger Sub have approved and declared advisable this Agreement and the transactions contemplated hereby.

        Section 4.3    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not (i) conflict with or violate the articles of organization or bylaws or the equivalent organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective assets, rights or properties are bound or subject or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit or imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets, rights or properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities and "blue sky" laws, (ii) the filings required under the HSR Act and any filings required under Foreign Antitrust Laws, (iii) such filings as necessary to comply with the applicable requirements of NASDAQ, (iv) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.4    Certain Information.     None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first mailed to the stockholders of the Company, at the time of any amendment or supplement thereto, or at the time of the Company Stockholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied by the Company or any of its Representatives for inclusion or incorporation by reference therein.

        Section 4.5    Litigation.     Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

        Section 4.6    Ownership and Operations of Merger Sub.     Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

        Section 4.7    Financing.     Parent has delivered to the Company true and complete copies of (i) an executed commitment letter dated as of the date hereof (the "Commitment Letter" and, together with the Fee Letter (as defined below), together, as they may be amended, modified or replaced in accordance with Section 5.2 and together with all annexes, exhibits, schedules and other attachments thereto the "Debt Financing Commitments") pursuant to which the lender parties thereto have agreed, subject to the terms and conditions thereof, to provide or cause to be provided the debt amounts set forth therein (such amounts, the "Debt Financing") and (ii) the fee letters referred to in such commitment letter (with only fee amounts, dates, pricing caps, "market flex" and other economic terms redacted, none of which would adversely affect the amount or availability of the Debt Financing (the

"Fee Letter"). As of the date of this Agreement, none of the Debt Financing Commitments has been amended or modified, and the respective commitments contained in the Debt Financing Commitments have not been withdrawn or rescinded and, to the knowledge of Parent, no withdrawal or rescission thereof is contemplated as of the date of this Agreement. As of the date of this Agreement, the Debt Financing Commitments are in full force and effect and constitute the legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto (except to the extent that enforceability may be limited by the applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity). There are no conditions precedent related to the funding of the full amount of the Debt Financing other than as expressly set forth in the Debt Financing Commitments. As of the date of this Agreement, no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Debt Financing Commitments by Parent or Merger Sub or, to the knowledge of Parent, any other party to the Debt Financing Commitments. As of the date of this Agreement, assuming the satisfaction of the conditions contained in Section 6.1 and Section 6.3, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition to be satisfied by it and contained in the Debt Financing Commitments. Parent has fully paid any and all commitment fees or other fees required by the terms of the Debt Financing Commitments to be paid on or before the date of this Agreement. Assuming the satisfaction of the conditions contained in Section 6.1 and Section 6.3 and that the Financing is funded in accordance with the terms of the Commitment Letter, Parent and Merger Sub will have, at the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to consummate the transactions contemplated hereby, including payment of all amounts required to be paid pursuant to Article II, and to pay all related fees and expenses. In no event shall the receipt or availability of any funds or financing, including under the Debt Financing Commitments, by Parent or Merger Sub or any Affiliate thereof be a condition to any of Parent's or Merger Sub's obligations hereunder.

        Section 4.8    Vote/Approval Required.     No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

        Section 4.9    NRS 78.378 to 78.3793 and NRS 78.411 to 78.444; Ownership of Shares.     None of Parent, Merger Sub or any of their respective Subsidiaries, "affiliates" or "associates" is, nor at any time during the last two years has any such Person been, an "interested stockholder" of the Company, in each case as such term is defined in NRS 78.3787 and NRS 78.423, nor has any such Person acted in association with an "acquiring person" for the purpose of acquiring "control shares" or voting rights with respect to "control shares," as "acquiring person" and "control shares" are defined in NRS 78.3782 and NRS 78.3784, respectively. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement.

        Section 4.10    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing herein shall, or shall be deemed or construed to, relieve any Person from liability for fraud, limit any recourse or remedy available in respect of fraud, or preclude a determination that a fraud occurred.

ARTICLE V
COVENANTS

        Section 5.1    Conduct of Business of the Company.

          (a)   The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as required by this Agreement, (ii) as disclosed in Section 5.1 of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) to the extent Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course of Business and use reasonable best efforts to preserve substantially intact its assets, properties and business organization and to preserve its present relationships with employees, customers, suppliers and other Persons with which it has material business relations; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) below shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 5.1(b).

          (b)   Between the date of this Agreement and the Effective Time, except (w) as required by this Agreement, (x) as disclosed in Section 5.1 of the Company Disclosure Letter, (y) as required by applicable Law, or (z) to the extent Parent shall otherwise consent in writing (which consent, in the cases of the following clauses (v)(B) and (D), (vi), (vii), (viii), (xii) or (to the extent related to such clauses) (xiv), shall not be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries shall:

              (i)  amend or otherwise change its certificate or articles of incorporation or bylaws or any similar governing instruments;

             (ii)  (A) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock or any of its other securities, or (B) grant to any Person any right to acquire any shares of its capital stock or its other securities (including any Company Equity Award), except, in each case, (x) pursuant to the exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof (or after the date hereof in compliance with this Agreement) and in accordance with the terms of such instruments as in effect on the date hereof, (y) subject to Section 2.2(d), pursuant to the Company ESPP with respect to any offering or purchase period begun before the date of this Agreement and ending under its normal schedule before the Closing Date, or (z) pursuant to the settlement of Company RSUs upon distribution from the Company's 2005 Deferred Compensation Plan in accordance with the terms thereof and the distribution elections made thereunder;

            (iii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries);

            (iv)  (A) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities (except in connection with cashless exercises, cancellation of Shares in satisfaction of Tax withholding obligations or similar transactions pursuant to the exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof), (B) reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other securities, (C) authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock or any of its other securities, (D) adopt or implement any stockholder rights plan, or (E) change the ownership of any of its Subsidiaries, or otherwise engage in any internal corporate restructuring or reorganization, including by way of merger, consolidation or stock or asset sale;

             (v)  (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof, (B) acquire any assets having a value in excess of $500,000 individually or $2,500,000 in the aggregate other than purchases of inventory in the Ordinary Course of Business, (C) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or (D) sell or otherwise dispose of any assets having a value in excess of $250,000 individually or $1,000,000 in the aggregate, other than sales or dispositions of inventory in the Ordinary Course of Business;

            (vi)  (A) terminate or materially modify or amend any Company Material Contract (or any Contract that, if entered into prior to the date hereof, would constitute a Company Material Contract), or knowingly waive, release or assign any material rights or claims thereunder, or (B) other than in the Ordinary Course of Business, enter into any Contract that, if entered into prior to the date hereof, would constitute a Company Material Contract;

           (vii)  make any capital expenditures which are, in the aggregate, in excess of the Company's capital expenditure budget set forth in Section 5.1(b)(vii) of the Company Disclosure Letter;

          (viii)  (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company or routine advances to its employees in the Ordinary Course of Business), (B) incur any Indebtedness or issue, sell or amend any debt securities or any warrants or other rights to acquire any debt securities, (C) assume, guarantee, endorse or otherwise become liable or responsible for the Indebtedness or other obligations of another Person, including any "keep well" or other Contract to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing (other than, in any such case, a guaranty by the Company on behalf of its Subsidiaries) or (D) enter into any hedging Contract or other financial Contract or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in commodities prices, exchange rates or interest rates;

            (ix)  except as required to comply with applicable Law or Contracts or Company Plans existing on the date hereof, (A) enter into, terminate or amend any employment, severance, retention, change in control, or similar Contract or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement or similar labor Contract other than (1) any amendment to the employment or similar Contract of any non-officer employee (other than any person covered by an Executive Severance Agreement) that (a) does not increase the compensation of such employee other than as permitted by clause (B) below and (b) is not otherwise adverse to the Company, or (2) any employment or consulting Contract for a new non-officer employee or consultant that does not provide severance or notice periods beyond the requirements of applicable Law, (B) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant except for such salary increases made in the Ordinary Course of Business (in an aggregate amount not to exceed the percentage set forth in Section 5.1(b)(ix) of the Company Disclosure Letter as compared with the aggregate salary for the prior year) and with no increase for any person covered by an Executive Severance Agreement, (C) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding equity compensation, (D) pay any material benefit not provided for as of the date of this Agreement under any Company Plan, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or restricted stock units, (except that, if the Closing Date is later than June 30, 2016, cash bonus criteria for the period July 1, 2016 through December 31, 2016 may be set before the Closing Date if such timing would be in the Ordinary Course of Business consistent with past practice and the bonuses do not increase the bonus opportunity over those in effect for the period January 1, 2016 through June 30, 2016) or remove existing restrictions in any benefit plans or Contracts or awards made thereunder or (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract or Company Plan;

             (x)  implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

            (xi)  make or change any material Tax election, change any material Tax accounting method, file any material amended Tax Return, enter into any material closing agreement, waive or extend the statute of limitations with respect to material Taxes, settle or compromise any material Tax liability, claim or assessment, or surrender any right to claim a material refund of Taxes;

           (xii)  compromise or settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or Contracts in the Ordinary Course of Business that (A) involve only the payment of money damages not in excess of $250,000 individually or $1,000,000 in the aggregate and (B) do not impose equitable relief on the Company or any of its Subsidiaries or provide for any admission of wrongdoing by the Company or any of its Subsidiaries;

          (xiii)  fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement; or

          (xiv)  authorize or agree to take any of the actions described in Section 5.1(b)(i) through Section 5.1(b)(xiii).

        Section 5.2    Financing Cooperation.

          (a)   Each of Parent and Merger Sub shall use its reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done) all things necessary, proper or advisable to consummate and obtain the proceeds of the Debt Financing contemplated by the Debt Financing Commitments on the terms and conditions described in the Debt Financing Commitments (including any flex provisions applicable thereto), including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions (including the flex provisions) contained therein or on other terms not materially less favorable, in the aggregate, to Parent (as determined in the reasonable judgment of Parent) and not in violation of this Section 5.2(a) (including clauses (A)-(C) below), (ii) satisfy (or, if deemed advisable by Parent, seek a waiver of) on a timely basis all conditions applicable to Parent and Merger Sub in the Debt Financing Commitments that are within its control and otherwise comply with its obligations thereunder and pay related fees and expenses on the Closing Date, (iii) maintain in effect the Debt Financing Commitments in accordance with the terms thereof (except for amendments and supplements not prohibited by this Section 5.2(a)) until the transactions contemplated by this Agreement are consummated or this Agreement is terminated in accordance with its terms, and (iv) enforce its rights under the Debt Financing Commitments in the event of a breach by any counterparty thereto. Parent shall have the right from time to time to amend, supplement, amend and restate or modify the Debt Financing Commitments; provided, that any such amendment, supplement, amendment and restatement or other modification shall not, without the prior written consent of the Company (A) add new (or adversely modify any existing) conditions precedent to the Debt Financing as set forth in the Debt Financing Commitments as in effect on the date hereof, (B) except as otherwise set forth herein, reduce the aggregate amount of the Debt Financing Commitments (including by changing the amount of fees to be paid or original issue discount of the Debt Financing as set forth in the Debt Financing Commitments) in a manner that would adversely impact the ability of Parent to consummate the Merger or that would otherwise be expected to delay or impede the Merger or (C) otherwise be reasonably expected to (1) prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement, (2) make the funding of the Debt Financing as set forth in the Debt Financing Commitments less likely to occur or (3) adversely impact the ability of Parent or Merger Sub to enforce their rights against the other parties to the Debt Financing Commitments or the definitive agreements with respect thereto. For the avoidance of doubt, Parent may amend, supplement, amend and restate, modify or replace the Debt Financing Commitments as in effect at the date hereof (x) to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitments as of the date of this Agreement or (y) to increase the amount of Indebtedness contemplated by the Debt Financing Commitments. For purposes of this Section 5.2, references to "Debt Financing" shall include the financing contemplated by the Debt Financing Commitments (including any flex provisions applicable thereto) as permitted to be amended, supplemented, replaced or modified by this Section 5.2(a) (and, if applicable, shall include any Alternative Financing used to satisfy the obligations under this Agreement) and references to "Debt Financing Commitments" shall include such documents as permitted to be amended or modified by this Section 5.2(a) (and, if applicable, shall include any commitments in respect of Alternative Financing). Parent shall (X) give the Company prompt notice of any material breach or default by any party to the Debt Financing Commitments or any Alternative Financing, in each case of which Parent has become aware, and any purported termination or repudiation by any party of the Debt Financing Commitments or any Alternative Financing, in each case of which Parent has become aware, or upon receipt of written notice of any material dispute or disagreement between or among the parties to the Debt Financing Commitments or any Alternative Financing and (Y) otherwise keep the Company reasonably informed of the status of Parent's efforts to arrange the Debt Financing upon Company's reasonable request. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Financing Commitments, but alternative facilities are available on terms and conditions substantially similar to the Debt Financing Commitments, Parent shall use its reasonable best efforts to promptly arrange to obtain alternative financing ("Alternative Financing") from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement; provided, that Parent shall use its reasonable best efforts to ensure that the terms of such Alternative Financing do not expand upon the conditions precedent or contingencies to the funding of the Debt Financing on the Closing Date as set forth in the Commitment Letter in effect on the date of this Agreement or otherwise include terms (including any "flex" provisions) that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement. In addition, Parent shall have the right to substitute the net cash proceeds received by Parent after the date hereof and prior to the Closing from consummated offerings or other incurrences of debt (including notes) by Parent for all or any portion of the Debt Financing by reducing commitments under the Commitment Letter; provided, that (w) to the extent any such debt has a scheduled special or mandatory redemption right, such right is not exercisable prior to the earlier of the consummation of the transactions contemplated by this Agreement on the Closing Date, the termination of this Agreement or the Termination Date as applicable, (x) such offering or other incurrence of debt does not result in a breach or default under, or violation of, the Commitment Letter, (y) the aggregate amount of the Debt Financing committed under the Commitment Letter following such reduction, together with other cash and cash equivalents available to Parent, is sufficient to pay all amounts required to be paid in connection with the transactions contemplated by this Agreement and (z) Parent promptly notifies the Company of such substitution and reduction. If commitments under the Commitment Letter have been reduced to zero in connection with the preceding sentence, the obligations of the Company and its Subsidiaries pursuant to Section 5.2(b) shall no longer be in effect. Further, Parent shall have the right to substitute commitments in respect of other debt financings for all or any portion of the Debt Financing from the same and/or alternative bona fide financing sources so long as (v) such other debt financing does not result in a breach or default under, or violation of, the Commitment Letter (to the extent it remains in effect following such substitution), (w) the aggregate amount of the Debt Financing, together with other cash and cash equivalents available to Parent, is sufficient to pay all amounts required to be paid in connection with the transactions contemplated by this Agreement, (x) all conditions precedent to effectiveness of definitive documentation for such debt financing have been satisfied and the conditions precedent to funding of such financing are, in respect of certainty of funding, equivalent to (or more favorable to Parent than) the conditions precedent set forth in the Commitment Letter, (y) such substitution would not reasonably be expected to delay or prevent or make less likely the funding of the Debt Financing or such other debt financing on the Closing Date and (z) prior to funding of any loans thereunder, the commitments in respect of such debt financing are subject to restrictions on assignment that are in the aggregate substantially equivalent to or more favorable to the Company that the corresponding restrictions set forth in the Commitment Letter, to supplement or replace the Debt Financing. True, correct and complete copies of each amendment or modification to the Commitment Letter relating thereto and documents with respect to each alternative or substitute financing commitment in respect thereof (each, a "New Debt Commitment Letter"), together with all related fee letters (solely in the case of the fee letter, with only the fee amounts, dates, pricing caps, "market flex" and other economic terms redacted) (each, a "New Fee Letter"), will be promptly provided to the Company (and drafts thereof shall be made available to the Company prior to any such substitution). In the event any New Debt Commitment Letter is obtained, (i) any reference in this Agreement to the "Debt Financing" shall include the debt financing contemplated by the Commitment Letter as modified pursuant to clause (ii) below, (ii) any reference in this Agreement to the "Commitment Letter" shall be deemed to include the Commitment Letter which is not superseded by a New Debt Commitment Letter at the time in question and each New Debt Commitment Letter to the extent then in effect, and (iii) any reference in this Agreement to "fee letter" shall be deemed to include any fee letter relating to the Commitment Letter that is not superseded by any New Debt Commitment Letter at the time in question and to each New Debt Commitment Letter to the extent then in effect.

          (b)   The Company shall provide, shall cause its Subsidiaries to provide, and shall use its reasonable best efforts to cause their respective Representatives to provide, on a timely basis all cooperation reasonably requested by Parent in connection with the Debt Financing (provided; that such requested cooperation shall not unreasonably interfere with the business or operations of the Company and its Subsidiaries), including (i) furnishing the financial information with respect to the Company described in paragraph 3 of Exhibit C to the Commitment Letter and such other historical financial information or other information regarding the Company and its Subsidiaries reasonably requested by Parent or the Financing Sources to consummate the Debt Financing and customarily included in marketing materials for senior secured bank lending transactions, in each case in advance of the Marketing Period (all such information in this clause (i), collectively, the "Required Information"); (ii) furnishing the report of the Company's independent accountants on the most recently available audited consolidated financial statements of the Company and its Subsidiaries and obtaining the consent of such accountants to the use of such report in accordance with the accountants' normal custom and practice and causing such accountants to provide customary comfort letters (including "negative assurance" comfort) consistent with the accountants' normal practice to the underwriters, initial purchasers or placement agents, as applicable, in connection with any such financing; (iii) furnishing such customary financial statements, schedules or other financial data or other pertinent information relating to the Company and its Subsidiaries (including information reasonably necessary for Parent to produce pro forma financial information) reasonably requested by Parent or any of its Representatives in connection with any such financing, including financial statements, financial data and other information (A) if Parent has elected to undertake a registered public offering, of the type required by Regulation S-X and Regulation S-K promulgated under the Securities Act for a registered public offering by Parent or (B) if Parent has elected to undertake a Rule 144A offering, of the type customary for Rule 144A offerings by first time issuers in order to consummate the offering(s) of debt securities contemplated by any such financing, or as otherwise reasonably necessary in connection with any such financing or as otherwise reasonably necessary in order to assist in receiving customary "comfort" (including "negative assurance" comfort) from independent accountants in connection with any offering(s) of debt securities in connection with any such financing (it being understood that the Company will have no obligation to prepare (1) subsidiary financial statements required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or Compensation Disclosure and Analysis required by Regulation S-K Item 402(b) or (2) any post-Closing financial information); (iv) providing reasonable assistance with the preparation of business projections, customary financing documents and customary offering materials in connection with the Debt Financing; (v) providing customary documents and certificates, and taking other actions reasonably requested by Parent that are or may be customary in connection with the Debt Financing (including (A) arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing providing for the payoff, discharge and termination on the Closing Date of all Indebtedness contemplated by any such financing to be paid off, discharged and terminated on the Closing Date, (B) to the extent required by the Debt Financing, facilitating the pledging of collateral; provided, that no pledge shall be operative until the Effective Time, (C) obtaining consents, surveys and title insurance required by the Debt Financing, and (D) consulting with Parent in connection with the negotiation of such definitive financing documents and agreements and such other customary documents as may be reasonably requested by Parent); (vi) providing assistance in the preparation of (A) one or more confidential information memoranda, prospectuses, offering memoranda, private placement memoranda and other customary marketing and syndication materials reasonably requested by Parent or any of its Affiliates in connection with the Debt Financing and (B) customary pro forma financial statements reflecting the Merger and the Debt Financing; (vii) cooperating with the marketing efforts for any portion of the Debt Financing, including using reasonable best efforts to assist Parent in ensuring that the syndication efforts benefit from the existing banking relationships of the Company and its Subsidiaries; (viii) permitting the reasonable use by Parent and its Affiliates of the Company's and its Subsidiaries' logos for syndication and underwriting, as applicable, of the Debt Financing, provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks; (ix) participating as necessary in a reasonable number of meetings, presentations, customary one-on-one sessions that are requested in advance and road shows with prospective lenders and investors and in drafting sessions and due diligence sessions, as applicable (including the reasonable participation in such meetings by the Company's senior management), in each case, in connection with the Debt Financing; (x) reasonably cooperating with any financing sources or prospective financing sources (including lenders, underwriters, initial purchasers or placement agents) for the Debt Financing (together with the arrangers and the partners, stockholders, managers, members, directors, attorneys, officers, employees, advisors, accountants, consultants, agents, Affiliates and Representatives and successors of any of the foregoing, collectively, the "Financing Sources") and their respective agents' due diligence, including providing access to documentation reasonably requested by any such Person in connection with the Debt Financing (including sufficient access to allow any Financing Source to complete field exams and inventory appraisals); (xi) assisting in preparing customary rating agency presentations and participating in a reasonable number of sessions with rating agencies in connection with the Debt Financing; and (xii) as long as such information is requested by the Financing Sources in writing at least 10 Business Days prior to the Closing Date, providing to the Financing Sources, at least three Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Company and its Subsidiaries under applicable "know your customer" and anti-money laundering Laws, including the USA PATRIOT Act of 2001, as amended; provided, that (x) none of the Company or any of its Subsidiaries shall be required to pay any commitment or other fee or incur any other liability or obligation in connection with any such financing except for any payment that is conditioned upon, and shall not take effect until, the Effective Time, and (y) no obligations of the Company or any of its Subsidiaries under any Contract, certificate, document or instrument delivered pursuant to this Section 5.2 shall be required to be effective until the Effective Time. The Company will provide to Parent and the Financing Sources such information (including any updates to the Required Information) as may be necessary so that the marketing materials for any such financing are true and correct in all material respects and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not materially misleading.

          (c)   Notwithstanding anything in this Section 5.2 to the contrary, (i) in fulfilling its obligations pursuant to this Section 5.2, none of the Company, its Subsidiaries or their respective Representatives shall be required to pay any commitment or other fee, provide any security or incur any other liability in connection with any financing prior to the Effective Time and (ii) Parent shall reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in good faith in connection with fulfilling its obligations pursuant to this Section 5.2. Parent shall indemnify and hold harmless the Company and its Subsidiaries (and their respective Representatives) from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with the arrangement of any such financing and any information used in connection therewith (other than information provided by the Company, any of its Subsidiaries or any of their respective Representatives in writing for use in the Debt Financing documents), except in the event such loss or damage arises out of or results from the gross negligence, fraud, intentional misrepresentation or willful misconduct of any of its obligations hereunder by the Company, any of its Subsidiaries or any of their respective Representatives.

        Section 5.3    No Control of Other Party's Business.     Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations. This Section 5.3 shall in no way limit any other provision of this Agreement.

        Section 5.4    Acquisition Proposals.

          (a)   The Company agrees that neither it nor any of its Subsidiaries shall, and that neither it nor any of its Subsidiaries shall authorize or permit any of their respective officers, directors, employees, agents, advisors and representatives, including any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries (collectively, "Representatives") to, directly or indirectly:

              (i)  initiate, solicit, knowingly facilitate or knowingly encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (including (A) approving any transaction under NRS 78.411 - NRS 78.444, (B) approving any Person becoming an "interested stockholder" as defined in NRS 78.423 or (C) granting any amendment, waiver or release of any standstill or similar Contract with respect to the Company or any Shares);

             (ii)  engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any information or data relating to the Company and its Subsidiaries in connection with, an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

            (iii)  approve, endorse or recommend any Acquisition Proposal (or propose to do so); or

            (iv)  execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar Contract relating to an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

  provided, however, in each case, it is understood and agreed that any determination or action by the Company Board expressly permitted under Section 5.4(b), Section 5.4(d), Section 5.4(e) or Section 7.1(c)(ii) shall not, in and of itself, be deemed to be a breach of this Section 5.4(a). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.4(a) by any Representative of the Company or any of its Subsidiaries, whether such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 5.4(a) by the Company.

          (b)   Notwithstanding anything to the contrary in Section 5.4(a), but subject to the requirements of the remainder of this Section 5.4, at any time prior to obtaining the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide written Acquisition Proposal received after the date hereof that did not result from a breach of Section 5.4(a) and that the Company Board determines in good faith, after consultation with outside counsel and its independent financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms substantially similar to, and no less favorable to the Company than, the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement) and (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal.

          (c)   Subject to the actions expressly permitted by Section 7.1(c)(ii)(on the terms and subject to the conditions set forth therein), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation of this Agreement or the Merger or (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of such actions, an "Adverse Recommendation Change").

          (d)   Notwithstanding anything to the contrary in this Section 5.4, the Company Board or any committee thereof may, prior to obtaining the Company Stockholder Approval, make an Adverse Recommendation Change only if:

              (i)  the Company Board or such committee has determined that a Superior Proposal is outstanding;

             (ii)  the Company Board or such committee reasonably determines in good faith, after consultation with outside counsel and its independent financial advisor, that its fiduciary obligations require it to make an Adverse Recommendation Change, but only after the fifth Business Day following Parent's receipt of written notice (an "Adverse Recommendation Notice") advising Parent that the Company Board or such committee desires to make an Adverse Recommendation Change (and the manner and timing in which it intends to do so) (such five Business Day period, the "Notice Period");

            (iii)  the Company provides Parent with a reasonable opportunity to make adjustments in the terms and conditions of this Agreement and negotiates in good faith with Parent with respect thereto during the Notice Period, in each case as would enable the Company Board or such committee to proceed with its recommendation in favor of this Agreement and the Merger;

            (iv)  the Company complies with the requirements of Section 5.4(g); and

             (v)  Parent does not, at or prior to the end of the Notice Period, make an offer or proposal that the Company Board or such committee determines in good faith (after consultation with outside counsel and its independent financial advisor) to be at least as favorable to the Company's stockholders from a financial point of view as such Superior Proposal.

  Any change to the financial terms or any material change to the other terms of such Superior Proposal shall require the Company to provide to Parent a new Adverse Recommendation Notice and a new Notice Period and to comply with the requirements of this Section 5.4(d) with respect to each such Adverse Recommendation Notice; provided, that each such new Notice Period shall be shortened to three Business Days following the receipt of the corresponding new Adverse Recommendation Notice.

          (e)   Notwithstanding anything to the contrary in this Section 5.4, the Company Board or any committee thereof may, prior to obtaining the Company Stockholder Approval, make an Adverse Recommendation Change in response to a material development or change in circumstances (not relating to any Acquisition Proposal) that affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, and that was neither known to nor reasonably foreseeable by the Company Board as of or prior to the date hereof (such material development or change in circumstances, an "Intervening Event") only if:

              (i)  the Company Board or such committee has determined in good faith, after consultation with outside counsel and its independent financial advisor, that, in light of such Intervening Event, its fiduciary obligations require it to make an Adverse Recommendation Change;

             (ii)  the Company has provided written notice to Parent at least five Business Days prior to making such Adverse Recommendation Change advising Parent that the Company Board or such committee intends to make an Adverse Recommendation Change and specifying the reasons therefor in reasonable detail; and

            (iii)  during such five Business Day period, if requested by Parent, the Company has engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need to make an Adverse Recommendation Change.

          (f)    No Adverse Recommendation Change shall change the approval of this Agreement or any other approval of the Company Board, including in any respect that would have the effect of causing any state (including Nevada) corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby or thereby, including the Merger. Nothing in Section 5.4(d) shall be deemed to permit the Company to take any action described in Section 5.4(a)(iv) unless simultaneously therewith the Company terminates this Agreement pursuant to Section 7.1(c)(ii) and pays the Termination Fee.

          (g)   The Company promptly (and in any event within 24 hours) shall advise Parent orally and in writing of (i) any Acquisition Proposal, (ii) any request for information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal, or (iii) any inquiry or request for discussion or negotiation regarding, or that could reasonably be expected to lead to, an Acquisition Proposal, including in each case the identity of the Person making any such Acquisition Proposal, inquiry or request and the material terms of any such Acquisition Proposal, inquiry or request. The Company shall (A) keep Parent reasonably informed of the status and details (including any change to the terms) of any such Acquisition Proposal, request or inquiry, (B) contemporaneously with providing any information (including any correspondence or other written material) to a third party in connection with any such Acquisition Proposal, request or inquiry, furnish a true, correct and complete copy of such information (including information provided by electronic mail) to Parent, (C) provide to Parent as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof true, correct and complete copies of all correspondence and other written material sent or provided to the Company or any of its Representatives, including those provided by electronic mail, from any third party in connection with such Acquisition Proposal, request or inquiry and (D) if Parent shall make a counterproposal, consider in good faith the terms of such counterproposal. The Company agrees that it shall not, and shall not permit its Subsidiaries to, enter into any Contract that prohibits or restricts it from providing to Parent the information contemplated by, or otherwise complying with, this Section 5.4(g), Section 5.4(c), Section 5.4(d) or Section 5.4(e).

          (h)   Subject to the proviso to this sentence, nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or Schedule 14D-9 or (ii) making any required disclosure to the Company's stockholders, if, in the case of the foregoing clause (i) or clause (ii), in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law; provided, however, that in no event shall the Company, the Company Board or any committee of the Company Board take, or agree or resolve to take, any action prohibited by Section 5.4(c), except as expressly permitted by Section 5.4(d) or Section 5.4(e).

          (i)    The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately all communications, discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. The Company shall request the prompt return or destruction of all copies of all nonpublic data and information it or its Subsidiaries and its and their Representatives have distributed on or prior to the date of this Agreement to other potential purchasers.

          (j)    As used in this Agreement:

              (i)  "Acquisition Proposal" means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (A) a merger, reorganization, consolidation, share exchange, tender offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (B) the acquisition in any manner (including by virtue of any equity interest), directly or indirectly, of (1) 15% or more of the consolidated total assets of the Company and its Subsidiaries or (2) securities that, in the aggregate with any securities then owned by such Person or group of Persons, would result in such Person or group of Persons owning 15% or more of the equity securities of the Company.

             (ii)  "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal made after the date hereof (A) on terms which the Company Board determines in good faith, after consultation with outside counsel and its independent financial advisors, to be more favorable from a financial point of view to the holders of Shares than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any timely proposal by Parent to amend the terms of this Agreement delivered in accordance with the procedures set forth in Section 5.4(d)) and (B) that, after consultation with outside counsel and its independent financial advisors, the Company Board reasonably believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, that (x) for purposes of the definition of "Superior Proposal," the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%" and (y) no Acquisition Proposal shall be deemed a Superior Proposal if any financing required to consummate such Acquisition Proposal is not committed.

        Section 5.5    Preparation of Proxy Statement; Stockholders' Meeting.

          (a)   As promptly as reasonably practicable after the date of this Agreement (and, in any event, not later than the 15th Business Day immediately thereafter), the Company shall (i) prepare (with Parent's reasonable cooperation to the extent required) and file with the SEC a proxy statement (as amended or supplemented from time to time, the "Proxy Statement") to be sent to the stockholders of the Company relating to the special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider the adoption and approval of this Agreement and (ii) set a record date for the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. No filing or mailing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon (and including therein all comments reasonably proposed by Parent) and without the prior approval of Parent (which shall not be unreasonably withheld). The Company will advise Parent promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments on the Proxy Statement and responses thereto or requests by the SEC for additional information, and will promptly provide Parent with true, correct and complete copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. The Company shall respond to any requests or comments from the SEC as promptly as practicable and will provide Parent a reasonable opportunity to review and comment thereon (and include all comments reasonably proposed by Parent in such any response); provided, that the Company will not file or otherwise deliver to the SEC any such response without the prior approval of Parent (which shall not be unreasonably withheld). The Company shall cause the Proxy Statement to be mailed to its stockholders on or prior to the third Business Day after the resolution of any comments thereon from the SEC or, if the SEC does not inform the Company that it intends to review the Proxy Statement on or before the 10th calendar day following the filing of the Proxy Statement, on or prior to the third Business Day following such 10th calendar day. The Company shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.5(a) to comply in all material respects with all applicable requirements of Law. If, at any time prior to the Effective Time, any information should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed by the Company with the SEC and, to the extent required under applicable Law, disseminated by the Company to stockholders of the Company; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

          (b)   As promptly as reasonably practicable following the resolution of any comments on the Proxy Statement from the SEC (or, if the SEC does not inform the Company that it intends to review the Proxy Statement on or before the 10th calendar day following the filing of the Proxy Statement, as promptly as reasonably practicable following such 10th calendar day), the Company, acting through the Company Board, shall duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith. The Company Board may (and, in the case of the following clauses (ii) and (iii), shall if requested by Parent) postpone or adjourn the Company Stockholders Meeting: (i) with the consent of Parent; (ii)(A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of Shares to obtain the Company Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel and Parent is necessary under applicable law, and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting; or (iv) if the Company Board has effected an Adverse Recommendation Change pursuant to (and in compliance with) Section 5.4(e) and the Company Board determines in good faith, after consultation with outside counsel, that the failure to postpone or adjourn the Company Stockholders Meeting would violate NRS 92A.120, for so long as is necessary to avoid such violation; provided, that (x) nothing in the foregoing clauses (ii) or (iii) shall permit any postponement or adjournment of the Company Stockholders Meeting to a date on or after the date that is 10 Business Days prior to the Termination Date and (y) the Company may postpose or adjourn the Company Stockholders Meeting, and Parent may request that the Company postpone or adjourn the Company Stockholders Meeting, pursuant to the foregoing clause (ii) only three times each and, subject to the foregoing clause (x), in each case only for up to 10 Business Days.

          (c)   Except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 5.4(d) or Section 5.4(e), the Company, through the Company Board, shall (i) recommend to its stockholders that they adopt and approve this Agreement and the transactions contemplated hereby and (ii) include such recommendation in the Proxy Statement. Unless this Agreement is validly terminated in accordance with Section 7.1 and, to the extent required under the terms of this Agreement, the Company pays to Parent the Termination Fee in accordance with Section 7.3, the Company's obligations pursuant to Section 5.5(b) and this Section 5.5(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal. Subject to Section 5.4, the Company shall take all action that is both reasonable and lawful to (x) solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith, and (y) secure the vote of the stockholders of the Company required by the rules of NASDAQ or the NRS to obtain such adoption and approvals.

        Section 5.6    Access to Information; Confidentiality.

          (a)   From the date hereof to the Effective Time or the earlier termination of this Agreement in accordance with Article VII, upon reasonable prior written notice, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors, managers, employees and representatives to, afford to Parent reasonable access during normal business hours, consistent with applicable Law, to the respective officers, employees, properties, offices, other facilities and books and records of the Company and its Subsidiaries, and shall furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any Contract with any third party in effect on the date hereof, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company or (iii) otherwise violate any applicable Law; provided, that the Company shall use its reasonable best efforts to provide such access or disclose such information in a manner that would not result in any of the consequences referred to in any of the foregoing clauses (i), (ii) or (iii).

          (b)   Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated December 4, 2015, between Parent and the Company (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

          (c)   Notwithstanding anything to the contrary set forth herein or in the Confidentiality Agreement, Parent shall be permitted to (i) disclose nonpublic or otherwise confidential information regarding the Company and its Subsidiaries to Financing Sources, rating agencies and prospective lenders and investors during syndication of any financing subject to their entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities), and (ii) publicly disclose the Required Information and pro forma financial information provided to any Financing Source under any confidential information memoranda prepared in connection with any financing sought or obtained by Parent in connection with the transactions contemplated by this Agreement.

        Section 5.7    Further Action; Efforts.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of the parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law (including under any Antitrust Law) to consummate the transactions contemplated by this Agreement at the earliest practicable date, including (i) as promptly as practicable making all necessary filings, and thereafter make any other required submissions, with respect to this

  Agreement and the Merger required under the Securities Act, the Exchange Act or any other applicable securities Laws and (ii) as promptly as practicable, providing any notice to, and using reasonable best efforts to obtain any consent, waiver or approval from, any third party required in connection with the transactions contemplated by this Agreement under any Contract to which such party is a party. Notwithstanding the foregoing or anything else to contrary, nothing in this Agreement shall require a waiver of any condition set forth in Article VI.

          (b)   In furtherance and not in limitation of the provisions of Section 5.7(a), each of the parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event by no later than five Business Days from the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act. Parent shall pay all filing fees for the filings required under the HSR Act by the Company and Parent.

          (c)   The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity required in connection with the transaction contemplated by this Agreement, including, to the extent related thereto:

              (i)  cooperating with each other in connection with filings required to be made by any party under any Antitrust Law and in relation to each step of the procedure before the relevant Governmental Entities, and informing each other as to the contents of all substantive communications with such Governmental Entities. In particular, to the extent permitted by Law or Governmental Entity, no party will make any notification or other submission in relation to the transactions contemplated hereunder without first providing the other party with a true, correct and complete copy of such notification in draft form and giving such other party a reasonable opportunity to comment before it is filed with the relevant Governmental Entities, and such first party shall consider in good faith all reasonable comments timely made by the other party in this respect;

             (ii)  furnishing to the other party all information within its possession that is required for any application or other submission to be made by the other party pursuant to the applicable Law in connection with the transactions contemplated by this Agreement;

            (iii)  promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement and providing, to the extent permitted by Law or Governmental Entity, each party an opportunity to attend any meetings with or other appearances before any Governmental Entity with respect to the transactions contemplated by this Agreement; and

            (iv)  consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Antitrust Laws.

          (d)   Notwithstanding the foregoing, each party may in good faith designate commercially and/or competitively sensitive information and materials of that party as "outside counsel only," in which case the information will be made available only to the receiving party's outside counsel.

          (e)   For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        Section 5.8    Employment and Employee Benefits Matters; Other Plans.

          (a)   Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each, a "Company Employee") may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary of the Effective Time, to maintain the severance-related provisions of existing Company Plans and to provide 100% of the cash severance payments required thereunder to be provided to any Company Employee who does not have an individual Contract providing for severance and is terminated without "cause" (using criteria comparable to those in effect under Parent's severance policies and subject to a required release of claims on a form to be provided by Parent in connection with such terms).

          (b)   Without limiting any additional rights that any Company Employee may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, (i) for the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, to maintain for each Company Employee employed as of the Effective Time (the "Continuing Employees") base salary levels no less favorable than that in effect as of the date hereof and (ii) for the period commencing at the Effective Time and ending on December 31, 2016, to maintain for each Continuing Employee other cash compensation levels (such term to consist of percentage of salary used for target bonus opportunities (on metrics set by Parent) and commission programs) no less favorable than that in effect as of the date hereof. Any other Company Plans and benefits not specifically described in this Section 5.8 will be provided in the sole discretion of Parent.

          (c)   As of and after the Effective Time, Parent agrees to provide or cause its Subsidiaries (including the Surviving Corporation) to provide Continuing Employees full credit for the Continuing Employees' service with the Company, its Subsidiaries and their predecessor entities for purposes of eligibility, vesting, and benefit accruals under Parent's 401(k) plan, vacation accrual rates, sick time accrual rates, service used for determining severance under the applicable policy or Contract, and any pre-Closing Date Company Equity Awards that are assumed by Parent to the same extent recognized by the Company immediately prior to the Effective Time.

          (d)   Parent will cause the Surviving Corporation and its Subsidiaries to maintain in place, from the Effective Time through December 31, 2016, the pre-Closing Company Plans that provide medical, dental, vision, employee assistance, short-term disability and long-term disability benefits. Such coverage for the Continuing Employees will transition to Parent-provided benefit plans effective January 1, 2017, at which point Parent will be changing its benefits to a calendar year plan year. Parent will provide the Continuing Employees with credit in 2017 for deductibles, co-payments and out-of-pocket maximums for the period between July 1, 2016 and December 31, 2016 in a manner comparable to the crediting it applies to Parent employees at that time, if and when Parent can obtain sufficient information from the insurance carriers or other sources to make it practicable to provide such credits.

          (e)   From and after the Effective Time, except as otherwise agreed in writing between Parent or any of its Affiliates and a Continuing Employee or as otherwise provided in this Agreement or the applicable individual written Contract, Parent agrees to cause the Surviving Corporation and its Subsidiaries (including the Surviving Corporation) to honor in accordance with its terms, (i) each existing written employment, retention, change in control, severance and termination Contract of or between the Company or any of its Subsidiaries and any officer, director or employee of that company, (ii) all written obligations in effect as of the Effective Time under any equity-based, bonus or bonus deferral plans, programs or Contracts of the Company or its Subsidiaries and

  (iii) all vested and accrued benefits under any Company Plans or Contracts of the Company or its Subsidiaries. Notwithstanding the foregoing, new deferrals under the Company 2005 Deferred Compensation Plan will cease no later than the Closing Date.

          (f)    At least two Business Days prior to the Closing Date, the Company shall provide Parent evidence that the Company has terminated each Company Plan intended to comply with Section 401(k) of the Code in a form and on terms and timing reasonably satisfactory to Parent, prospectively effective no later than the day before the Effective Time.

          (g)   This Section 5.8 shall not apply with respect to individuals covered by collective bargaining agreements or other collective representations, in which case the terms of the applicable collective bargaining agreement or collective representation shall apply, or with respect to individuals or Company Plans subject to non-United States Law, in which case Parent agrees to comply or cause its Subsidiaries to comply with any applicable Laws or employment Contracts with respect to compensation and benefits. Section 5.8 is included for the sole benefit of the parties hereto and their respective transferees and permitted assigns and does not and shall not create any right in any Person, including any current or former employee of the Company or any of its Subsidiaries, any participant in any Company Plan or any beneficiary or trustee thereof. Nothing contained in this Agreement (express or implied) (i) is intended to require Parent to establish or maintain any specific employee benefit plan for any length of time (except as set forth Section 5.8(d)), (ii) is intended to create a Company Plan or any Employee Benefit Plan or amend any of the foregoing, (iii) is intended to confer upon any individual any right to employment or continued employment for any period of time, or any right to a particular term or condition of employment, or (iv) shall be construed to indicate the existence of employment relations between the Company or any of its Affiliates and any of its or their service providers (including contractors and consultants). Notwithstanding anything to the contrary in this Agreement, the parties do not intend for this Section 5.8 to create any rights or obligations except between the parties hereto. No Continuing Employee or former employee of the Company or any Subsidiary, including any beneficiary or dependent thereof, or any other Person not a party to this Agreement, shall be entitled to assert any claim against Parent, the Surviving Corporation or any of their respective Affiliates under this Section 5.8.

        Section 5.9    Takeover Laws.     If any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective Boards of Directors shall take all actions necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

        Section 5.10    Notification of Certain Matters.     The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, (b) any Action commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the other party's obligation to consummate the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice.

        Section 5.11    Indemnification, Exculpation and Insurance.

          (a)   Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any present (as of the Effective Time) or former officer, director or employee of the Company and its Subsidiaries (the "Indemnified Parties") as provided in the articles of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries disclosed in Section 5.11(a) of the Company Disclosure Letter shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

          (b)   For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a "tail policy," in either case of at least the same coverage and containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided further, that if the Surviving Corporation purchases a "tail policy" and the coverage thereunder costs more than 250% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 250% of such last annual premium. With the prior written consent of Parent (which shall not be unreasonably withheld or delayed), the Company may purchase, prior to the Effective Time, a six-year prepaid "tail policy" on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby; provided, that Parent shall have no obligation to consent to the purchase of any such tail policy if it costs more than 250% of such last annual premium. If such tail prepaid policy has been obtained by the Company prior to the Effective Time, (i) Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation and (ii) no party shall have any obligation to purchase or maintain any other insurance pursuant to this Section 5.11.

          (c)   Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.11 shall continue in effect until the final disposition of such Action.

          (d)   The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

          (e)   In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.11.

        Section 5.12    Rule 16b-3.     Prior to the Effective Time, the Company shall adopt such resolutions as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.13    Public Announcements.     Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company.

        Section 5.14    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement.

        Section 5.15    Nasdaq Quotation.     The Company agrees to use reasonable best efforts to continue the quotation of the Shares on NASDAQ during the term of this Agreement.

        Section 5.16    Stockholder Litigation.     Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give Parent the opportunity to participate in (but not control) the defense or settlement of any stockholder litigation against the Company and/or its officers or directors relating to the Merger or any of the other transactions contemplated by this Agreement, and shall not settle any such litigation without Parent's prior written consent, except for any settlement that (a) does not (i) include an admission of liability or guilt or (ii) provide for any injunctive or equitable relief, other than any supplemental disclosures approved by Parent pursuant to Section 5.5(a), (b) includes a complete release of Parent and its Affiliates and (c) does not result in the payment by Parent, the Company or any Subsidiary thereof of any amount in excess of the retention or deductible under any applicable insurance policy of the Company.

ARTICLE VI
CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    No Injunctions or Legal Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

          (c)    HSR Act; Antitrust.    Any applicable waiting periods shall have expired or been terminated, and any approvals required shall have been obtained, in each case relating to the transactions contemplated by this Agreement under the HSR Act or under any other Antitrust Law specified in Section 6.1(c) of the Company Disclosure Letter.

        Section 6.2    Conditions to the Obligations of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, "Parent Material Adverse Effect" and similar qualifiers set forth in such representations and warranties shall be disregarded); provided, however, that notwithstanding the foregoing, each of the representations and warranties of Parent and Merger Sub set forth in Section 4.1 and Section 4.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.    The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in this Section 6.2.

        Section 6.3    Conditions to the Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, "Material Adverse Effect" and similar qualifiers set forth in such representations and warranties shall be disregarded); provided, however, that notwithstanding the foregoing, (i) each of the representations and warranties of the Company set forth in clause (b)(i) of Section 3.8 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) each of the representations and warranties of the Company set forth in Section 3.2(a) and Section 3.2(h) shall be true and correct, except for any de minimis accuracies therein, in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (iii) each of the representations and warranties of the Company set forth in Section 3.1, Section 3.3 and Section 3.25 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.    Parent shall have received a certificate signed by each of the Company's Chief Executive Officer and Chief Financial Officer certifying as to the matters set forth in this Section 6.3.

          (d)    Absence of Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (e)    No Restraints.    There shall not be pending any suit, action or proceeding by any Governmental Entity (i) challenging, making illegal or otherwise restraining or prohibiting, or seeking to challenge, make illegal or otherwise restrain or prohibit, the Merger or the other transactions contemplated by this Agreement, or seeking to obtain from the Company or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) Parent or any of its Affiliates, any material damages, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or Merger Sub of all or any material portion of the business or assets of the Company and its Subsidiaries or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) of Parent and its Affiliates, (iii) seeking to compel the Company, Parent or Merger Sub to dispose of or to hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) of Parent or any of its Affiliates, (iv) seeking to impose any material limitation on the ability of the Company, Parent or Merger Sub to conduct the business or own the assets or the Company or any of its Subsidiaries or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) of Parent or any of its Affiliates, (v) seeking to impose material limitations on the ability of Parent or Merger Sub to acquire or hold, or to exercise full rights of ownership of any Shares, including the right to vote any Shares on all matters properly presented to the Company's stockholders, or (vi) seeking to require divestiture by Parent or Merger Sub of any Shares.

        Section 6.4    Frustration of Closing Conditions.     None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI, as applicable, to be satisfied if such failure was caused by such party's failure to use the standard of efforts required from such party to consummate the Merger and the other transactions contemplated by this Agreement, including as required by and subject to Section 5.7.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated on or before 5:00 p.m., Eastern time, on August 22, 2016 (the "Termination Date"); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if any failure of such party to perform or comply with the covenants and agreements of such party set forth in this

    Agreement shall have been a principal cause of, or resulted in, the failure of the Merger to be consummated by the Termination Date;

             (ii)  if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) if any failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been a principal cause of, or resulted in, such judgment, order, injunction, rule, decree or other action; or

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption and approval of this Agreement was taken;

          (c)   by the Company:

              (i)  if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach of failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.2 and (B) cannot be, or has not been, cured within 20 days after the Company shall have given Parent written notice of such breach or failure and stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(c)(i); provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of this Agreement; or

             (ii)  prior to receipt of the Company Stockholder Approval, in order to enter into a transaction that is a Superior Proposal, if (A) the Company Board has received a Superior Proposal, (B) the Company has complied in all material respects with its obligations under Section 5.4, (C) the Company Board approves, and concurrently with the termination of this Agreement, the Company enters into, a definitive agreement with respect to such Superior Proposal and (D) prior to or concurrently with such termination, the Company pays the Termination Fee;

          (d)   by Parent:

              (i)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach of failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.3 and (B) cannot be, or has not been, cured within 20 days after Parent shall have given the Company written notice of such breach or failure and stating Parent's intention to terminate this Agreement pursuant to this Section 7.1(d)(i); provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of this Agreement; or

             (ii)  if: (A) an Adverse Recommendation Change shall have occurred; (B) the Company Board or any committee thereof shall have failed to recommend the Company Stockholder Approval in the Proxy Statement; (C) an Acquisition Proposal is publicly announced, distributed or disseminated to the Company's stockholders and, following the request of Parent, the Company Board or any committee thereof fails within 10 Business Days of such request to reaffirm its recommendation of the Company Stockholder Approval; (D) the Company Board or any committee thereof shall have approved, endorsed or recommended to the stockholders of the Company an Acquisition Proposal; (E) a tender offer or exchange offer for outstanding Shares shall have been commenced (other than by the Merger Sub, Parent or an Affiliate of Parent) and the Company Board or any committee thereof recommends that the stockholders of the Company tender their Shares in such tender or exchange offer or, within 10 Business Days after the commencement of such tender or exchange offer, the Company Board or any committee thereof fails to recommend against acceptance of such offer; (F) the Company Board or any committee thereof shall have resolved to do any of the foregoing; or (G) the Company shall have intentionally breached in any material respect Section 5.4 or Section 5.5(b).

        The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give written notice of such termination to the other party.

        Section 7.2    Effect of Termination.     In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 3.25 (Brokers), Section 5.13 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses) and Article VIII (General Provisions) of this Agreement shall survive the termination hereof; provided, however, that none of Parent, Merger Sub or the Company shall be released from any liabilities or damages arising out of a willful breach of this Agreement or fraud.

        Section 7.3    Fees and Expenses.

          (a)   Except as otherwise provided in this Section 7.3, Section 5.2(c) and Section 5.7(b), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)   In the event that:

              (i)  this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) (other than in circumstances subject to Section 7.3(b)(iv)) or Section 7.1(b)(iii), or this Agreement is terminated by Parent pursuant to Section 7.1(d)(i) (other than as a result of a breach of Section 5.4 or Section 5.5(b)), and (A) at any time on or after the date of this Agreement and prior to the termination under Section 7.1(b)(i) or Section 7.1(d)(i) or the taking of a vote to approve this Agreement at the Company Stockholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 7.1(b)(iii)), an Acquisition Proposal shall have been communicated to the senior management of the Company or the Company Board or publicly announced or otherwise made known to the stockholders of the Company prior to such termination under Section 7.1(b)(i) or Section 7.1(d)(i) or such vote to approve this Agreement, as applicable, and (B) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated (provided, that for purposes this Section 7.3(b)(i), the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%");

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii);

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii); or

            (iv)  this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(i) following an Adverse Recommendation Change in response to an Intervening Event,

  then, in any such case, the Company shall pay Parent a termination fee of $32,600,000 (the "Termination Fee"), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

          (c)   Payment of the Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) on the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 7.3(b)(i), (ii) prior to or concurrently with such termination, in the case of termination by the Company pursuant to Section 7.1(c)(ii) or by the Company in circumstances subject to Section 7.3(b)(iv) or (iii) no later than the second Business Day after termination, in the case of termination by Parent pursuant to Section 7.1(d)(ii) or by Parent in circumstances subject to Section 7.3(b)(iv).

          (d)   Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement; accordingly, if any party fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, the owed party commences a suit that results in a judgment against the owing party for the amounts set forth in this Section 7.3, the owing party shall pay to the owed party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

        Section 7.4    Amendment or Supplement.     This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders that previously rendered such approval without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. Notwithstanding anything in this Agreement to the contrary, this Section 7.4 and Sections 8.6, 8.7, 8.8, 8.13 and 8.17 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any such Section) may not be amended, modified, waived or terminated in a manner that materially and adversely affects the Financing Sources without the prior written consent of the Financing Sources materially and adversely affected thereby.

        Section 7.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders that previously rendered such approval without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Nonsurvival of Representations and Warranties.     None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

        Section 8.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

  (i)
  if to Parent, Merger Sub or the Surviving Corporation, to:

      MKS Instruments, Inc.
      2 Tech Drive, Suite 201
      Andover, MA 01810
      Attention: Kathleen F. Burke, Vice President
      and General Counsel
      Facsimile: (978) 557-5160
      E-mail: Kathleen_Burke@mksinst.com

      with a copy (which shall not constitute notice) to:

      Wilmer Cutler Pickering Hale and Dorr LLP
      60 State Street
      Boston, MA 02109
      Attention: Mark G. Borden, Esq. and Hal J. Leibowitz, Esq.
      Facsimile: (617) 526-5000
      E-mail: mark.borden@wilmerhale.com and
      hal.leibowitz@wilmerhale.com

  (ii)
  if to the Company, to:

      Newport Corporation
      1791 Deere Avenue
      Irvine, CA 92606
      Attention: Jeffrey B. Coyne, Senior Vice President
      and General Counsel
      Facsimile: (949) 253-1221
      E-mail: Jeffrey.Coyne@newport.com

      with a copy (which shall not constitute notice) to:

      Gibson, Dunn & Crutcher LLP
      3161 Michelson Drive, Suite 1200
      Irvine, CA 92612
      Attention: Michael E. Flynn, Esq.
      Facsimile: (949) 475-4774
      E-mail: MFlynn@gibsondunn.com

        Section 8.3    Certain Definitions.     For purposes of this Agreement:

          (a)   "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (b)   "Bid" means any outstanding quotation, bid or proposal by the Company or any of its Subsidiaries which, if accepted or awarded, would lead to a contract with a Governmental Entity or a prime contractor or subcontractor to a Governmental Entity, for the supply of goods, licensing of property, or provision of services by the Company or any of its Subsidiaries;

          (c)   "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Boston, Massachusetts are authorized or required by applicable Law to be closed;

          (d)   "Company Plan" means any Employee Benefit Plan in respect of any employees, independent contractors, directors, officers or equityholders of the Company or any of its Subsidiaries that are sponsored or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries is required to make payments, transfers or contributions or has or may have any actual or potential liability;

          (e)   "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise;

          (f)    "Customer Offerings" means (i) the products (including Software and Documentation) that the Company or any of its Subsidiaries (A) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties, (B) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties within the previous six years, or (C) currently plans to develop, manufacture, market, distribute, make available, sell or license to third parties in the future and (ii) the services that the Company or any of its Subsidiaries (A) currently provides or makes available to third parties, (B) has provided or made available to third parties within the previous six years, or (C) currently plans to provide or make available to third parties in the future;

          (g)   "Documentation" means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users;

          (h)   "Employee Benefit Plan" means all (i) "employee benefit plans," as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (A) otherwise exempt from ERISA by Section 3(3) of ERISA or another Section of ERISA, (B) maintained outside the United States or (C) individually negotiated or applicable only to one individual and (ii) any other written or oral benefit arrangement or obligation to provide benefits as compensation for services rendered, including employment or consulting Contracts (except for Contracts that provide for at will employment that can be terminated at no cost to the Company or any of its Subsidiaries), severance Contracts, arrangements, plans or pay policies, stay or retention bonuses or compensation, incentive (including equity or equity-linked) plans, programs or arrangements, patent award programs, sick leave, vacation pay, plant closing benefits, salary continuation or insurance for disability, consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof;

          (i)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          (j)    "ERISA Affiliate" means any entity that is, or at any applicable time was, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any of its Subsidiaries;

          (k)   "Exploitation" means development, design, testing, modification, making, use, sale, having made, use or sold, importation, reproduction, marketing, distribution, commercialization, support, maintenance, correction and creation of derivative works of;

          (l)    "Government Contract" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity or prime contractor or subcontractor to a Governmental Entity, on the other hand;

          (m)  "Internal Systems" means the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide), laboratory equipment, reagents, materials and test, calibration and measurement apparatus used by the Company or any of its Subsidiaries in their business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test any Customer Offering, whether located on the premises of the Company or any of its Subsidiaries or hosted at a third party site;

          (n)   "knowledge" (i) of the Company means the actual knowledge, after reasonable investigation, of the individuals listed in Section 8.3(n) of the Company Disclosure Letter and (ii) of Parent means the actual knowledge, after reasonable investigation, of the individuals listed in Section 8.3 of the Parent Disclosure Letter;

          (o)   "Marketing Period" means the first period of at least 15 consecutive Business Days (ending no later than the Business Day immediately prior to the Closing Date) following receipt of the Required Information, throughout which (i) Parent shall have received from the Company (and the Financing Sources shall have had access to) all of the most current Required Information and during which period such information shall be accurate and complete, (ii) the conditions set forth in Section 6.1 and Section 6.3 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing) and (iii) nothing shall have occurred and no condition shall exist that would cause any of the conditions set forth in Section 6.1 and Section 6.3 to fail to be satisfied, assuming that the Closing Date were to be scheduled for any time during such period referred to above; provided, however, that neither July 4, 2016 nor any day during the period from and including August 22, 2016 through September 5, 2016 shall be deemed a Business Day for purposes of this definition;

          (p)   "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

          (q)   "Software" means computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form; and

          (r)   "Subsidiary" means, with respect to any Person, any other Person in which such first Person (or another Subsidiary of such first Person) holds stock or other ownership interests representing (i) more than 50% of the voting power of all outstanding stock or ownership interests of such other Person or (ii) the right to elect a majority or more of the board of directors (or similar governing body) of such other Person.

        Section 8.4    Interpretation.     When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term "or" is not exclusive. The word "will" shall be construed to have the same meaning and effect as the word "shall." References to days mean calendar days unless otherwise specified. Where this Agreement refers to information that was "made available," that means that such information was included, and visible to Parent and its Representatives without restriction, in the Merrill Data Site maintained with respect to the Company in connection with the transactions contemplated by this Agreement continuously throughout the period beginning two Business Days prior to the date of this Agreement and ending immediately prior to the execution of this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

        Section 8.5    Entire Agreement.     This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

        Section 8.6    Parties in Interest.     This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.11 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) from and after the Effective Time, the rights of holders of Shares to receive the Merger Consideration set forth in Article II and (c) from and after the Effective Time, the rights of holders of Company Equity Awards to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement; provided, that the Financing Sources shall be intended third parties beneficiaries of this Section 8.6 and Sections 7.4, 8.7, 8.8, 8.13 and 8.17 and shall be entitled to enforce such provisions directly (and no amendment or modification to such provisions in respect to the Financing Sources may be made without the prior consent of the Financing Sources). The representations and warranties in this Agreement are the product of negotiations among the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.7    Governing Law.     This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware (except that the provisions of the Laws of the State of Nevada shall apply with respect to (i) the fiduciary duties of the Company Board and (ii) any provisions set forth herein that are required be governed by such Laws or where such Laws are otherwise mandatorily applicable to the transactions contemplated hereby). Notwithstanding the foregoing, any action (whether at law, in contract or in tort) or proceeding involving any Financing Source (including any Alternative Financing) that may be based upon, arise out of or relate to the Debt Financing or the negotiation, execution or performance of any document (including Debt Financing Commitments) in connection therewith (other than any determinations thereunder as to (x) the accuracy of any representations and warranties made by or on behalf of the Company and its Subsidiaries in this Agreement and whether as a result of any inaccuracy thereof Parent or any of its Subsidiaries that is a party to this Agreement can terminate its obligations under this Agreement or not consummate the Merger, (y) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement and (z) the interpretation of the definition of "Material Adverse Effect" and whether a Material Adverse Effect has occurred; each of (x) through (z) shall be governed by the internal laws of the State of Delaware) shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of law which would require the application of the laws of another jurisdiction.

        Section 8.8    Submission to Jurisdiction.     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or the Complex Commercial Litigation Division for the Superior Court in New Castle County (the "CCLD"). Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Debt Financing Commitments, or any of the transactions contemplated hereby or thereby, including, without limitation, any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof), and that the provisions of Section 8.13 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim.

        Section 8.9    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent and/or Merger Sub may assign this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the consent of the Company; provided, that Parent and/or Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.10    Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or the CCLD, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

        Section 8.11    Currency.     All references to "dollars" or "$" or "US$" in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

        Section 8.12    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        Section 8.13    Waiver of Jury Trial.     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING IN RESPECT OF ANY DEBT FINANCING OR ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST THE FINANCING SOURCES).

        Section 8.14    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Section 8.15    Facsimile or .pdf Signature.     This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

        Section 8.16    No Presumption Against Drafting Party.     Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

        Section 8.17    Nonrecourse.     Notwithstanding anything to the contrary contained herein, (a) the Company (on behalf of itself and its Affiliates, directors, officers, employees, agents and representatives) hereby waives any rights or claims against any Financing Source in connection with this Agreement, the Debt Financing Commitments, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity (whether in tort, contract or otherwise); and (b) the Company (on behalf of itself and its Affiliates, directors, officers, employees, agents and representatives) agrees not to commence any action or proceeding against any Financing Source in connection with this Agreement, the Debt Financing Commitments, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, and agrees to cause any such action or proceeding asserted by the Company (on behalf of itself and its Affiliates, directors, officers, employees, agents and representatives) in connection with this Agreement, the Debt Financing Commitments, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, against any Financing Source to be dismissed or otherwise terminated; provided, that notwithstanding the foregoing, nothing in this Section 8.17 shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement or any Financing Source's obligations to Parent or Merger Sub under the Commitment Letter or the Debt Financing. In furtherance and not in limitation of the foregoing waiver, it is acknowledged and agreed that no Financing Source shall have any liability for any claims or damages to the Company in connection with this Agreement, the Debt Financing Commitments, the Debt Financing or the transactions contemplated hereby or thereby.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MKS INSTRUMENTS, INC.
By:	/s/ GERALD G. COLELLA
	Name:	Gerald G. Colella
	Title:	Chief Executive Officer and President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

PSI EQUIPMENT, INC.
By:	/s/ SETH H. BAGSHAW
	Name:	Seth H. Bagshaw
	Title:	President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

NEWPORT CORPORATION
By:	/s/ ROBERT J. PHILLIPPY
	Name:	Robert J. Phillippy
	Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

Annex B

FORM OF STOCKHOLDER AGREEMENT

        This STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of February 22, 2016 by and between MKS INSTRUMENTS, INC., a Massachusetts corporation ("Parent"), and the undersigned stockholder ("Stockholder") of NEWPORT CORPORATION, a Nevada corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery hereof, Parent, PSI Equipment, Inc., a Nevada corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into the Company in accordance with its terms and subject to its conditions;

        WHEREAS, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of the Company as is indicated on the signature page of this Agreement; and

        WHEREAS, as a material inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Stockholder enter into this Agreement;

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:

        1.    Certain Definitions.     Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          (a)   "Constructive Sale" means with respect to any security, a short sale with respect to such security, entering into a futures or forward contract to deliver such security or entering into any other transaction that has the effect of either directly or indirectly pledging, encumbering or assigning such security.

          (b)   "Shares" means (i) all shares of capital stock of the Company owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 7); provided, that no Share that is Transferred by Stockholder in a manner expressly permitted by this Agreement shall be deemed a Share for the purposes of this Agreement following such Transfer.

          (c)   "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof.

        2.    Transfer and Voting Restrictions.

          (a)   At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined in Section 7), Stockholder shall not, except in connection with the Merger, Transfer or suffer a Transfer of any of the Shares. Notwithstanding anything to the contrary in this Agreement, this Section 2(a) shall not prohibit a Transfer of the Shares by Stockholder (i) to any Person who is a family member of Stockholder (as the term "family member" is defined by Form S-8 promulgated under the Securities Act (or any successor or comparable form)), (ii) upon the death of Stockholder, (iii) pursuant to any written trading plan in effect on the date of this Agreement intended to satisfy the requirements of Rule 10b5-1 under the Exchange Act, (iv) to an Affiliate of Stockholder, (v) that results from the withholding by the Company, or sale by Stockholder, to the extent necessary to cover Taxes incurred upon (1) the exercise and settlement of any Company SAR of Stockholder that otherwise would expire in accordance with its terms prior to the Expiration Date, or (2) the vesting of any Company RSU of Stockholder prior to the Expiration Date, or (vi) to any person or entity if and to the extent required by any non-consensual legal order, by divorce decree or similar Law; provided, that a Transfer referred to in clauses (i), (ii) and (iv) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement.

          (b)   Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not knowingly or intentionally commit any act that would reasonably be expected to restrict or affect Stockholder's legal power, authority and right to vote any of the Shares. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting Stockholder's legal power, authority or right to vote any of the Shares in favor of the approval of the Proposed Transaction (as such term is defined in Section 3).

          (c)   In furtherance of this Agreement, and concurrently herewith, Stockholder shall and hereby does authorize the Company or the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares during the time this Agreement is in effect. At the request of Parent, Stockholder shall cause to be provided to Parent evidence of such stop transfer order.

        3.    Agreement to Vote Shares.

          (a)   Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder's capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, vote (i) in favor of the adoption and approval of the Merger Agreement and the approval of the other transactions contemplated thereby (collectively, the "Proposed Transaction"), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any Acquisition Proposal or any other action that could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction. Notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to vote or otherwise consent to any amendment to the Merger Agreement or the taking of any action that would result in the amendment, modification or a waiver of a provision therein, in any such case, in a manner that decreases the amount or changes the form of the Merger Consideration. Except as expressly set forth in this Section 3(a), Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.

          (b)   If Stockholder is the beneficial owner, but not the record holder, of any of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

        4.    Grant of Irrevocable Proxy.

          (a)   Stockholder hereby irrevocably appoints, until the Expiration Date, Parent and each of its executive officers or other designees (the "Proxyholders"), as Stockholder's proxy and attorney-in-fact (with full power of substitution and re-substitution), and grants to the Proxyholders full authority, for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of the Shares solely in accordance with Section 3.

          (b)   Stockholder hereby revokes any proxies heretofore given by Stockholder in respect of the Shares and agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein.

          (c)   Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 78.355 of the NRS, and may under no circumstances be revoked. The irrevocable proxy granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of Stockholder.

          (d)   The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above. Stockholder may vote the Shares on all other matters.

          (e)   Parent may terminate this proxy at any time by written notice to Stockholder. Notwithstanding anything to the contrary in this Agreement, this proxy shall automatically terminate upon the valid termination of this Agreement in accordance with Section 7.

        5.    Action in Stockholder Capacity Only.     Stockholder is entering into this Agreement solely in Stockholder's capacity as a record holder and beneficial owner, as applicable, of Shares and not in Stockholder's capacity as a director or officer of the Company. Nothing herein shall limit or affect Stockholder's ability to act as an officer or director of the Company.

        6.    Representations and Warranties of Stockholder.     Stockholder hereby represents and warrants to Parent as follows:

          (a)   (i) Stockholder is the beneficial or record owner of the Shares indicated on the signature page of this Agreement free and clear of any and all Liens; and (ii) Stockholder does not beneficially own any securities of the Company other than the Shares set forth on the signature page of this Agreement.

          (b)   As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Stockholders Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other Person (including any Governmental Entity), except for any such consent, approval or action that, individually or in the aggregate, would not materially impair Stockholder's ability to perform Stockholder's obligations under this Agreement. Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder's legal power, authority or right to vote the Shares on any matter.

          (c)   This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (d)   The execution, delivery and performance of this Agreement by Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair Stockholder's ability to perform Stockholder's obligations under this Agreement.

        7.    Termination.     This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VII thereof or (b) the Effective Time (the "Expiration Date"); provided, however, that (i) Section 8 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement prior to such termination.

        8.    Miscellaneous Provisions.

          (a)    Amendments.    This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties.

          (b)    Extension of Time; Waivers.    The parties may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party set forth in this Agreement or any document delivered pursuant hereto or (iii) subject to applicable Law, waive compliance with any of the agreements of the other party contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

          (c)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered (x) if to Parent, to the address, e-mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (y) if to Stockholder, to Stockholder's address, e-mail address or facsimile number shown on Stockholder's signature page hereto.

          (d)    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term "or" is not exclusive. The word "will" shall be construed to have the same meaning and effect as the word "shall." References to days mean calendar days unless otherwise specified. No summary of this Agreement prepared by either party shall affect the meaning or interpretation of this Agreement.

          (e)    Entire Agreement.    This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

          (f)    Parties in Interest.    This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder.

          (g)    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

          (h)    Submission to Jurisdiction.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by either party or such party's Affiliates against the other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or the CCLD. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (i)    Assignment; Successors.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the consent of Stockholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns, including Stockholder's estate and heirs upon the death of Stockholder.

          (j)    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or the CCLD, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

          (k)    Severability.    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (l)    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (m)    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          (n)    Facsimile or .pdf Signature.    This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

          (o)    No Presumption Against Drafting Party.    Each of Parent and Stockholder acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

          (p)    Attorneys' Fees.    In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          (q)    Further Assurances.    Stockholder hereby agrees that Parent may publish and disclose in any proxy materials (including all documents and schedules filed with the SEC), Stockholder's identity and ownership of the Shares and the nature of Stockholder's commitments, arrangements and understandings under this Agreement and may further file this Agreement with any filing made by Parent with the SEC relating to the Proposed Transaction. Stockholder agrees to notify Parent promptly of any additional Shares of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be duly executed as of the date first above written.

MKS INSTRUMENTS, INC.
By:
Name:
Title:
[Stockholder Name]
Address:
Telephone: ( ) -
Facsimile: ( ) -
E-Mail Address:
Shares Beneficially Owned by Stockholder: shares of common stock, par value $0.1167 per share

Annex C

February 22, 2016

The Board of Directors
Newport Corporation
1791 Deere Avenue
Irvine, CA 92606

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.1167 per share (the "Company Common Stock"), of Newport Corporation (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly owned subsidiary of MKS Instruments, Inc. (the "Acquiror"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), proposed to be entered into among the Company, the Acquiror and PSI Equipment, Inc., a wholly owned subsidiary of the Acquiror ("Merger Sub"), the Company will become a wholly owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in the treasury of the Company or owned, directly or indirectly, by the Acquiror, Merger Sub or any wholly owned Subsidiary (as defined in the Agreement) of the Company, the Acquiror or Merger Sub, as provided for in the Agreement, will be converted into the right to receive $23.00 per share in cash (the "Consideration").

        In connection with preparing our opinion, we have: (i) reviewed a draft dated February 22, 2016 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the

C-1

assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties that would be made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction, and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. However, our commercial banking affiliate is an agent bank and a lender under an outstanding credit facility of the Company, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

C-2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Newport Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NEWPORT CORPORATION

Vote On Proposals		For	Against	Abstain

1.

TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 22, 2016, BY AND AMONG NEWPORT CORPORATION (THE “COMPANY”), MKS INSTRUMENTS, INC. (“PARENT”), AND PSI EQUIPMENT, INC. (“MERGER SUB”), AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF MERGER SUB WITH AND INTO THE COMPANY (THE “MERGER”), WITH THE COMPANY SURVIVING THE MERGER AS A WHOLLY OWNED SUBSIDIARY OF PARENT.

		☐	☐	☐

The Board of Directors recommends a vote FOR proposal 1.

2.

TO APPROVE THE POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, IF DEEMED NECESSARY OR APPROPRIATE BY THE BOARD OF DIRECTORS.

		☐	☐	☐

The Board of Directors recommends a vote FOR proposal 2.

3.	TO APPROVE ON A NON-BINDING, ADVISORY BASIS, CERTAIN COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO THE COMPANY’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER.	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 3.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NEWPORT CORPORATION SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF STOCKHOLDERS Wednesday, April 27, 2016

By signing the proxy, the undersigned revokes all prior proxies and appoints Charles F. Cargile and Jeffrey B. Coyne, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the Special Meeting of Stockholders of Newport Corporation to be held at the corporate headquarters, located at 1791 Deere Avenue, Irvine, California 92606, on April 27, 2016, at 9:00 a.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)